  As filed with the Securities and Exchange Commission on December 29, 1998

                                                       Registration No.333-66221
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           -----------------------

                               AMENDMENT NO. 1
                                      to
                                   FORM S-4

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           -----------------------

                            R.A.B. HOLDINGS, INC.
          (Exact name of co-registrant as specified in its charter)

          Delaware                         5122                  13-3893246
(State or other jurisdiction        (Primary Standard         (I.R.S. Employer
     of Incorporation or        Industrial Classification    Identification No.)
        organization)                  Code Number)

                           R.A.B. ENTERPRISES, INC.
          (Exact name of co-registrant as specified in its charter)

          Delaware                         5122                  13-3988873
(State or other jurisdiction        (Primary Standard         (I.R.S. Employer
     of Incorporation or        Industrial Classification    Identification No.)
        organization)                  Code Number)

                        444 Madison Avenue, Suite 601
                           New York, New York 10022
                                (212) 688-4500
      -----------------------------------------------------------------
             (Address, including zip code, and telephone number,
  Including area code, of each co-registrant's principal executive offices)

                             James A. Cohen, Esq.
              Senior Vice President-Legal Affairs and Secretary
              ----------------------------------------------------

                        444 Madison Avenue, Suite 601
                           New York, New York 10022
                                (212) 688-4500
      -----------------------------------------------------------------
          (Name, address, including zip code, and telephone number,
       Including area code, of each co-registrant's agent for service)

                                   Copy to:
                          Martin Eric Weisberg, Esq.
                     Parker Chapin Flattau & Klimpl, LLP
                         1211 Avenue of the Americas
                           New York, New York 10036
                                (212) 704-6000

                           -----------------------

             [See also table of additional co-registrants below]

                           -----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                               Proposed                  Proposed
                                                               Maximum                    Maximum                 Amount of
Title of each class of securities     Amount to             Offering Price               Aggregate              registration
to be registered                    be registered              Per Unit             Offering Price (1)               fee
------------------------------------------------------------------------------------------------------------------------------------
13% Senior Notes due 2008 of          $48,000,000               $1,000                  $48,000,000                $13,344
R.A.B. Holdings, Inc.(2)

10-1/2% Senior Notes due             $120,000,000               $1,000                 $120,000,000                $33,360
2005 of R.A.B. Enterprises,
Inc.(3)

Guarantees (4)                       $120,000,000                 --                   $120,000,000                  --
------------------------------------------------------------------------------------------------------------------------------------

(1)  Based on the value of each security being registered.

(2) Consists of the notes issuable upon the exchange of $48,000,000 principal amount of 13% Senior Notes due 2008.

(3) Consists of the notes issuable upon the exchange of $120,000,000 principal amount of 10-1/2% Senior Notes due 2005.


(4) Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no additional consideration will be received for the guarantees by each of The
     B. Manischewitz Company, LLC and Millbrook Distribution Services Inc. of the 10-1/2% Senior Notes due 2005 of R.A.B. Enterprises, Inc. registered hereby.


THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.


                                                   TABLE OF ADDITIONAL REGISTRANTS

                  (Each of the following subsidiaries of R.A.B. Enterprises, Inc., and each other subsidiary that is or becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a registrant)

====================================================================================================================================
                                                                                      Primary
                                                         State or                     Standard
                                                          Other                      Industrial                    I.R.S. Employer
                                                     Jurisdiction of               Classification                   Identification
                     Name                             Incorporation                    Number                           Number
------------------------------------------------------------------------------------------------------------------------------------
The B. Manischewitz Company, LLC                         Delaware                       5149                          51-0374244
------------------------------------------------------------------------------------------------------------------------------------
Millbrook Distribution Services Inc.                     Delaware                       5122                          41-0754020
------------------------------------------------------------------------------------------------------------------------------------

                Subject to completion, dated December 29, 1998

                                                               PROSPECTUS [LOGO]

                              EXCHANGE OFFERS FOR

  R.A.B. HOLDINGS, INC.               AND                  R.A.B. ENTERPRISES, INC.
       $48,000,000                                               $120,000,000
13% Senior Notes due 2008                                10-1/2% Senior Notes due 2005
                                                      (Guaranteed by The B. Manischewitz
                                                          Company, LLC and Millbrook
                                                          Distribution Services Inc.)

                          TERMS OF THE EXCHANGE OFFERS

     o Each of the exchange offers expires at 5:00 p.m. New York City time on ________________, 1999, unless either is extended.

     o If you decide to participate in an exchange offer, the new notes issued to you will have substantially the same terms as your notes, except the new notes will be registered and will be able to be resold without complying with the registration requirements of the Securities Act of 1933. Any notes not exchanged will continue to have restrictions on their transfer.

     o There is no existing public market for your notes, and there will be no public market for the new notes issued in the exchange offers.

     o Your notes can be traded in the Portal Market and the new notes issued in the exchange offers will be eligible for trading in the Portal Market.

     o R.A.B. Holdings, Inc. or R.A.B. Enterprises, Inc. will exchange all of the notes that you validly tender and do not validly withdraw.

     o You may withdraw tenders of your notes at any time before the expiration of the exchange offers.

     o The exchange offers will not violate any applicable law or interpretation of the staff of the Securities and Exchange Commission.

     o Neither R.A.B. Holdings, Inc. nor R.A.B. Enterprises, Inc. will receive any proceeds from the exchange offers.

     o The exchange of your notes into new notes will not be a taxable exchange for U.S. federal income tax purposes.

                                   ----------

          Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of the new notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

          This investment involves risks. We urge you to read the "Risk Factors" section of this prospectus beginning on page 21 which describes specific risks associated with the exchange offers.

                                   ----------

                              _______________, 1999

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
WHERE YOU CAN FIND MORE INFORMATION............................................3
PROSPECTUS SUMMARY.............................................................4
SUMMARY FINANCIAL DATA........................................................18
RISK FACTORS..................................................................21
THE TRANSACTIONS..............................................................28
USE OF PROCEEDS...............................................................28
CAPITALIZATION................................................................29
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
   OF OPERATIONS..............................................................30
SELECTED HISTORICAL FINANCIAL DATA............................................36
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS........................................41
BUSINESS......................................................................51
MANAGEMENT....................................................................62
CERTAIN TRANSACTIONS..........................................................66
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.............................68
THE EXCHANGE OFFERS...........................................................69
DESCRIPTION OF THE NEW NOTES OF ENTERPRISES...................................77
DESCRIPTION OF THE NEW NOTES OF HOLDINGS.....................................112
DESCRIPTION OF CREDIT AGREEMENT..............................................144
BOOK - ENTRY; DELIVERY AND FORM..............................................145
PLAN OF DISTRIBUTION.........................................................146
FEDERAL INCOME TAX CONSEQUENCES..............................................147
LEGAL MATTERS................................................................147
EXPERTS......................................................................148
INDEX TO FINANCIAL STATEMENTS................................................F-1

--------------------------------------------------------------------------------

                       WHERE YOU CAN FIND MORE INFORMATION

     R.A.B. Holdings, Inc., R.A.B. Enterprises, Inc., The B. Manischewitz Company, LLC and Millbrook Distribution Services Inc. have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933. This registration statement covers the notes that either Holdings or Enterprises will issue to you if you exchange your notes for new notes in an exchange offer. The rules and regulations of the Commission allow us to omit some of the information in the registration statement from this prospectus. This prospectus is a summary of information and any statements made in this document as to the contents of any contract, agreement or other documents are not necessarily complete. If we have filed such contract, agreement or other document as an exhibit to the registration statement, we urge you to read the exhibit carefully for a more complete understanding of the document or matter involved. We qualify all of our statements by reference to the complete documents. The registration statement and its exhibits and schedules may be read at no cost to you and copied at the public reference section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the Commission at 1-800-SEC-0330 for further information on its public reference rooms or visit the Commission's web site at http://www.sec.gov which contains reports, proxy and information statements and other information filed electronically with the Commission.

     Following the exchange offers, we will be required to file annual, quarterly and special reports, and other information, with the Commission. Even if we will not be required to file this information with the Commission in the future for any reason, the indentures governing your notes, and the indentures governing the new notes you receive after your exchange, require us to prepare and deliver copies of these reports and other information to you upon your request and without any cost to you.



                                       -3-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

     The following summary highlights selected information about the exchange offers and may not contain all of the information that you would find important in making your decision to participate in an exchange offer. This prospectus summary includes the terms of the exchange offers and the new notes being offered to you, as well as selected business information and financial data. You are strongly encouraged to read the whole prospectus.

     Except as otherwise required by the context, references in this prospectus to "we," "us," or "our," refer to the combined business of R.A.B. Holdings, Inc., R.A.B. Enterprises, Inc., The B. Manischewitz Company, LLC and Millbrook Distribution Services Inc.

     Also, for ease of reference throughout this prospectus, "Holdings" means R.A.B. Holdings, Inc., "Enterprises" means R.A.B. Enterprises, Inc., "Millbrook" means Millbrook Distribution Services Inc., and "Manischewitz" means The B. Manischewitz Company, LLC. In addition, "Credit Agreement" means the credit agreement originally dated as of March 31, 1997 as amended and restated as of May 1, 1998 to which Millbrook and Manischewitz are parties.

     In this prospectus, future, or "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 are made about the financial condition, results of operations and business of Holdings, Enterprises, Manischewitz and Millbrook. All of these forward looking statements are based on estimates and assumptions made from information that was currently available. Although we believe these estimates and assumptions are reasonable, they are uncertain. Therefore, you should not rely completely upon these estimates and assumptions. We cannot assure you that any of these estimates or assumptions will occur and it is likely that actual results will differ significantly. Important factors that could cause actual results to differ materially from such estimates or assumptions are disclosed throughout this prospectus, including the section on "Risk Factors", as cautionary statements. All subsequent written and oral forward looking statements are qualified in their entirety by these cautionary statements. We have no obligation to release to the public the result of any revisions to our forward looking statements to reflect events or circumstances occurring, or of which we become aware, in the future. We also advise you that the "safe harbor" for forward looking statements provided by the Securities Litigation Reform Act of 1995 does not apply to initial public offerings.




                                       -4-
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


--------------------------------------------------------------------------------

                               THE EXCHANGE OFFERS

     You are entitled to exchange your notes for new notes which have been registered under the Securities Act of 1933. The new notes will have substantially the same terms as the notes you currently hold, except that the new notes will be registered under the Securities Act of 1933 and will not have registration rights. As a result of this registration, and only if you participate in an exchange offer and exchange your notes for new notes, Holdings and Enterprises believe that you may resell the new notes without complying with the registration and prospectus delivery provisions of the Securities Act of 1933. Following the exchange offers, any notes held by you that are not exchanged will continue to have the existing restrictions on their transfer and, except in certain circumstances, we will have no further obligation to register your notes under the Securities Act of 1933. If you hold notes of Enterprises, you should be aware that your notes are fully and unconditionally, and jointly and severally, guaranteed by its subsidiaries, Manischewitz and Millbrook, and certain future subsidiaries. The new notes of Enterprises will also have the benefit of these guarantees.

     Holdings entered into an exchange and registration rights agreement dated May 1, 1998 with Chase Securities, Inc., the initial purchaser of the Holdings notes. Enterprises, Manischewitz and Millbrook also entered into an exchange and registration rights agreement dated May 1, 1998 with Chase, the initial purchaser of the Enterprises notes. Under these agreements, we must deliver this prospectus to you and file a registration statement with the Commission to register the new notes. You should read the discussion under the headings "Prospectus Summary-- Summary of the Exchange Offers" for further information regarding the exchange offers and resales of the new notes. You should also read the discussions under the heading "Prospectus Summary--Summary of Terms of the New Notes", "Description of the New Notes of Holdings" and "Description of the New Notes of Enterprises" for further information regarding the new notes.



                                       -5-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                         SUMMARY OF THE EXCHANGE OFFERS


Securities Offered...................   Holdings is offering $48,000,000 in
                                        principal amount of 13% Senior Notes due
                                        2008. Enterprises is offering
                                        $120,000,000 in principal amount of
                                        10-1/2% Senior Notes due 2005. These new notes have substantially the same terms as the notes you hold, except these new notes have been registered under the Securities Act of 1933 and will be freely transferable.

Registration Rights Agreement........   At the time the notes were sold we
                                        entered into exchange and registration
                                        rights agreement which requires us to
                                        make theses exchange offers.

                                        After the exchange offers are complete,
                                        you will no longer be entitled to
                                        exchange your notes for registered
                                        notes. Under certain circumstances, we
                                        may be required to file a shelf
                                        registration statement under the
                                        Securities Act of 1933 with respect to
                                        your old notes.

The Exchange Offers..................   Holdings and Enterprises are offering to
                                        exchange $1,000 principal amount of new
                                        notes for each $1,000 principal amount
                                        of the notes held by you. In order to be exchanged, your notes must be properly tendered and accepted. All notes that are validly tendered and not validly withdrawn will be exchanged.

                                        Today, there are $48,000,000 principal
                                        amount of outstanding notes of Holdings
                                        and $120,000,000 principal amount of
                                        outstanding notes of Enterprises.

                                        We will issue new notes on or promptly
                                        after the expiration of the exchange
                                        offers.

Ability to Resell New Notes..........   Holdings and Enterprises believe that
                                        new notes issued in the exchange offers
                                        may be offered for resale, resold and
                                        otherwise transferred by you without
                                        compliance with the registration and
                                        prospectus delivery provisions of the
                                        Securities Act of 1933 if:

                                        o    the new notes issued in the
                                             exchange offers are being acquired
                                             in the ordinary course of your
                                             business;

                                        o    you are not participating, do not
                                             intend to participate and have no
                                             arrangement or understanding with
                                             any person to participate in the
                                             distribution of new notes issued to
                                             you in the exchange offers; and

                                        o    you are not our affiliate.

                                        If this belief is inaccurate and you
                                        transfer any new note issued to you in
                                        the exchange offers without delivering a prospectus meeting the requirements of the Securities Act of 1933 or without an exemption from registration of your new notes from such requirements, you may incur liability under the

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


--------------------------------------------------------------------------------

                                        Securities Act of 1933. We do not assume or indemnify you against such liability.

                                        Each broker-dealer that is issued new
                                        notes in an exchange offer for its own
                                        account in exchange for notes which were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the new notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the new notes issued to it in the exchange offer.

                                        The exchange offers are not being made
                                        to:

                                        o    holders of notes in any
                                             jurisdiction in which the exchange
                                             offers or their acceptance would
                                             not comply with the applicable
                                             securities or blue sky laws of that
                                             jurisdiction; and

                                        o    holders of notes who are our
                                             affiliates.

Consequences of Failure to
   Exchange Your Notes...............   If you do not exchange your notes for
                                        new notes in an exchange offer, you will continue to have restrictions on transfer provided in the notes and in the indenture governing the notes. In general, your notes may not be offered or sold unless registered under the Securities Act of 1933, except if there is an exemption from, or a transaction not governed by, the Securities Act of 1933 and applicable state securities laws. We have no current plans to register your notes under the Securities
                                        Act of 1933.

Expiration Date......................   Each of the exchange offers will expire
                                        at 5:00 p.m., New York City time, on
                                        ________, 1999, unless either of them is extended. The expiration date is the latest date and time to which we extend an exchange offer.

Conditions to the Exchange Offer.....   The exchange offers have certain
                                        customary conditions that may be waived.
                                        There is no minimum amount of notes that must be tendered to complete the exchange offers.

Procedures for Tendering Your Notes..   If you wish to tender your notes for
                                        exchange in an exchange offer you must
                                        transmit to The Chase Manhattan Bank,
                                        the exchange agent for each of the
                                        exchange offers, on or before the
                                        expiration date of the exchange offers:

                                        either

                                        o    a properly completed and executed
                                             letter of transmittal, which has
                                             been provided to you with this
                                             prospectus, or a facsimile of the
                                             letter of transmittal, together
                                             with your notes and any other
                                             documentation requested by the
                                             letter of transmittal, to the
                                             exchange agent at the address set
                                             forth in this prospectus under the

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


--------------------------------------------------------------------------------

                                             heading "The Exchange Offers--
                                             Exchange Agent," and on the front
                                             cover of the letter of transmittal;
                                             or

                                        o    a computer generated message
                                             transmitted by means of the
                                             Depository Trust Company's
                                             Automated Tender Offer Program
                                             system and received by the exchange
                                             agent and forming a part of a
                                             confirmation of book entry transfer
                                             in which you acknowledge and agree
                                             to be bound by the terms of the
                                             letter of transmittal.

                                        By executing the letter of transmittal,
                                        each holder of notes will make those
                                        representations described under "The
                                        Exchange Offers--Procedures for
                                        Tendering."

Guaranteed Delivery Procedures.......   If you wish to tender your notes and
                                        time will not permit the documents
                                        required by the letter of transmittal to reach the exchange agent prior to the expiration date of the exchange offers, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offers--Guaranteed
                                        Delivery Procedures."

Special Procedures
  for Beneficial Owners..............   If you are a beneficial owner whose
                                        notes are registered in the name of a
                                        broker, dealer, commercial bank, trust
                                        company or other nominee and you wish to tender your notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the notes in your name or obtain a properly completed bond power from the registered holder.

                                        We must advise you that the transfer of
                                        registered ownership may take
                                        considerable time and may not be able to be completed prior to the expiration date of the exchange offers.

Withdrawal Rights...................    Unless the date is extended, you may
                                        withdraw the tender of your notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

Federal Tax Considerations...........   The exchange of notes is not a taxable
                                        exchange for United States federal
                                        income tax purposes. You will not
                                        recognize any taxable gain or loss or
                                        any interest income as a result of the
                                        exchange. For additional information
                                        regarding federal income tax
                                        considerations, you should read the
                                        discussion under the heading "Federal
                                        Income Tax Consequences."

Use of Proceeds......................   Neither Holdings nor Enterprises will
                                        receive any proceeds from the issuance
                                        of new notes in the exchange offers.
                                        Holdings and Enterprises will pay all
                                        expenses incident to the exchange
                                        offers.

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


--------------------------------------------------------------------------------

Exchange Agent.......................   The Chase Manhattan Bank is serving as
                                        the exchange agent for both of the
                                        Exchange Offers. The address, telephone
                                        number and facsimile number is:

                                        The Chase Manhattan Bank
                                        Global Trust Department
                                        379 Thornall Street, 12th Floor
                                        Edison, New Jersey 08837
                                        Attn: Julie Salovitch-Miller,
                                              Vice President
                                        Phone: 732-603-2837
                                        Fax:   732-603-2818


    Please review the information contained under the heading "The Exchange Offers" for more detailed information concerning the Exchange Offers.

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


--------------------------------------------------------------------------------

                        SUMMARY OF TERMS OF THE NEW NOTES

     The new notes of Holdings and Enterprises to be issued to you in an exchange offer will evidence the same obligations of Holdings or Enterprises as the notes you currently hold. You should be aware that the indenture that currently governs your notes is the same indenture that will govern the new notes, except that there will be no legends on the new notes restricting your transfer of them. A more detailed description of each indenture can be found under the section headings "Description of the New Notes of Holdings" or "Description of the New Notes of Enterprises".

New Notes of R.A.B. Holdings, Inc.

Total Amount of New Notes Offered....   $48,000,000 in principal amount.

Maturity.............................   May 1, 2008.

Interest Payment Dates...............   May 1 and November 1 of each year,
                                        commencing on May 1, 1999.

Security.............................   $17.0 million of the net proceeds from
                                        the original sale of Holdings notes was
                                        placed in an escrow account for the
                                        benefit of those note holders. This
                                        amount has been decreased by the amount
                                        of interest paid on those notes on
                                        November 1, 1998. The remainder of the
                                        funds in the escrow account shall be
                                        used to pay interest on both those
                                        outstanding notes and the new notes you
                                        will receive in the exchange, for the
                                        next five scheduled interest payments.

Optional Redemption..................   On or after May 1, 2003, Holdings may
                                        redeem the new notes, in whole or in
                                        part, at the redemption prices described under the section heading "Description of the New Notes of Holdings," plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control of Holdings........   Upon a change of control of Holdings,
                                        Holdings will be required to offer to
                                        purchase the notes from you at a
                                        purchase price equal to 101% of their
                                        principal amount, plus accrued and
                                        unpaid interest, if any, to the date of
                                        repurchase.

Guarantees...........................   None.

Ranking..............................   The new notes:

                                        o    are unsecured obligations of
                                             Holdings;

                                        o    rank senior in right of payment to
                                             all subordinated debt of Holdings;

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


--------------------------------------------------------------------------------

                                        o    rank equally in right of payment
                                             with all existing and future
                                             unsecured senior debt of Holdings;
                                             and

                                        o    are subordinated in right of
                                             payment to all indebtedness of
                                             Enterprises and its subsidiaries
                                             (including the outstanding notes
                                             and new notes of Enterprises).

                                        As of November 30, 1998, Holdings had no debt outstanding other than the outstanding notes. The subsidiaries of Holdings had approximately $135.9 million of outstanding debt (including the outstanding notes of Enterprises).

Certain Covenants....................   The indenture under which the new notes
                                        will be issued contains covenants for
                                        your benefit which restrict the ability
                                        of Holdings to, among other things:

                                        o    borrow additional money;

                                        o    pay dividends on or redeem capital
                                             stock of Holdings, or make certain
                                             other restricted payments or
                                             investments;

                                        o    sell certain assets;

                                        o    enter into certain transactions
                                             with affiliates of Holdings;

                                        o    merge or consolidate with any other
                                             person;

                                        o    sell all or substantially all of
                                             the assets of Holdings; or

                                        o    impose restrictions on the ability
                                             of a subsidiary to make certain
                                             payments to Holdings and to its
                                             subsidiaries.

Form of the New Notes................   The new notes will be represented by one
                                        or more permanent global securities, in
                                        fully registered form, deposited with a
                                        custodian for, and registered in the
                                        name of a nominee of Depository Trust
                                        Company, or DTC, as depository. You will not receive notes in registered form unless one of the events under the section heading "Book-Entry; Delivery and Form" occurs. Instead, beneficial interests in the new notes will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by DTC and its participants.

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


--------------------------------------------------------------------------------

Absence of a Public Market...........   The new notes generally will be
                                        transferable without any restrictions
                                        but will be new securities for which
                                        there initially will not be a market.
                                        Accordingly, there can be no assurance
                                        that a market will develop or if
                                        developed, will continue. Chase
                                        Securities, Inc. has advised Holdings
                                        that it currently intends to make a
                                        market in the new notes. However, it has no obligation to make a market, and any market making with respect to the new notes may be discontinued at any time without notice. Holdings currently does not intend to list the new notes on any securities exchange or to seek approval for their quotation on the National
                                        Association of Securities Dealers
                                        Automated Quotation or any other
                                        automated quotation system.

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


--------------------------------------------------------------------------------

New Notes of R.A.B. Enterprises, Inc.


Total Amount of New Notes Offered ...   $120,000,000 in principal amount.

Maturity.............................   May 1, 2005.

Interest Payment Dates...............   May 1 and November 1 of each year,
                                        commencing on May 1, 1999.

Optional Redemption..................   On or after May 1, 2002, Enterprises may
                                        redeem the new notes, in whole or in
                                        part, at the redemption prices described under the section heading "Description of the New Notes of Enterprises," plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to May 1, 2001, Enterprises may, at its option, redeem up to 35% of the principal amount of the new notes with the net cash proceeds of one or more public offerings of equity, at a redemption price equal to 110.5% of the principal amount to be redeemed, plus accrued and unpaid interest to the date of redemption; however, at least
                                        65% of the principal amount of the new
                                        notes must remain outstanding
                                        immediately following such redemption.

Change of Control of Enterprises.....   Upon a change of control of Enterprises,
                                        Enterprises will be required offer to
                                        purchase the new notes from you at a
                                        purchase price equal to 101% of their
                                        principal amount, plus accrued and
                                        unpaid interest, if any, to the date of
                                        repurchase.

Subsidiary Guarantees................   The new notes will be fully and
                                        unconditionally, and jointly and
                                        severally, guaranteed by Manischewitz
                                        and Millbrook, each subsidiaries of
                                        Enterprises, and certain future
                                        subsidiaries of Enterprises. The
                                        guarantees will be senior unsecured
                                        obligations of each of these guarantors.

Ranking..............................   The new notes and the guarantees:

                                        o    are unsecured obligations of
                                             Enterprises and the guarantors;

                                        o    rank senior in right of payment to
                                             all subordinated debt of
                                             Enterprises and the guarantors;

                                        o    rank equally in right of payment
                                             with all existing and future
                                             unsecured senior debt of
                                             Enterprises; and

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


--------------------------------------------------------------------------------

                                        o    are subordinated in right of
                                             payment to all secured debt of
                                             Enterprises and the guarantors
                                             (including the debt of the
                                             guarantors under their Credit
                                             Agreement to the extent of the
                                             value of the assets securing such
                                             debt).

                                        As of November 30, 1998, Enterprises had no outstanding debt other than the outstanding notes. The guarantors had approximately $27.1 million of outstanding debt, excluding the guarantees. In addition, the guarantors had approximately $40.4 million of additional borrowing capacity under the Credit Agreement.

Certain Covenants....................   The indenture under which the new notes
                                        will be issued contain covenants for
                                        your benefit which restrict the ability
                                        of Enterprises or any of the guarantors
                                        to, among other things:

                                        o    borrow additional money;

                                        o    pay dividends on or redeem capital
                                             stock of Enterprises, or make
                                             certain other restricted payments
                                             or investments;

                                        o    sell certain assets;

                                        o    enter into certain transactions
                                             with affiliates of Enterprises or
                                             the guarantors;

                                        o    merge or consolidate with any other
                                             person;

                                        o    sell all or substantially all of
                                             the assets of Enterprises and its
                                             subsidiaries; or

                                        o    impose restrictions on the ability
                                             of a subsidiary to make certain
                                             payments to Enterprises and to its
                                             subsidiaries.

Form of the New Notes................   The new notes will be represented by one
                                        or more permanent global securities, in
                                        fully registered form, deposited with a
                                        custodian for, and registered in the
                                        name of a nominee of DTC, as depository.
                                        You will not receive notes in registered form unless one of the events under the section heading "Book-Entry; Delivery and Form" occurs. Instead, beneficial interests in the new notes will be shown on, and transfers of these interests will be

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


--------------------------------------------------------------------------------

                                        effected only through, records
                                        maintained in book-entry form by DTC and its participants.

Absence of a Public Market...........   The new notes generally will be
                                        transferable without restrictions but
                                        will be new securities for which there
                                        initially will not be a market.
                                        Accordingly, there can be no assurance
                                        that a market will develop or if
                                        developed, will continue. Chase has
                                        advised Enterprises that it currently
                                        intends to make a market in the new
                                        notes. However, it has no obligation to
                                        make a market, and any market making
                                        with respect to the new notes may be
                                        discontinued at any time without notice.
                                        Enterprises currently does not intend to list the new notes on any securities exchange or to seek approval for their quotation on the National Association of Securities Dealers Automated Quotation or any other automated quotation system.

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


--------------------------------------------------------------------------------

                               ABOUT OUR BUSINESS

WHO WE ARE

     o    Holdings and Enterprises.

     Holdings was organized in 1996 to enter the distribution business and to expand this business by acquiring food manufacturers with brand names known to the general public. In March 1997, Holdings acquired Millbrook. Millbrook is a full service independent distributor of specialty foods, health and beauty care products and general merchandise. To expand Holdings' specialty food product offerings, Holdings established Enterprises. Enterprises acquired Manischewitz, a manufacturer of Kosher food products, in May 1998 for approximately $126.2 million. At the same time as the closing of the acquisition of Manischewitz, Holdings contributed all of the capital stock of Millbrook to Enterprises, and Millbrook became a wholly owned subsidiary of Enterprises.

     o    Millbrook.

     Millbrook offers over 35,000 items in its three primary product categories: specialty foods, health and beauty care and general merchandise. Through Millbrook, we provide distribution services to over 13,000 retail locations in 40 states east of the Rocky Mountains. Millbrook also carries a line of its own private label brands as well as store brands and other special need items for specific customers. Millbrook Retail Solutions(sm), one of Millbrook's divisions, provides a variety of merchandising services, without associated product sales, to manufacturers, distributors and retailers across various product categories in all trade channels.

     o    Manischewitz.

     Manischewitz, founded in 1888, is a manufacturer of processed Kosher food products including matzos, noodles, crackers, cake mixes, cookies, soups and processed fish products. Manischewitz markets products under the brand names Manischewitz(R), Horowitz Margareten(R) and Goodman's(R). We believe that Manischewitz products have significant brand recognition and customer loyalty. We believe that sales of Kosher for Passover products are stable as most of the Jewish population in the U.S. attend Passover seders each year at which matzo and other Kosher for Passover products are consumed.

     The organizational structure of our companies is set forth on the chart below:

                               ---------------
                                   HOLDINGS
                               ---------------
                                      |
                                      |
                                      |
                               ---------------
                                 ENTERPRISES
                               ---------------
                                      |
                           ___________|____________
                           |                      |
                           |                      |
                     -------------        ----------------
                       MILLBROOK            MANISCHEWITZ
                     -------------        ----------------

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


--------------------------------------------------------------------------------

OUR CUSTOMERS AND SUPPLIERS

     Millbrook's principal customers include supermarkets and mass merchandisers such as Shaws, Star Market, Stop & Shop, Food Lion, Ukrop's, Dierbergs, Albertsons, Ames and Super Kmart. Millbrook carries a line of its own private label brands as well as store brands, and other special need items for specific customers.

     Millbrook has over 1,500 supplier relationships nationally, including relationships with major consumer product companies such as Procter & Gamble, Johnson & Johnson, Gillette, Rubbermaid and BestFoods.

     Manischewitz principally sells its products to independent distributors operating throughout the U.S. and Canada. Manischewitz's five largest supermarket customers are American Stores, Ralph's, Shoprite, Pathmark and A&P. In addition, Manischewitz has developed a marketing arrangement with Wal-Mart to carry Manischewitz's products in its supercenters and general merchandise stores.

HOW WE HAVE DONE

     We have presented pro forma financial information in this prospectus. You should be aware that pro forma information does not indicate actual results and may not indicate future results. We have provided pro forma information because we believe our acquisitions in 1997 and 1998 make the pro forma information more meaningful to you. For details of our financial results, we urge you to read the sections under the headings "Summary Financial Data", "Unaudited Pro Forma Condensed Consolidated Statements of Operations", "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Conditions And Result of Operations."

OUR EXPANSION PLANS

     We actively evaluate acquisition candidates in the specialty food and distribution businesses. We do not currently have a binding agreement with respect to any acquisition.

                           --------------------------


     Before you decide to exchange your notes for new notes, you should carefully consider all of the information in this prospectus and, in particular, should evaluate the specific factors under "Risk Factors" beginning on page 21 for risks involved with your exchange of your notes for new notes. We also encourage you to read the section headings "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", and "Management" for a more complete understanding of our business and operations.

     R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc. are Delaware corporations. Our executive offices are located at 444 Madison Avenue, Suite 601, New York, New York 10022 and our telephone number is (212) 688-4500.

                           --------------------------

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


--------------------------------------------------------------------------------

                             SUMMARY FINANCIAL DATA


                        Summary Pro Forma Financial Data
                              R.A.B. Holdings, Inc.
                          and R.A.B. Enterprises, Inc.

The following table sets forth summary pro forma consolidated financial data of Enterprises and Holdings for the fiscal year ended March 31, 1998, and for the six month period ended September 30, 1998. The unaudited pro forma consolidated financial data have been derived from Enterprises and Holdings consolidated historical financial statements for the fiscal year ended March 31, 1998 and the six month period ended September 30, 1998 and give effect to the acquisition of Manischewitz and the issuance of the notes as of the beginning of each period presented. The unaudited pro forma consolidated financial data are not intended to represent and are not indicative of what Enterprises and Holdings results of operations actually would have been nor are they intended to project Enterprises and Holdings results of operations for any future period. The following information is qualified by reference to, and should be read in conjunction with,"The Transactions," "Capitalization," "Unaudited Pro Forma Condensed Consolidated Statements of Operations," "Selected Historical Financial Data of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.", "Selected Historical Combined Financial Data of The B. Manischewitz Company, LLC," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Holdings and Enterprises consolidated financial statements and unaudited condensed consolidated financial statements, and notes thereto, and Manischewitz's combined financial statements and unaudited condensed combined financial statements, and notes thereto, included elsewhere herein.

                                                            Pro Forma                           Pro Forma
                                                         Fiscal Year Ended                   Six Months Ended
                                                           March 31, 1998                   September 30, 1998
                                                    ---------------------------        ---------------------------
                                                    Enterprises        Holdings        Enterprises        Holdings
                                                    -----------        --------        -----------        --------
                                                                          (Dollars in Thousands)
Statement of Operations Data:
Revenues....................................           $524,575         $524,575          $236,622         $236,622
Operating expenses..........................            507,895          507,903           237,377          237,377
Operating income (loss).....................             16,680           16,672              (755)            (755)

Other Financial Data:
Ratio of earnings to fixed charges(a)


(a) For purposes of determining the pro forma ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges and "fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest. On a pro forma basis, the deficiency in earnings to fixed charges was $92,000 for Enterprises and $5.499 million for Holdings for the fiscal year ended March 31, 1998 and $8.605 million for Enterprises and $11.267 million for Holdings for the six month period ended September 30, 1998.

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


--------------------------------------------------------------------------------

                        Summary Historical Financial Data
                              R.A.B. Holdings, Inc.
                          and R.A.B. Enterprises, Inc.

The following table sets forth summary historical consolidated financial data of Enterprises and Holdings for the fiscal year ended March 31, 1998, and for the six month periods ended September 30, 1997 and 1998, and historical financial data of Millbrook (the "Predecessor") for each of the two years in the period ended March 31, 1997. The historical consolidated financial data for the fiscal year ended March 31, 1998 have been derived from Enterprises and Holdings audited consolidated financial statements, included elsewhere herein. The historical consolidated financial data for the six month periods ended September 30, 1997 and 1998 have been derived from Enterprises and Holdings unaudited condensed consolidated financial statements, included elsewhere herein, which in the opinion of management include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the information. The Predecessor financial data for each of the two years in the period ended March 31, 1997 have been derived from the Predecessor's audited financial statements, included elsewhere herein. The unaudited condensed consolidated financial statements for the six month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the full fiscal year. The following information is qualified by reference to, and should be read in conjunction with, "Selected Historical Financial Data of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Holdings and Enterprises consolidated financial statements and unaudited condensed consolidated financial statements, and notes thereto, and the Predecessor financial statements, and notes thereto, included elsewhere herein.

                                     Predecessor(a)    Enterprises  Holdings(b)       Enterprises               Holdings(b)
                                     --------------    -----------  -----------       -----------               -----------
                                   Fiscal Year Ended       Fiscal Year Ended       Six Months Ended         Six Months Ended
                                       March 31,               March 31,             September 30,            September 30,
                                ---------------------   -----------------------   ----------------------    ----------------------
                                   1996       1997               1998               1997         1998         1997          1998
                                ---------   ---------   -----------------------   ---------    ---------    ---------    ---------
                                (Dollars in Thousands)                            (Dollars in Thousands)
Statement of Operations
Data:
Revenues                        $ 563,099   $ 476,175   $ 470,201    $ 470,201    $ 222,772    $ 234,455    $ 222,772    $ 234,455
Operating income (loss)            13,611       7,375       7,383        7,375        2,300         (908)       2,296         (908)
Net income (loss)                   6,169       1,941       1,182        1,174         (287)      (5,027)        (291)      (7,276)


----------
(a) The Predecessor was acquired on March 31, 1997. Financial information with regard to the Predecessor is based on historical results and, accordingly, does not reflect purchase accounting adjustments or interest associated with debt incurred to finance the acquisition. The Predecessor was a wholly owned subsidiary of McKesson Corporation. As a wholly owned subsidiary of McKesson Corporation, the Predecessor was provided certain corporate and general and administrative services, including, among other things, treasury, certain financial reporting, data processing and legal services. Accordingly, the operations of the Predecessor include an allocation of expenses for such services. Additionally, because McKesson Corporation managed cash and financing requirements centrally, interest expense and borrowing requirements were based on the then existing capital structure. The financial position and operations of the Predecessor may differ from results that may have been achieved had the Predecessor operated as an independent entity.

(b) Holdings, which was formed in 1996, did not have any income or expenses prior to the fiscal year beginning April 1, 1997.

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


--------------------------------------------------------------------------------

                   Summary Historical Combined Financial Data
                        The B. Manischewitz Company, LLC

The following table sets forth summary historical combined financial data of Manischewitz for each of the three years in the period ended July 31, 1997, and for the nine month periods ended April 30, 1997 and 1998. The historical combined financial data for each of the three years in the period ended July 31, 1997 have been derived from the audited combined financial statements of Manischewitz, included elsewhere herein. The historical combined financial data for the nine month periods ended April 30, 1997 and 1998 have been derived from unaudited condensed combined financial statements of Manischewitz, included elsewhere herein, which in the opinion of management include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the information. The historical combined financial data for the nine month period ended April 30, 1998 are not necessarily indicative of results that may be expected for the full fiscal year. The following information is qualified by reference to, and should be read in conjunction with, "Selected Historical Combined Financial Data of The B. Manischewitz Company, LLC ," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Manischewitz's combined financial statements and unaudited condensed combined financial statements, and notes thereto, included elsewhere herein.

                                                                                                Nine Months Ended
                                                        Fiscal Year Ended July 31,                   April 30,
                                                --------------------------------------        -----------------------
                                                  1995           1996           1997            1997           1998
                                                --------       --------       --------        --------       --------
                                                                         (Dollars in Thousands)
Statement of Operations Data:

Total revenues(a)....................           $ 49,581       $ 52,399       $ 54,787        $ 46,387       $ 44,481
Operating income.....................              7,348          8,211          9,807           9,445          9,381
Net income(b)(c).....................              2,267          1,932          5,321           6,057          6,291


(a) In June 1997, Manischewitz sold its Chicago distribution operation. This operation had revenues of $4.083 million for the nine month period ended April 30, 1997.

(b) Fiscal 1996 net income includes an extraordinary charge for the early extinguishment of debt ($1.965 million) and a charge for the cumulative effect of a change in accounting principle relating to post retirement benefits ($754,000).

(c) Effective May 31, 1996, The B. Manischewitz Company was reorganized as a limited liability company. Accordingly, deferred income tax attributes of $2.42 million at May 31, 1996 flowed through the provision (benefit) for income taxes. Subsequent to May 31, 1996, income taxes, if any, are the obligation of the shareholders and partners of Manischewitz. Pro forma income tax expense and pro forma net income (loss) as if Manischewitz had been a taxable entity is $1.952 million and ($165,000) for the fiscal year ended July 31, 1996; $2.415 million and $2.906 million for the fiscal year ended July 31, 1997; $2.749 million and $3.308 million for the nine months ended April 30, 1997, and; $2.735 million and $3.556 million for the nine months ended April 30, 1998.

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


                                  RISK FACTORS

     A decision to invest in the new notes involves a high degree of risk. Before making your decision to invest, you should give careful consideration to the following factors, as well as the other information in this prospectus.

RISKS ASSOCIATED WITH THE EXCHANGE OFFERS

     Consequences of your failure to participate in an Exchange Offer - If you do not elect to exchange your notes for new notes you will hold securities that are not registered and that contain restrictions on transfer.

     As we explained earlier, the notes not tendered or exchanged will remain restricted securities. That means that if you desire to resell, pledge or otherwise transfer your old notes at some future time, your notes may be resold, pledged or transferred only as follows:

     o if such security is eligible for resale pursuant to Rule 144A under the Securities Act of 1933, to a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A;

     o in an offshore transaction in accordance with Regulation S under the Securities Act of 1933;

     o under an available exemption from registration provided by Rule 144 or Rule 145 under the Securities Act of 1933;

     o in reliance on another exemption from the registration requirements of the Securities Act of 1933, but only upon the receipt by the registrar of a certification of the transferor and a satisfactory opinion of counsel to the effect that such transfer is in compliance with the Securities Act of 1933; or

     o under an effective registration statement under the Securities Act of 1933, in each case in accordance with any applicable securities law of any state of the United States.

     Following the exchange offers, if you do not elect to participate in an exchange offer you will not be entitled to any further registration rights under the registration rights agreements or under the purchase agreement governing your notes, except for certain shelf registration rights. See "The Exchange Offers -- Purpose and Effect". Neither Holdings nor Enterprises currently intend to file a registration statement to register your outstanding notes except in connection with these exchange offers.

     No Public Market for the New Notes - There is no publicly traded market for the new notes and there is no certainty that a market will develop in the future.

     Although Chase Securities, Inc. has informed Holdings and Enterprises that it currently intends to make a market in the new notes, it is not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, we cannot assure you that any market for the new notes will develop or, if it develops, whether a holder will have the ability to buy and sell the new notes easily in what is commonly known as a "liquid" market. To the extent that your notes are exchanged in an exchange offer, the trading market for the notes you do not exchange may be even more limited. While the new notes are expected to be eligible for trading in the Portal Market, Holdings and Enterprises currently do not intend to list the new notes on any securities exchange or to seek approval for their quotation on the National Association of Securities Dealers Automated Quotation or any other automated quotation system.

RISKS ASSOCIATED WITH A SIGNIFICANT LEVEL OF DEBT FINANCING

     Ability to Pay Debt Obligations may be Impaired - Payment of the interest and principal on the new notes will require a significant amount of cash flow from our subsidiaries. These cash flows are limited by many factors.

     If there is a default under the Credit Agreement, distributions from Millbrook and Manischewitz may not be available to Holdings and Enterprises to pay the interest on the new notes. In addition, a default under the indenture governing the new notes of Enterprises will prohibit dividends or distributions by Enterprises to Holdings sufficient to pay interest on the new notes of Holdings on or after November 1, 2003. Prior to that time, dividends or distributions by Enterprises to Holdings are permitted only to the extent that such payment is permitted by the indenture.

     While we believe that Millbrook and Manischewitz are currently in compliance with the covenants contained in their Credit Agreement and are able to make distributions to Enterprises to pay scheduled interest payments on the new notes of Holdings and Enterprises, future compliance cannot be assured. You should be aware that $17.0 million of the net proceeds from the original sale of Holdings notes was placed in an escrow account for the benefit of the holders of those notes and holders of new notes will receive the benefits of the escrow account. See "Prospectus Summary -- Summary of Terms of the New Notes."

     The future operating performance and financial results of Manischewitz and Millbrook cannot be assured and may limit the cash available to pay our debt. Factors such as prevailing economic conditions and financial, business and other factors, which are beyond the control of Manischewitz and Millbrook, may affect the future operating performance and financial results of Manischewitz and Millbrook.

     There currently is not enough cash flow available to make principal payments on the new notes. Unless Manischewitz and Millbrook increase their revenues from sales and their profitability, Holdings and Enterprises will not meet their obligations. We are currently analyzing new products and formulating plans to increase revenues but have not been successful to date.

     Significant Level of Debt - Our substantial debt obligations could adversely affect our financial health and future profitability and also prevent Holdings and Enterprises from fulfilling their obligations under the new notes.

This high level of debt may limit our ability to:

     o obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

     o    make capital expenditures;

     o    weather general economic or business downturns; or

     o    compete effectively or take advantage of business opportunities.

     In addition, the debt under the Credit Agreement is at variable interest rates. If market interest rates increase, this variable-rate debt will create higher debt service requirements for Manischewitz and Millbrook, which would adversely affect our cash flow. On May 1, 1997, we entered into a 3-year interest rate protection agreement that effectively caps rates on a notional principal amount on $50.0 million of borrowings at 7-5/8% for London Interbank Offered Rate loans.

     The final payment of the debt under the Credit Agreement must be paid before the final payment of the outstanding notes and the new notes. If the Credit Agreement cannot be refinanced, or funds cannot be raised to repay the Credit Agreement through asset sales, sales of equity or otherwise, the ability to pay the principal of and interest on the new notes would be adversely affected.

     The ability to pay interest on the new notes will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors beyond our control. There can be no assurance that the operations of Manischewitz and Millbrook will generate future earnings sufficient to pay the principal and interest on the new notes. Without adequate operating results and cash flows, we may be required to adopt alternative strategies, some of which may not be permitted by the indentures. These strategies include reducing or delaying capital expenditures, disposing of material assets or operations, refinancing the debt represented by the notes, seeking additional equity capital to meet debt service obligations or causing Manischewitz and Millbrook to refinance the Credit Agreement.

     We cannot assure the timing of any of these actions, our ability to take these actions under our existing financial agreements or the proceeds that we could realize after we complete them, and we cannot be sure that any such refinancing would be possible at that time or that such proceeds would be adequate to meet our current obligations.

     You should read the sections "Description of Credit Agreement," "Description of the New Notes of Enterprises" and "Description of the New Notes of Holdings" for more information about our debt obligations and the restrictions we have on our operations as a result of our debt.

     Cross Default Provisions in the Credit Agreement and the Indentures - a default under a debt instrument may result in a default under the Credit Agreement and the indentures.

     An event of default will occur under the Credit Agreement if Millbrook or Manischewitz is in default with respect to any debt instrument having an outstanding principal amount of $1,000,000 or more and the creditors under the debt instrument may declare all amounts borrowed under such debt instrument to be immediately repaid in full. If an event of default has occurred under the Credit Agreement, the creditors may require that all amounts borrowed under the Credit Agreement be immediately repaid, and the commitment to make further loans to Millbrook and Manischewitz under the Credit Agreement could be terminated. The guarantee of the Enterprises' notes by Millbrook and Manischewitz is considered debt under the Credit Agreement. If Millbrook and Manischewitz default under their guarantee, an event of default will occur under the Credit Agreement.

     An event of default will occur under each of the indentures if Holdings, Enterprises, Millbrook or Manischewitz is in default with respect to any debt instrument having an outstanding principal amount of $2,000,000 or more that has resulted in the acceleration of the payment of such debt or fails to pay such debt when due. If an event of default has occurred under the indentures, holders of at least 25% of the outstanding notes may require that the notes be immediately repaid in full. So if an event of default occurs under the Credit Agreement and the creditors accelerate payment of the debt, an event of default will occur under the indentures.

     Prior Lien on Assets - Your right to receive payment on the new notes and the guarantees of the new notes of Enterprises are junior in right of payment to the secured debt under the existing Credit Agreement and any future secured debt.

     Before final payments are made on the new notes and on the guarantees of the new notes of Enterprises, all of the secured debt of Millbrook and Manischewitz under the Credit Agreement must be repaid, to the extent of the value of the assets securing such debt.

     If an event of default occurs under the Credit Agreement, creditors with a security interest will have a prior secured claim on the capital stock of Millbrook and the pledged assets of Millbrook and Manischewitz. If such creditors attempt to foreclose on their collateral, our financial condition and the value of the new notes would be affected materially and adversely. The holders of the new notes have no claim on the assets of Millbrook or Manischewitz. You should read the discussions under the section heading "Description of Credit Agreement" for further information regarding the security under the Credit Agreement.

     Restrictive Debt Covenants in the Credit Agreement and the Indentures governing the New Notes - certain provisions in our debt instruments may restrict our ability to expand, pursue business strategies and make payments on the new notes and contain other limitations.

     The Credit Agreement imposes certain financial and operating covenants on Millbrook and Manischewitz which are summarized in the section heading "Description of Credit Agreement."

     The indentures governing the new notes contain a number of significant covenants which are summarized in the section heading "Prospectus Summary -- Description of the New Notes", "Description of the New Notes of Enterprises" and "Description of the New Notes of Holdings."

     Any of these restrictions, and other covenants in the Credit Agreement and the indentures not mentioned above, may restrict our ability to expand or to pursue our business strategies and may restrict the ability of Enterprises or Holdings to make payments, including interest payments, on the new notes.

     Financing Obligations upon a Change of Control - If a change of control occurs, we may not have the assets necessary to satisfy our obligations under the Credit Agreement or the indentures.

     Upon a change of control of Holdings or Enterprises, Holdings or Enterprises will be required to make an offer to repurchase their outstanding notes, including the new notes, at a price equal to 101% of their principal amount, plus accrued and unpaid interest. If a change of control occurs, the Credit Agreement prohibits Holdings or Enterprises from purchasing their outstanding notes until the debt under the Credit Agreement is fully paid. This failure of Holdings or Enterprises to repurchase its outstanding notes upon a change of control, including the new notes, would result in a default under the indentures governing the notes. A change of control also constitutes a default under the Credit Agreement. If a change of control occurs, we cannot ensure that we will have sufficient cash flow or assets to satisfy our obligations under the notes or the Credit Agreement. You should read the section headings "Description of Credit Agreement," "Description of the New Notes of Enterprises --Change of Control" and "Description of the New Notes of Holdings --Change of Control" for more information on the change of control provisions.

     Fraudulent Conveyance Considerations for the New Notes and the Guarantees - Federal and state statutes allow courts, under specific circumstances, to possibly void our obligations under the new notes and the guarantees.

     The incurrence of debt, including the new notes, and the use of proceeds from the issuance of debt, are governed by relevant federal and state fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of any of the creditors of Holdings or Enterprises. Under these statutes, a court will determine if the obligations, including the new notes, were incurred:

     o with the intent of hindering, delaying or defrauding present or future creditors or if Holdings or Enterprises received less than a reasonably equivalent value or fair consideration for their obligations and, at the time of the occurrence of the obligations, the obligor:

     o    was insolvent or rendered insolvent as a result of the obligations; or

     o was engaged or was about to engage in a business or transaction after which its remaining unencumbered assets constituted unreasonably small capital; or

     o intended to or believed that it would incur debts beyond its ability to pay such debts as they matured or became due.

     If a court determined that the above was true, it could void Holdings' or Enterprises' obligations under the new notes, subordinate the new notes to other debt of Holdings or Enterprises, or take other action detrimental to the holders of the new notes.

     The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the jurisdiction being applied in any proceeding. We cannot assure which standard a court would apply to evaluate the parties' intent or to determine whether Holdings or Enterprises was insolvent at the time of, or rendered insolvent on completion of, the acquisition of Manischewitz. Moreover, regardless of the standard it applies, a court could determine that Holdings or Enterprises was insolvent at the time of, or rendered insolvent on completion of, the transactions mentioned above, and we cannot give any assurance that a court would determine otherwise.

     In addition, the guarantees of the new notes of Enterprises may be reviewed under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the guarantors of these notes. In such a case, the analysis set forth above would generally apply. A court could void a guarantor's obligation under its guarantee, subordinate the guarantee to other debt of a guarantor or take other action detrimental to the holders of the new notes of Enterprises.

RISKS ASSOCIATED WITH OUR BUSINESS AND OPERATIONS

     Seasonality as a result of the Passover Holiday - the business of Manischewitz is highly cyclical in nature and is dependent on receipt and availability of cash at specific times.

     Sales of Manischewitz's products increase during the Passover holiday and as a result Manischewitz's revenues and net income generally increase in the first quarter of the calendar year. During the twelve month period ended September 30, 1998, approximately 54% of Manischewitz's revenues occurred in the first quarter of the calendar year. As a result of this seasonality, Manischewitz's working capital requirements have historically increased throughout the year, peaking in the March and April period when Manischewitz's utilization of the revolving credit portion of the Credit Agreement is likely to be at its highest level. If cash flow from operations is insufficient to provide working capital necessary to fund operations during the second quarter of any calendar year, Manischewitz will need to borrow additional funds under the Credit Agreement or seek other sources of capital. Although we believe that funds available under the Credit Agreement, together with cash generated from operations, will be adequate to provide for cash requirements, there can be no assurance that such capital resources will be sufficient in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--The B. Manischewitz Company, LLC."

     Strong Competition in the Distribution Industry - Millbrook and Manischewitz compete against distributors and manufacturers across all of their product lines and against other larger companies with greater resources.

     The entrance of new competitors into the industry or the expansion of operations by existing competitors could have a material adverse effect on Millbrook's results of operations. Moreover, the distribution industry has narrow gross profit and operating profit margins. As a result of these narrow margins, any variations in sales and operating costs magnify the impact on operating results. In the specialty foods category, supermarkets are constantly demanding increased product offerings to entice new customers into their stores while retaining existing clientele. In the distribution of health and beauty care products, supermarkets demand delivery and inventory techniques which maximize limited shelf space and enhance product variety while helping to keep prices low. Similarly, supermarkets increasingly rely on distributors of general merchandise to carry items specifically matched to customer profiles.

     Manischewitz competes for shelf space with other manufacturers in the Kosher section of supermarkets. Outside of the Kosher section, Manischewitz products compete with the products of a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. Many of these competitors have multiple product lines as well as substantially greater financial and other resources available to them. There is no assurance that Manischewitz products can successfully compete against the products of these competitors. See "Business--Business of Millbrook--Competition" and "Business--Business of Manischewitz--Competition."

     Management Information Systems - Millbrook is highly dependent on its systems to operate its business and a failure to successfully implement its new systems could have a material and adverse effect on them.

     In connection with the acquisition of Millbrook, Millbrook entered into a transitional services agreement in March 1997 with McKesson Corporation, its former parent, whereby Millbrook utilizes, for a fee, certain computer and data processing services and programming services of McKesson. Since the transitional services agreement will expire in March 1999, in October 1998 Holdings entered into a multi-year agreement with an independent service bureau to out-source certain of its computer and data processing services. Holdings expects these services will be provided by the independent service bureau in February 1999. Concurrently, Millbrook is in the process of implementing new management information systems that affect broad aspects of its operations. These systems are expected to be completed in three to five years with projected capital expenditures of $6.0 to $7.0 million. We cannot assure that these systems will be successfully implemented. Moreover, additional capital expenditures may be required to complete these systems and implementation of these systems may result in a disruption of Millbrook's operations.

     Executive Officers - We depend on the services of several key officers and the loss of certain of our executives could have a significant detrimental effect on us.

     While we believe that we have assembled an effective management team and that the loss of one of our members would not materially affect our operation, the loss of either Mr. Bernstein or a number of the executive officers of Holdings and Enterprises at any one time could have a material adverse effect on us. Holdings and Enterprises do not maintain "key person" life insurance on the lives of any of its executive officers. Our continued success will also depend on our ability to retain existing, and attract additional, qualified personnel to meet our needs. See "Management--Directors and Executive Officers."

     Ability to Process Information in the Year 2000 - If our computer technology cannot recognize the year 2000 it could result in severe business interruptions detrimental to our business.

     We use computer technologies throughout our business to carry out its day-to-day operations effectively. Similar to most companies, as the year 2000 approaches we must determine if our systems are capable of properly recognizing and processing date sensitive information. We are using a multi-phased concurrent approach to address our year 2000 project, which include the awareness, assessment, remediation, validation and implementation phases. An interruption of our ability to conduct our business due to a year 2000 readiness problem could have a material adverse effect on us.

     We have contacted our significant suppliers, customers, and critical business partners to determine the extent to which we may be vulnerable if these third-parties fail to properly remediate their own year 2000 issues. While we are not presently aware of any such significant exposure, there can be no guarantee that the systems of third-parties will be converted in a timely manner. Since we rely on certain other companies, a failure of these other companies to properly convert its systems could have a material adverse effect on us.

     For a complete discussion and analysis of our year 2000 project, including the costs incurred, please see the section heading "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Project".

                                THE TRANSACTIONS

The Acquisition

     On May 1, 1998, Enterprises acquired Manischewitz from entities controlled by and individuals affiliated with Kohlberg & Co., L.L.C., a New York merchant banking firm, for a purchase price of approximately $126.2 million. This amount included the repayment of Manischewitz's existing debt of approximately $38.8 million, and an estimated $1.9 million of fees and expenses.

     The gross proceeds of $168.0 million raised in connection with the sale of the outstanding notes of Holdings and Enterprises were used to:

     (1) pay the purchase price for Manischewitz of approximately $126.2 million;

     (2) reduce outstanding borrowings by approximately $18.8 million under the revolving credit portion of the Credit Agreement,

     (3) fund an interest escrow account with $17.0 million to pay interest on the notes of Holdings for the first six scheduled interest payment dates for the benefit of the holders thereof; and

     (4) pay fees and expenses of approximately $6.0 million relating to the sale of the outstanding notes.

Financing of the Acquisition

     Holdings contributed the net proceeds of the sale of their notes ($29.4 million) to the common equity of Enterprises. Enterprises used the net proceeds of the sale of its notes, together with the capital contribution from Holdings, to complete the acquisition of Manischewitz. Concurrently with the acquisition of Manischewitz, the Credit Agreement was amended to provide, among other things: (1) for Manischewitz and Millbrook to be co-borrowers under the Credit Agreement, (2) the granting of a security interest in the accounts receivable, inventory and intellectual property of Manischewitz to provide collateral under the Credit Agreement and (3) certain assets of Manischewitz to be included in the determination of the borrowing base under the Credit Agreement. As of November 30, 1998, Manischewitz and Millbrook had approximately $40.4 million of additional borrowing capacity under the Credit Agreement.



                                 USE OF PROCEEDS

     Neither Holdings nor Enterprises will receive any cash proceeds from the issuance of the new notes offered hereby and the issuance of the new notes will not result in any change in the capitalization of Holdings or Enterprises.

                                 CAPITALIZATION

The following table sets forth the unaudited cash and cash equivalents and capitalization of Enterprises and Holdings as of September 30, 1998. This information should be read in conjunction with "The Transactions," "Selected Historical Financial Data of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.," "Selected Historical Financial Data of The B. Manischewitz Company, LLC," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Holdings and Enterprises consolidated financial statements and unaudited condensed consolidated financial statements, and notes thereto, and Manischewitz's combined financial statements and unaudited condensed combined financial statements, and notes thereto, included elsewhere herein.

                                                                  As of
                                                            September 30, 1998
                                                         -----------------------
                                                         Enterprises    Holdings
                                                         -----------    --------
                                                          (Dollars in Thousands)

Cash and cash equivalents ..........................      $  4,099      $  4,099
                                                          ========      ========

Long-term debt (including current portion):
   Credit Agreement(a) .............................      $ 15,878      $ 15,878
   Enterprises Notes ...............................       120,000       120,000
   Holdings Notes ..................................                      48,000
                                                          --------      --------

   Total long-term debt ............................       135,878       183,878
   Total stockholders' equity ......................        35,637         3,900
                                                          --------      --------

   Total capitalization ............................      $171,515      $187,778
                                                          ========      ========


(a) At September 30, 1998, $15.9 million was outstanding under the Credit Agreement, consisting of revolving credit borrowings of $7.1 million and an amortizing term loan of $8.8 million, and approximately $49.5 million of additional borrowing capacity was available under the Credit Agreement.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal year ended March 31, 1998 and the six month period ended September 30, 1998 include the historical operations of Enterprises and Holdings for the fiscal year ended March 31, 1998 and the six month period ended September 30, 1998, respectively, and give effect to the acquisition of Manischewitz and the issuance of the outstanding notes, as if they had occurred as of the beginning of each period presented. The pro forma adjustments give effect to the utilization of the excess proceeds from the sale of the outstanding notes to repay a portion of the amounts outstanding under the Credit Agreement.

The aforementioned acquisition has been accounted for by the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, based on preliminary allocations of purchase price, which are subject to further refinement and adjustment, including appraisals and other analyses, with appropriate recognition given to the effects of current interest rates and deferred income taxes. Management does not expect that the final allocations of the purchase price for the acquisition will differ materially from the preliminary allocations.


The Unaudited Pro Forma Condensed Consolidated Statements of Operations are not intended to represent and are not indicative of the results of operations of Enterprises and Holdings had the transactions or events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. Additionally, the Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect potential cost savings and revenue enhancements that management believes may be realized following the acquisition. No assurances can be given as to the amounts of cost savings or revenue enhancements, if any, that may be realized.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations are based on available information and certain assumptions and adjustments as described in the notes thereto, which management of Enterprises believes is reasonable under the circumstances. The Unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with "The Transactions," "Risk Factors," "Capitalization," "Selected Historical Financial Data of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc." "Selected Historical Combined Financial Data of The B. Manischewitz Company, LLC," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Holdings and Enterprises consolidated financial statements and unaudited condensed consolidated financial statements, and notes thereto, and Manischewitz's combined financial statements and unaudited condensed combined financial statements, and notes thereto, included elsewhere herein.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              R.A.B. HOLDINGS, INC.
                          AND R.A.B. ENTERPRISES, INC.

                        Fiscal Year Ended March 31, 1998
                             (Dollars in Thousands)

                                               Historical(a)          Enterprises                        Holdings
                                        --------------------------     Pro Forma      Enterprises       Pro Forma         Holdings
                                        Enterprises   Manischewitz    Adjustments       Pro Forma      Adjustments        Pro Forma
                                        -----------   ------------    -----------       ---------      -----------        ---------
Revenues .............................    $ 470,201    $  54,374       $                $ 524,575        $                $ 524,575
Costs and expenses:
   Cost of sales .....................      360,162       33,288             239 (b)      393,689                           393,689
   Other costs and expenses ..........      102,656       10,283           1,267 (b)      114,206                8 (e)      114,214
                                          ---------    ---------       ---------        ---------        ---------        ---------
   Total costs and expenses ..........      462,818       43,571           1,506          507,895                8          507,903
Operating income .....................        7,383       10,803          (1,506)          16,680               (8)          16,672
Interest expense, net ................        5,079        4,239           7,454 (c)       16,772            5,399 (f)       22,171
                                          ---------    ---------       ---------        ---------        ---------        ---------
Income (loss) before provision
(benefit) for income taxes ...........        2,304        6,564          (8,960)             (92)          (5,407)          (5,499)
Provision (benefit) for income
taxes ................................        1,122                         (664)(d)          458           (1,892)(g)       (1,434)
                                          ---------    ---------       ---------        ---------        ---------        ---------
Net income (loss) ....................    $   1,182    $   6,564       $  (8,296)       $    (550)       $  (3,515)       $  (4,065)
                                          =========    =========       =========        =========        =========        =========

                       Six Months Ended September 30, 1998
                             (Dollars in Thousands)

                                               Historical(a)          Enterprises                        Holdings
                                        --------------------------     Pro Forma      Enterprises       Pro Forma         Holdings
                                        Enterprises   Manischewitz    Adjustments       Pro Forma      Adjustments        Pro Forma
                                        -----------   ------------    -----------       ---------      -----------        ---------
Revenues .............................    $ 234,455    $   2,167       $                $ 236,622        $                $ 236,622
Costs and expenses:
   Cost of sales .....................      179,248        1,169              19(b)       180,436                           180,436
   Other costs and expenses ..........       56,115          706             120(b)        56,941                            56,941
                                          ---------    ---------       ---------        ---------        ---------        ---------
   Total costs and expenses ..........      235,363        1,875             139          237,377                           237,377
Operating income (loss) ..............         (908)         292            (139)            (755)                             (755)
Interest expense, net ................        6,905          323             622(c)         7,850            2,662(f)        10,512
                                          ---------    ---------       ---------        ---------        ---------        ---------
Loss before provision (benefit)
  for income taxes ...................       (7,813)         (31)           (761)          (8,605)          (2,662)         (11,267)
Provision (benefit) for income
  taxes ..............................       (2,786)                         445(d)        (2,341)           1,892(g)          (449)
                                          ---------    ---------       ---------        ---------        ---------        ---------
Net loss .............................    $  (5,027)   $     (31)      $  (1,206)       $  (6,264)       $  (4,554)       $ (10,818)
                                          =========    =========       =========        =========        =========        =========

                   See Notes to Unaudited Pro Forma Condensed
                     Consolidated Statements of Operations.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              R.A.B. HOLDINGS, INC.
                          AND R.A.B. ENTERPRISES, INC.


R.A.B. Holdings, Inc. Pro Forma Presentation

(a) The historical amounts represent (i) with respect to the fiscal year ended March 31, 1998, those of Enterprises for the fiscal year ended March 31, 1998 and Manischewitz for the twelve month period ended March 31, 1998; and
     (ii) with respect to the six month period ended September 30, 1998, those of Enterprises for the six month period ended September 30, 1998 and Manischewitz for the one month period ended April 30, 1998.

Enterprises Pro Forma Adjustments

(b) Adjustments, which aggregate $1.506 million for the fiscal year ended March 31, 1998 and $139,000 for the six month period ended September 30, 1998, represent the following:

     (i) the incremental increase in intangible asset amortization as a result of the Manischewitz acquisition. The excess of cost over the fair value of assets acquired ($97.2 million) is amortized on a straight-line basis over 40 years as follows (in thousands):

                                                                       Fiscal Year Ended         Six Months Ended
                                                                         March 31, 1998         September 30, 1998
                                                                      ---------------------    -------------------
Amortization of excess of cost over fair value of assets acquired
         relating to the Manischewitz acquisition                                $2,432                     $203
Less: Historical Manischewitz intangible amortization                              (928)                     (81)
                                                                      -----------------           --------------
                                                                                 $1,504                     $122
                                                                      =================           ==============

     (ii) the incremental increase in depreciation of plant and equipment, based upon the preliminary appraised fair value of assets acquired, determined as follows (in thousands):


                                                                       Fiscal Year Ended         Six Months Ended
                                                                         March 31, 1998         September 30, 1998
                                                                      ---------------------    -------------------
Depreciation of property and equipment based upon the
         preliminary appraised fair value of assets acquired                     $1,195                     $100
Less: Historical Manischewitz depreciation of property and
         equipment                                                                 (793)                     (66)
                                                                      -----------------           --------------
                                                                                   $402                      $34
                                                                      =================           ==============

     (iii) the elimination of management fees of $400,000 for the fiscal year ended March 31, 1998 and $17,000 for the six month period ended September 30, 1998 paid to a related party. A management fee is no longer permitted under the Credit Agreement.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              R.A.B. HOLDINGS, INC.
                          AND R.A.B. ENTERPRISES, INC.


(c) Adjustment represents (i) interest expense associated with the Enterprises Notes and the related amortization of deferred financing costs; (ii) amortization of new deferred financing costs related to the amendment of the Credit Agreement; (iii) the reduction in interest associated with the repayment of a portion of the outstanding borrowings under the Credit Agreement; (iv) the elimination of interest on Manischewitz long-term debt repaid at closing; and (v) the elimination of Manischewitz historical deferred financing costs, determined as follows (in thousands):

                                                                    Fiscal Year Ended    Six Months Ended
                                                                     March 31, 1998     September 30, 1998
                                                                    -----------------   ------------------
     Interest expense relating to the sale of Enterprises Notes
              ($120 million), at a rate of 101/2% per annum              $ 12,600           $  1,050
     Amortization of deferred financing costs ($4.3 million)
              relating to the sale of Enterprises Notes over
              seven years                                                     621                 52
     Amortization of deferred financing costs ($227,000)
              related to the amendment of the Credit
              Agreement over forty-seven months                                58                  5
     Less:  Interest on repayment of a portion of the
              outstanding borrowings under the Credit
              Agreement ($22 million) at an effective interest
              rate of approximately 9.5%                                   (2,049)              (171)
     Less:  Historical interest on Manischewitz long-term debt
              repaid at closing                                            (3,343)              (279)
     Less:  Historical amortization of deferred financing costs
              on Manischewitz long-term debt repaid at closing               (433)               (35)
                                                                         --------           --------
     Net adjustment                                                      $  7,454           $    622
                                                                         ========           ========

(d) Adjustment represents the provision (benefit) for income taxes, determined as follows (in thousands):

                                                                   Fiscal Year Ended     Six Months Ended
                                                                    March 31, 1998      September 30, 1998
                                                                   -----------------    ------------------
     Provision (benefit) for income taxes on Manischewitz
              operations, which was previously the obligation
              of its shareholders and partners                            $ 2,596           $   (12)
     (Benefit) for income taxes relating to adjustments in notes
              (b) and (c) above, as applicable                             (3,260)             (159)
     Less:  Valuation allowance                                                --               616
                                                                          -------           -------
     Provision (benefit) for income taxes                                 $  (664)          $   445
                                                                          =======           =======

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              R.A.B. HOLDINGS, INC.
                          AND R.A.B. ENTERPRISES, INC.


     As a result of the acquisition by Enterprises of the partnership interests in Manischewitz, Enterprises will receive a step-up in tax basis for Federal income tax purposes. Accordingly, the excess of cost over the fair value of assets acquired related to the acquisition of Manischewitz will be deductible for Federal income tax purposes. The final amount of the step-up will be determined when the applicable Federal income tax return is filed. For purposes of this computation, based upon preliminary information, it has been assumed that approximately 60% of the excess of cost over the fair value of assets acquired resulting from the Manischewitz acquisition is attributable to the acquisition of the partnership interests and will therefore be tax deductible.

     Additionally, the income tax benefit for the six month period ended September 30, 1998 is limited to the amount of the net deferred income tax liability due to the establishment of a valuation allowance since as a result of the cumulative additional interest expense, it has not been determined that it is more likely than not that deferred tax benefits will be realized.

Holdings Pro Forma Adjustments

(e)  Adjustment represents the historical results of operations of Holdings.

(f) Adjustment represents interest expense associated with the Holdings Notes at a rate of 13% per annum, the related amortization of deferred financing costs and interest income earned on the Government Securities which comprise the interest escrow account, determined as follows (in thousands):

                                                                Fiscal Year Ended        Six Months Ended
                                                                 March 31, 1998         September 30, 1998
                                                              ---------------------    ---------------------
Interest expense relating to the sale of Holdings Notes
         ($48 million), at a rate of 13% per annum                           $6,240                   $3,120
Amortization of deferred financing costs ($1.6 million) relating
         to the sale of Holdings Notes over ten years                           163                       82
Less:  Interest income earned on the Government Securities
         which comprise the Interest Escrow Account                          (1,004)                    (540)
                                                              ---------------------    ---------------------
                                                                             $5,399                   $2,662
                                                              =====================    =====================

(g) Adjustment represents the U.S. federal income tax benefit related to the net interest expense in (f) above. For purposes of this computation, it has been assumed that Holdings will not receive a state tax benefit for this net interest expense since Holdings does not have income from operations which could offset the net interest expense.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              R.A.B. HOLDINGS, INC.
                          AND R.A.B. ENTERPRISES, INC.


     Additionally, the income tax benefit for the six month period ended September 30, 1998 is limited to the amount of the net deferred income tax liability due to the establishment of a valuation allowance since as a result of the cumulative additional net interest expense, it has not been determined that it is more likely than not that deferred tax benefits will be realized. This adjustment was determined as follows (in thousands):

                                                                Fiscal Year Ended        Six Months Ended
                                                                 March 31, 1998         September 30, 1998
                                                              ---------------------    ---------------------
Benefit for income taxes on Holdings net interest expense                   $(1,892)                 $  (932)
Less: Valuation allowance                                                        --                    2,824
                                                              ---------------------    ---------------------
Provision (benefit) for income taxes                                        $(1,892)                  $1,892
                                                              =====================    =====================

     The Pro Forma Adjustments do not reflect the following:

     (i) Estimated cost savings of $593,000 for the fiscal year ended March 31, 1998 associated with the implementation of a new comprehensive employee benefit program at Millbrook effective January 1, 1998; and

     (ii) Estimated cost savings of $269,000 for the fiscal year ended March 31, 1998 and $26,000 for the six month period ended September 30, 1998 principally resulting from compensation and benefits provided to former employees of Manischewitz and one-time consulting costs.

                       SELECTED HISTORICAL FINANCIAL DATA
                              R.A.B. HOLDINGS, INC.


The following table sets forth selected historical consolidated financial data of Holdings as of March 31, 1998 and September 30, 1998 and 1997, and for the fiscal year ended March 31, 1998 and the six month periods ended September 30, 1997 and 1998, and historical financial data of the Predecessor as of March 31, 1994, 1995, 1996 and 1997 and for each of the four years in the period ended March 31, 1997. The historical consolidated financial data as of March 31, 1998, and for the fiscal year ended March 31, 1998 have been derived from Holdings audited consolidated financial statements, included elsewhere herein. The historical consolidated financial data for the six month periods ended September 30, 1997 and 1998 have been derived from Holdings unaudited condensed consolidated financial statements, included elsewhere herein, which in the opinion of management include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the information. The Predecessor financial data for each of the two years in the period ended March 31, 1997 have been derived from the Predecessor's audited financial statements, included elsewhere herein. The unaudited historical condensed consolidated financial statements for the six month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the full fiscal year. The following information is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations", Holdings consolidated financial statements and unaudited condensed consolidated financial statements, and notes thereto, and the Predecessor financial statements, and notes thereto, included elsewhere herein.

                                                                                                           Holdings(b)
                                                                   Predecessor(a)                ----------------------------------
                                                                   --------------                  Fiscal      Six Months Ended
                                                            Fiscal Year Ended March 31,          Year Ended      September 30,
                                                 ---------------------------------------------    March 31,  ----------------------
                                                   1994        1995        1996        1997         1998       1997         1998
                                                 ---------   ---------   ---------   ---------   ---------   ---------    ---------
                                                            (Dollars in Thousands)                    (Dollars in Thousands)
Statement of Operations Data:
Revenues .....................................   $ 728,375   $ 648,149   $ 563,099   $ 476,175   $ 470,201   $ 222,772    $ 234,455
Gross profit .................................     167,275     162,927     132,701     111,413     110,039      52,284       55,207
Operating expenses ...........................     149,837     139,528     119,090     104,038     102,664      49,988       56,115
Operating income (loss) ......................      17,438      23,399      13,611       7,375       7,375       2,296         (908)
Interest expense, net ........................       3,434       2,806       4,708       3,843       5,079       2,586        9,197
Non-operating income, other ..................         239          19       1,600          69
Provision (benefit) for income
  taxes ......................................       5,696       8,327       4,334       1,660       1,122           1       (2,829)
Net income (loss) ............................       8,547      12,285       6,169       1,941       1,174        (291)      (7,276)
Other Financial Data:
Ratio of earnings to fixed
  charges(c) .................................                                                        1.35x
Balance Sheet Data:
Working capital ..............................   $  66,608   $  41,092   $  46,540   $  36,535   $  30,003   $  39,339    $  41,518
Property, plant and equipment, net ...........      42,221      17,294      16,313      15,017      23,395      24,273       39,659
Total assets .................................     190,245     132,147     113,026     102,731     108,772     126,346      270,166
Total debt ...................................        --          --          --          --        38,110      49,159      183,878

----------
(a) The Predecessor was acquired on March 31, 1997. Financial information with regard to the Predecessor is based on historical results and, accordingly, does not reflect purchase accounting adjustments or interest associated with debt incurred to finance the acquisition. The Predecessor was a wholly owned subsidiary of McKesson Corporation. As a wholly-owned subsidiary of McKesson Corporation, the Predecessor was provided certain corporate and general and administrative services, including, among other things, treasury, certain financial reporting, data processing and legal services. Accordingly, the operations of the Predecessor include an allocation of expenses for such services. Additionally, because McKesson Corporation managed cash and financing requirements centrally, interest expense and borrowing requirements were based on the then existing capital structure. The financial position and operations

                       SELECTED HISTORICAL FINANCIAL DATA
                              R.A.B. HOLDINGS, INC.


Footnote (a) continued

     of the Predecessor may differ from results that may have been achieved had the Predecessor operated as an independent entity.

(b) Holdings, which was formed in 1996, did not have any income or expenses prior to the fiscal year beginning April 1, 1997.

(c) For purposes of determining the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges and "fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest. The deficiency in earnings to fixed charges was $10.105 million and $290,000 for the six month periods ended September 30, 1998 and 1997, respectively.

                       SELECTED HISTORICAL FINANCIAL DATA
                            R.A.B. ENTERPRISES, INC.


The following table sets forth selected historical consolidated financial data of Enterprises as of March 31, 1998 and September 30, 1998 and 1997, and for the fiscal year ended March 31, 1998 and the six month periods ended September 30, 1997 and 1998, and historical financial data of the Predecessor as of March 31, 1994, 1995, 1996 and 1997 and for each of the four years in the period ended March 31, 1997. The historical consolidated financial data as of March 31, 1998, and for the fiscal year ended March 31, 1998 have been derived from Enterprises audited consolidated financial statements, included elsewhere herein. The historical consolidated financial data for the six month periods ended September 30, 1997 and 1998 have been derived from Enterprises unaudited condensed consolidated financial statements, included elsewhere herein, which in the opinion of management include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the information. The Predecessor financial data for each of the two years in the period ended March 31, 1997 have been derived from the Predecessor's audited financial statements, included elsewhere herein. The unaudited historical condensed consolidated financial statements for the six month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the full fiscal year. The following information is qualified by reference to, and should be read in conjunction with, 'Management's Discussion and Analysis of Financial Condition and Results of Operations, Enterprises consolidated financial statements and unaudited condensed consolidated financial statements, and notes thereto, and the Predecessor financial statements, and notes thereto, included elsewhere herein.

                                                                                                          Enterprises
                                                                   Predecessor(a)                ----------------------------------
                                                                   --------------                  Fiscal      Six Months Ended
                                                            Fiscal Year Ended March 31,          Year Ended      September 30,
                                                 ---------------------------------------------    March 31,  ----------------------
                                                   1994        1995        1996        1997         1998       1997         1998
                                                 ---------   ---------   ---------   ---------   ---------   ---------    ---------
                                                            (Dollars in Thousands)                    (Dollars in Thousands)
Statement of Operations Data:
Revenues .....................................   $ 728,375   $ 648,149   $ 563,099   $ 476,175   $ 470,201   $ 222,772    $ 234,455
Gross profit .................................     167,275     162,927     132,701     111,413     110,039      52,284       55,207
Operating expenses ...........................     149,837     139,528     119,090     104,038     102,656      49,984       56,115
Operating income (loss) ......................      17,438      23,399      13,611       7,375       7,383       2,300         (908)
Interest expense, net ........................       3,434       2,806       4,708       3,843       5,079       2,586        6,905
Non-operating income, other ..................         239          19       1,600          69
Provision (benefit) for income
  taxes ......................................       5,696       8,327       4,334       1,660       1,122           1       (2,786)
Net income (loss) ............................       8,547      12,285       6,169       1,941       1,182        (287)      (5,027)
Other Financial Data:
Ratio of earnings to fixed
  charges(b) .................................
Balance Sheet Data: ..........................                                                        1.35x
Working capital ..............................   $  66,608   $  41,092   $  46,540   $  36,535   $  30,108   $  39,441    $  38,511
Property, plant and equipment, net ...........      42,221      17,294      16,313      15,017      23,395      24,273       39,659
Total assets .................................     190,245     132,147     113,026     102,731     108,875     126,353      251,289
Total debt ...................................        --          --          --          --        38,110      49,159      135,878

----------
(a) The Predecessor was acquired on March 31, 1997. Financial information with regard to the Predecessor is based on historical results and, accordingly, does not reflect purchase accounting adjustments or interest associated with debt incurred to finance the acquisition. The Predecessor was a wholly owned subsidiary of McKesson Corporation. As a wholly-owned subsidiary of McKesson Corporation, the Predecessor was provided certain corporate and general and administrative services, including, among other things, treasury, certain financial reporting, data processing and legal services. Accordingly, the operations of the Predecessor include an allocation of expenses for such services. Additionally, because McKesson Corporation managed cash and financing requirements centrally, interest expense and borrowing requirements were based on the then existing capital structure. The financial position and operations

                       SELECTED HISTORICAL FINANCIAL DATA
                            R.A.B. ENTERPRISES, INC.


Footnote (a) continued

     of the Predecessor may differ from results that may have been achieved had the Predecessor operated as an independent entity.

(b) For purposes of determining the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges and "fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest. The deficiency in earnings to fixed charges was $7.813 million and $286,000 for the six month periods ended September 30, 1998 and 1997, respectively.

                   SELECTED HISTORICAL COMBINED FINANCIAL DATA
                        THE B. MANISCHEWITZ COMPANY, LLC

The following table sets forth selected historical combined financial data of Manischewitz as of July 31, 1993, 1994, 1995, 1996 and 1997 and for each of the five years in the period ended July 31, 1997, and as of April 30, 1998 and 1997 and for the nine month periods ended April 30, 1997 and 1998. The historical combined financial data as of July 31, 1996 and 1997 and for each of the three years in the period ended July 31, 1997 have been derived from Manischewitz's audited combined financial statements, included elsewhere herein. The historical combined financial data as of April 30, 1998 and for the nine month periods ended April 30, 1997 and 1998, have been derived from unaudited condensed combined financial statements of Manischewitz, included elsewhere herein, which in the opinion of management include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the information. The historical combined financial data for the nine month period ended April 30, 1998 are not necessarily indicative of results that may be expected for the full fiscal year. The following information is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Manischewitz's combined financial statements and unaudited condensed combined financial statements, and notes thereto, included elsewhere herein.

                                                                           Fiscal Year Ended                      Nine Months Ended
                                                                               July 31,                               April 30,
                                                         -----------------------------------------------------   -------------------
                                                           1993       1994       1995       1996        1997       1997       1998
                                                         --------   --------   --------   --------    --------   --------   --------
                                                                                  (Dollars in Thousands)
Statement of Operations Data:
Total Revenues(a) ....................................   $ 41,199   $ 45,588   $ 49,581   $ 52,399    $ 54,787   $ 46,387   $ 44,481
Gross Profit .........................................     15,522     16,575     18,382     19,331      21,229     17,937     17,039
Operating expenses ...................................     11,680     11,537     11,034     11,120      11,422      8,492      7,658
Operating income .....................................      3,872      5,038      7,348      8,211       9,807      9,445      9,381
Interest expense, net ................................      2,080      2,328      2,946      3,705       4,486      3,388      3,090
Provision (benefit) for income taxes(b) ..............      1,162      1,468      2,135       (145)
Net income(b)(c) .....................................        630        662      2,267      1,932       5,321      6,057      6,291
Balance Sheet Data:
Working capital ......................................   $  3,349   $ 11,126   $ 13,717   $ 11,351    $ 12,028   $ 14,852   $ 13,299
Property, plant and equipment, net ...................      9,813     12,590     12,306     12,647      12,202     12,120     11,823
Total assets .........................................     49,284     56,705     59,472     59,337      59,563     70,914     64,766
Total debt ...........................................     24,562     29,000     29,000     44,000      40,759     41,975     40,414


(a) In June 1997, Manischewitz sold its Chicago distribution operation. This operation had revenues of $4.083 million for the nine month period ended April 30, 1997.

(b) Effective May 31, 1996, The B. Manischewitz Company was reorganized as a limited liability company. Accordingly, deferred income tax attributes of $2.42 million at May 31, 1996 flowed through the provision (benefit) for income taxes. Subsequent to May 31, 1996, income taxes, if any, are the obligation of the shareholders and partners of Manischewitz. Pro forma income tax expense and pro forma net income (loss) as if Manischewitz had been a taxable entity is $1.952 million and $(165,000) for the fiscal year ended July 31, 1996; $2.415 million and $2.906 million for the fiscal year ended July 31, 1997; $2.749 million and $3.308 million for the nine months ended April 30, 1997, and; $2.735 million and $3.556 million for the nine months ended April 30, 1998.

(c) Fiscal 1994 and 1996 net income includes an extraordinary charge for the early extinguishment of debt ($482,000 and $1.965 million, respectively) and charges for the cumulative effects of changes in accounting principles relating to income taxes in 1994 ($98,000) and post retirement benefits in 1996 ($754,000).

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


R.A.B. HOLDINGS, INC.

Overview

     Holdings was formed in 1996 to build a fully integrated specialty food business by acquiring food manufacturers with strong brand names and integrating their products with a strong distribution network. On March 31, 1997, Holdings acquired Millbrook, which is one of the nation's largest value-added full service independent distributors of specialty foods, health and beauty care products and general merchandise. On May 1, 1998, Enterprises, a wholly-owned subsidiary of Holdings, acquired Manischewitz. The results of operations of Manischewitz are included in the consolidated results of operations since its date of acquisition. Prior to its acquisition of Millbrook from McKesson Corporation, Holdings had no operations. Enterprises, which was formed in 1998 to acquire Manischewitz, had no operations prior to that acquisition.

Predecessor Results of Operations

     From 1984 to 1986, McKesson acquired three distribution companies, including the Harrison, Arkansas based operation, Mass Merchandisers, Inc. ("MMI") and the Leicester, Massachusetts based operation, Millbrook Distributors, Inc. MMI and Millbrook Distributors, Inc. are predecessor operations of Millbrook. During McKesson's period of ownership, these companies, which were operated as autonomous subsidiaries until 1994 to 1995, comprised a small segment of McKesson's revenues and were considered non-health care businesses.

     As a wholly owned subsidiary of McKesson, Millbrook was provided certain corporate and general and administrative services including, treasury, certain financial reporting, data processing and legal services. Accordingly, the historical operations of Millbrook include an allocation of expenses for such services. Additionally, because McKesson managed cash and financing requirements centrally, interest expense and borrowing requirements were based on the then existing capital structure. Millbrook's financial position and results of operations may differ from results that may have been achieved had Millbrook operated as an independent entity. Furthermore, the historical operations of Millbrook do not reflect purchase accounting adjustments or interest associated with debt incurred to finance the acquisition of Millbrook by Holdings.

     As a result of the circumstances described above, the results of Millbrook's operations subsequent to its acquisition by Holdings are not comparable to those of Millbrook prior to its acquisition.

General

     Holdings was founded in 1996 to build a fully integrated specialty food business by acquiring food manufacturers with strong brand names and integrating their products with a strong distribution network. Holdings' operating subsidiaries are Millbrook and Manischewitz.

     Millbrook

          Millbrook, is a full service independent distributor of specialty foods, health and beauty care products and general merchandise to supermarkets and mass merchandisers. Millbrook also carries a line of its own private label brands as well as store brands and other special need items for specific customers. Millbrook Retail Solutions(sm), one of Millbrook's divisions, provides a variety of merchandising services, without associated product sales, to manufacturers, distributors and retailers across various product categories in all trade channels.

     Manischewitz

          Manischewitz is a manufacturer of processed Kosher food products including matzos, noodles, crackers, cake mixes, cookies, soups and processed fish products. Manischewitz markets its products under the brand names Manischewitz, Horowitz Margareten and Goodman's.

Operating costs and expenses consist of cost of sales, distribution and warehousing and selling, general and administrative expenses. Cost of sales includes the cost of products manufactured and purchased by Manischewitz, including raw materials, products purchased under co-packing arrangements and manufacturing payroll and related employee benefits costs, and the cost of products distributed by Millbrook. Distribution and warehousing expenses include payroll and related employee benefit costs of Millbrook's distribution operation and transportation costs. Selling, general and administrative expenses include payroll and related employee benefit costs of Holdings various sales organizations and other general and administrative functions.

     You should read the following discussion in conjunction with the audited consolidated financial statements and unaudited condensed consolidated financial statements of Holdings and Enterprises and the accompanying notes.

Six month period ended September 30, 1998 compared to the six month period ended September 30, 1997

     Revenues. Revenues for the six month period ended September 30, 1998 increased $11.7 million or 5.2% to $234.5 million as compared to $222.8 million for the six month period ended September 30, 1997. This increase resulted from Manischewitz sales of $11.0 and a $0.7 million (0.3%) increase in Millbrook's sales for the six month period. Millbrook's increase resulted from growth in the revenues from third-party merchandising services ($1.5 million), net of customer losses, which were partially offset by the addition of new customers and growth of existing customers in our three primary business segments ($0.8 million). Consolidation of our customer base and heightened competitive pressures within the health and beauty care and general merchandise segments of our business continues to result in customer turnover. While Millbrook anticipates that this customer turnover will continue, management does not believe it will have a material impact on operating income. Manischewitz revenues decreased $1.8 million or 14.1% to $11.0 million since its acquisition on May 1, 1998 as compared to $12.8 million for the comparable pre-acquisition period. This decrease is comprised of sales of $ 0.7 million related to Manischewitz's Chicago division which was sold in June 1997 and a slower sales rate during the first ninety days of Enterprises' ownership caused by distributor uncertainty resulting from the acquisition ($1.1 million). Due to Enterprises' ownership of Millbrook, distributors were initially very cautious about continuing to place product orders due to their concerns that we were intending to terminate their right to distribute Manischewitz products. Following meetings with a number of distributors, revenues for the two months ended September 30, 1998 have been in line with the comparable pre-acquisition period.

     Gross Profit. Gross profit for the six month period ended September 30, 1998 was $55.2 million, as compared to $52.3 million for the six month period ended September 30, 1997, an increase of 5.6%. As a percentage of revenues, the gross profit margin was 23.5% for each of the six month periods ended September 30, 1998 and 1997. The increase in gross profit dollars corresponds to the increase in revenues and the comparable gross profit margin resulted from growth in Millbrook's third-party service merchandising business (0.3%) and the contribution of the gross profit margin on Manischewitz's sales since its acquisition (0.6%), offset by Millbrook's shift in sales mix from higher margin general merchandise to lower margin health and beauty care products (-0.9%).

     Operating Expenses. Distribution and warehousing expenses for the six month period ended September 30, 1998 were $18.5 million, as compared to $18.1 million for the six month period ended September 30, 1997. Selling, general and administrative expenses for the six month period ended September 30, 1998 were $36.6 million, as compared to $31.9 million for the six month period ended September 30, 1997. The $4.7 million increase consists of $3.0 million from Manischewitz's operations since its acquisition and $1.7 million (5.3%) from Millbrook's operations. The increase at Millbrook primarily relates to increased payroll and related costs associated with the growth in the third-party service merchandising business and increased selling expenses associated with the acquisition of new customers, including the proposal and product conversion process, which are expensed as incurred.

     Amortization of excess of cost over fair value of net assets acquired was $1.0 million for the six month period ended September 30, 1998 as a result of the Manischewitz acquisition. There was no such amortization for the comparable pre-acquisition period.

     Interest Expense. Interest expense for the six month period ended September 30, 1998 was $9.2 million (consisting of $2.3 million for Holdings and $6.9 million for Enterprises), as compared to $2.6 million for Holdings and Enterprises for the six month period ended September 30, 1997. The increased interest expense is attributable to the $168 million of Senior Notes which were sold in May 1998 to fund the acquisition of Manischewitz, resulting in higher average debt outstanding at higher average interest rates.

     Taxes. The benefit for income taxes for the six month period ended September 30, 1998 was $2.8 million for Holdings and Enterprises. This benefit principally relates to the results of operations. However, the Holdings' income tax benefit for the six month period ended September 30, 1998 was limited due to the establishment of a valuation allowance ($0.9 million), since as a result of the cumulative additional net interest expense, management was unable to conclude that deferred tax benefits would be realized. For the six months ended September 30, 1997, the income tax provision was $1,000 for Holdings and Enterprises.

     Net Income (Loss). As a result of the foregoing, the net loss for the six month period ended September 30, 1998 was ($7.3) million for Holdings and ($5.0) million for Enterprises as compared to a net loss of ($0.3) million for Holdings and Enterprises for the six month period ended September 30, 1997.

Fiscal year ended March 31, 1998 compared to the fiscal year ended March 31, 1997 (Predecessor)

     Revenues. Revenues for the fiscal year ended March 31, 1998 decreased $6.0 million or $1.2% to $470.2 million, as compared to $476.2 million for the fiscal year ended March 31, 1997. The decrease resulted from certain customer losses. These losses were offset partially by the addition of new customers.

     Gross Profit. Gross profit for the fiscal year ended March 31, 1998 was $110.0 million, as compared to $111.4 million for the fiscal year ended March 31, 1997, a decrease of 1.2%. As a percentage of revenues, the gross profit margin was 23.4% for the years ended March 31, 1998 and 1997. The gross profit margin was consistent with the prior year as the decline in general merchandise gross profit dollars was offset by increased specialty food gross profit dollars.

     Operating Expenses. Distribution and warehousing expenses for the fiscal year ended March 31, 1998 were $37.3 million, as compared to $38.2 million for the fiscal year ended March 31, 1997, a decrease of 2.2%. Selling expenses for the fiscal year ended March 31, 1998 were $43.8 million, as compared to $45.3 million for the fiscal year ended March 31, 1997, a decrease of 3.3%. General and administrative expenses for the fiscal year ended March 31, 1998 were $21.6 million. These decreases principally resulted from operating efficiencies realized subsequent to the Millbrook acquisition.

     General and administrative expenses for the fiscal year ended March 31, 1997 include the allocation of expenses from Millbrook's former parent, McKesson Corporation. These expenses include, among other things, the cost of providing treasury, certain financial reporting, data processing and legal services. The cost of these services is comprised of (i) the number of hours incurred at the applicable pay rate; (ii) data processing time utilized at the applicable rate; and (iii) out-of-pocket expenses, related to the services provided. In the opinion of management, this methodology provides a reasonable basis for such allocation.

     Interest Expense. An interest expense of $5.1 million, for the fiscal year ended March 31, 1998, principally relates to amounts borrowed under the Credit Agreement for Millbrook's operating needs and for Holdings to finance the acquisition of Millbrook. The average interest rate on debt outstanding during the fiscal year ended March 31, 1998 was 9.6%. For more information, you should read the "Financial Condition, Liquidity and Capital Resources" section.

     General, Administrative and Interest Expense. As a result of the acquisition of Millbrook by Holdings, general and administrative expenses and interest expense for the fiscal year ended March 31, 1998 are not comparable to such expenses incurred for the fiscal year ended March 31, 1997. See "Predecessor Results of Operations."

     Taxes. The provision for income taxes was $1.1 million for the fiscal year ended March 31, 1998, representing an effective rate of 48.8%. The effective income tax rate was significantly higher than the Federal statutory rate due to state income taxes and the impact of other items, principally the disallowance of meals and entertainment expenses in relation to pre-tax income.

     Net Income. As a result of the revenues, expenses, and other items described above, Holdings and Enterprises had net income of $1.2 million for the fiscal year ended March 31, 1998.

Predecessor Millbrook Distribution Services Inc.

Fiscal year ended March 31, 1997 compared to the fiscal year ended March 31,
1996

     Revenues. Revenues for the fiscal year ended March 31, 1997 decreased $86.9 million, or 15.4% to $476.2 million, as compared to $563.1 million for the fiscal year ended March 31, 1996. The decrease resulted from the decline in the customer base.

     Gross Profit. Gross profit for the fiscal year ended March 31, 1997 was $111.4 million, as compared to $132.7 million for the fiscal year ended March 31, 1996, a decrease of 16.0%. As a percentage of revenues, the gross profit margin was 23.4% for the fiscal year ended March 31, 1997, which is comparable to the 23.6% for the fiscal year ended March 31, 1996.

     Operating Expenses. Operating expenses (consisting of distribution and warehousing and selling, general and administrative expenses) for the fiscal year ended March 31, 1997 decreased $15.1 million, or 12.6% to $104.0 million, as compared to $119.1 million for the fiscal year ended March 31, 1996. As a percentage of sales, operating expenses increased to 21.8% for the fiscal year ended March 31, 1997, as compared to 21.1% for the fiscal year ended March 31, 1996. The decline in operating expenses is related directly to a reduction in account management personnel and the decrease in other expenses associated with lost sales. Further, operating expenses, as a percentage of sales, increased as these cost reductions were not sufficient to offset lost sales.

     Interest Expense. Interest expense for the fiscal year ended March 31, 1997 decreased $.9 million, or 18.4% to $3.8 million, as compared to $4.7 million for the fiscal year ended March 31, 1996. Interest expense represented an allocation from McKesson relating to Millbrook's operations.

     Taxes. Millbrook was included in the consolidated federal income tax return of McKesson. The provision for income taxes has been computed as if Millbrook filed its own federal income tax return, without regard to its tax

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sharing arrangement with McKesson. The provision for income taxes for the fiscal year ended March 31, 1997 decreased $2.6 million or 61.7% to $1.7 million, as compared to $4.3 million for the fiscal year ended March 31, 1996, principally relating to the results of operations.

     Net Income. As a result of the revenues, expenses, and other items described above, Millbrook's net income for the fiscal year ended March 31, 1997 decreased $4.3 million or 68.5% to $1.9 million, as compared to $6.2 million for the fiscal year ended March 31, 1996.

Financial Condition, Liquidity and Capital Resources

     The acquisition of Millbrook was financed by the initial capitalization of Holdings with approximately $10.1 million, consisting of series A preferred stock and common stock, and with $61.8 million of borrowings under the Credit Agreement. The Credit Agreement provided for revolving credit loans, pursuant to a borrowing base calculation, of up to $90.2 million and an amortizing term loan of $9.8 million. The acquisition of Manischewitz was financed by the sale of $168.0 million of the outstanding notes. The proceeds of the outstanding notes were used to (1) pay the purchase price of approximately $126.2 million, (2) reduce outstanding borrowings by approximately $18.8 million under the revolving credit portion of Millbrook's Credit Agreement, (3) fund an initial escrow account with approximately $17.0 million to pay interest on the outstanding notes of Holdings for the first six scheduled interest payment dates for the benefit of the holders thereof and (4) pay fees and expenses of approximately $6.0 million relating to the sale of the outstanding notes. At September 30, 1998, there was approximately $15.9 million outstanding under the Credit Agreement, consisting of $7.1 million of revolving credit loans and an amortizing term loan of $8.8 million. Substantially all of Millbrook's assets and the accounts receivable and inventory of Manischewitz are pledged to provide collateral under the terms of the Credit Agreement. The decrease in borrowings under the Credit Agreement from $61.8 million as of March 31, 1997 to $15.9 million as of September 30, 1998, resulted from the utilization of cash flow from operating activities ($27.1 million) and the utilization of a portion of the proceeds of the Notes ($18.8 million) to repay borrowings.

     At September 30, 1998, Millbrook and Manischewitz had approximately $4.1 million of cash and $49.5 million of available borrowing capacity (based upon the borrowing base calculation) under the Credit Agreement. Under the terms of the Credit Agreement, Enterprises is restricted from making distributions to Holdings to pay dividends, including dividends related to Holdings' series A preferred stock. At September 30, 1998, cumulative unpaid dividends on Holdings' series A preferred stock were approximately $1.5 million. For more information, you should read the "Description of Credit Agreement" section.

     Operations for the six months ended September 30, 1998, excluding non-cash charges for depreciation, amortization and deferred income taxes, utilized cash of $4.7 million for Holdings and $2.6 million for Enterprises as compared to providing cash of $1.3 million for each of Holdings and Enterprises for the six months ended September 30, 1997. During the six months ended September 30, 1998 and 1997, other changes in assets and liabilities resulting from operating activities provided cash of $11.4 million for Holdings and $9.2 million for Enterprises and $11.2 million for Holdings and $11.9 million for Enterprises, respectively, resulting in net cash provided by operating activities of $6.6 million for Holdings and Enterprises and $12.5 million for Holdings and $13.2 million for Enterprises, respectively. Investing activities, which principally consisted of the acquisition of Manischewitz in the 1998 period and the acquisitions of property and equipment, resulted in a use of cash of $127.9 million and $0.4 million, respectively, for the six month periods ended September 30, 1998 and 1997. During the six month period ended September 30, 1998, financing activities, which principally consisted of the sale of $168.0 million of senior notes, offset by debt issuance costs of $6.0 million, the funding of a $17.0 million interest escrow account and the repayment of borrowings under the Credit Agreement of $22.2 million in 1998, provided cash of $122.8 million. During the six month period ended September 30, 1997, financing activities used cash of $12.6 million for repayment of borrowings under the Credit Agreement.

     Operations for the fiscal year ended March 31, 1998, excluding non-cash charges for depreciation and amortization and deferred income taxes, provided cash of $5.5 million. During the fiscal year ended March 31, 1998, other changes in assets and liabilities resulting from operating activities provided cash of $20.4 million for Holdings and $21.1 million for Enterprises, resulting in net cash provided by operating activities of $25.9 million for Holdings and $26.6 million for Enterprises. Investing activities, which principally consisted of acquisitions of property, plant and equipment, resulted in a use of cash of $2.2 million for the fiscal year ended March 31, 1998. During the fiscal year ended March 31, 1998, financing activities used cash of $23.7 million, principally consisting of the repayment of borrowings under the Credit Agreement.

     At September 30, 1998, working capital for Holdings and Enterprises was $41.5 million and $38.5 million, respectively.

Forward Looking Liquidity and Capital Resources

     Concurrent with the acquisition of Manischewitz, the Credit Agreement was amended to provide, among other things, for: (i) Manischewitz and Millbrook to be co-borrowers under the Credit Agreement; (ii) certain assets of Manischewitz were pledged to provide collateral under the Credit Agreement, including accounts receivable, inventory and intellectual property; and (iii) the inclusion of Manischewitz's accounts receivable and inventory in determining the borrowing base.

     Holdings and Enterprises anticipate that capital expenditures during its fiscal year ending March 31, 1999 will approximate $2.5 to $3.0 million. It is anticipated that such capital commitment amount will be financed through working capital, operating leases and cash flow from operations.

     Interest payments on the notes and under the Credit Agreement represent significant obligations of Holdings, Enterprises and their subsidiaries. The primary source of liquidity of Holdings and Enterprises will be cash flows from operations of Millbrook and Manischewitz and borrowings under the Credit Agreement. Holdings and Enterprises believe that, based on current and anticipated financial performance, cash flows from operations, borrowings under the Credit Agreement and dividends and other distributions available from their respective subsidiaries will be adequate to meet anticipated requirements for capital expenditures, working capital and scheduled interest payments on the notes. However, the capital requirements of Holdings and Enterprises may change. Each of Holdings and Enterprises believes that it has sufficient borrowing capacity and access to debt markets to pursue acquisition opportunities and fund extraordinary working capital requirements, if necessary. At September 30, 1998, Holdings and Enterprises had total outstanding indebtedness of $183.9 million and $135.9 million, respectively. The ability of Holdings and Enterprises to satisfy capital requirements, to borrow under the Credit Agreement and to repay or refinance the notes will depend on future financial performance of Holdings and Enterprises, which in turn will be subject to general economic conditions and to financial, business and other factors, including factors beyond Holdings' control. For more information you should read the "Risk Factors--Substantial Leverage; Ability to Service Debt" section.

Year 2000 Project

     We utilize computer technologies throughout our business to effectively carry out day-to-day operations. Computer technologies include both information technology in the form of hardware and software, as well as embedded technology in our facilities and equipment. Similar to most companies, as the year 2000 approaches we must determine if our systems are capable of properly recognizing and processing date sensitive information. We are using a multi-phased concurrent approach to address the year 2000 project, which include the awareness, assessment, remediation, validation and implementation phases. We have completed the awareness and assessment phases of the project and are significantly involved in the remediation phase. We are actively correcting and replacing those systems which are not year 2000 ready to ensure our ability to continue to meet the internal needs of our organization and the needs of our suppliers and customers. We currently intend to substantially complete the remediation, validation and implementation phases of the year 2000 project before June 30, 1999. This process includes the testing of critical systems to ensure that year 2000 readiness has been accomplished. We currently believe we will be able to modify, replace or mitigate the affected systems in time to avoid any material detrimental impact on operations. If we determine that we may be unable to remediate and properly test affected systems on a timely basis, we intend to develop appropriate contingency plans for any such mission-critical systems at the time the determination is made. While we are unaware presently of any significant exposure and we believe that our systems will be remediated properly on a timely basis, we cannot assure that all year 2000 remediation processes will be completed and properly tested before the year 2000, or that contingency plans will sufficiently mitigate the risk of a year 2000 readiness problem. An interruption of our ability to conduct business due to a year 2000 readiness problem could have a material adverse effect.

     We estimate that the aggregate costs of the year 2000 project will be approximately $1.25 million, including costs already incurred of $390,000 through September 30, 1998. The anticipated impact and costs of the project, as well as the date on which we expect to complete the project, are based on management's best estimates using information currently available and numerous assumptions about future events. However, there can be no guarantee that these estimates will be achieved and actual results may differ materially from those plans. Based upon our current estimates and information currently available, we do not anticipate that the costs associated with this project will have a material adverse effect on our consolidated financial position, results of operations or cash flows in future periods.

     We have contacted our significant suppliers, customers, and critical business partners to determine the extent to which we may be vulnerable if these third parties fail to remediate properly their own year 2000 issues. As the year 2000 approaches we have taken steps to monitor the progress made by these third parties and intend to test critical system interfaces. We will develop appropriate contingency plans if a significant exposure is identified relative to dependencies on third parties systems. While we are not aware presently of any such significant exposure, there can be no guarantee that the systems of third parties will be converted in a timely manner. Since we rely on certain other companies, a failure of these other companies to properly convert its systems could have a material adverse effect on us.

Effects of Inflation and Other Matters

     For the six month period ended September 30, 1998 and the fiscal year ended March 31, 1998, Holdings and Enterprises' cost of product remained relatively stable. To the extent possible, Holdings and Enterprises' objective is to offset the impact of inflation through productivity enhancements, cost reductions and price increases.

     Holdings is not involved in any significant environmental matters.

     Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information" was issued in June 1997 and is effective for financial statements for periods beginning after December 15, 1997. This statement establishes standards for the manner in which operating segments of public reporting entities are presented in interim and annual financial statements. Holdings and Enterprises believe its current reporting systems will enable it to comply with the requirements of SFAS No. 131.

     SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits" was issued in February, 1998 and is effective for periods beginning after December 15, 1997. The Company will adopt SFAS No. 132, effective for its 1998 fiscal year-end.

     The aforementioned recently issued accounting pronouncements establish standards for disclosures only and therefore will have no impact our financial position or results of operations.

     SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" was issued in June, 1998 and is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires the recognition of all derivatives in the consolidated balance sheet as either assets or liabilities measured at fair value. We will adopt SFAS No. 133, effective for our 2000 fiscal year-end. We have not yet determined the impact SFAS No. 133 will have on our financial position or results of operations when such statement is adopted.

THE B. MANISCHEWITZ COMPANY, LLC

Overview

     In June 1997, Manischewitz sold its Chicago distribution operation. This operation had net revenues of $6.7 million, $6.8 million, $6.8 million and $4.1 million for the fiscal years ended July 31, 1997, 1996 and 1995 and for the nine month period ended April 30, 1997, respectively.

     Effective May 31, 1996, The B. Manischewitz Company was reorganized as a limited liability company. Accordingly, deferred income tax attributes at May 31, 1996 flowed through the provision (benefit) for income taxes. Subsequent to May 31, 1996, income taxes, if any, are the obligation of the shareholders and partners of Manischewitz. Therefore, period to period comparisons of the provision for income taxes are not meaningful.

General

     Manischewitz's operating costs and expenses consist of cost of sales and selling, general and administrative expenses. Cost of sales includes the cost of products manufactured and purchased by Manischewitz, including raw materials, co-packing arrangements and manufacturing payroll and related employee benefit costs. Selling, general and administrative expenses include payroll and related employee benefit costs of the Manischewitz sales organization, and other general and administrative functions.

     Manischewitz's revenues and net income are affected by a seasonal bias toward the first quarter of the calendar year due to increased revenues during the Passover holiday. During the twelve month period ended September 30, 1998, approximately 54% of Manischewitz's revenues occurred in the first quarter of the calendar year. As a result of this seasonality, Manischewitz's working capital requirements have historically increased throughout the year, peaking in March and April, when Manischewitz's utilization of the revolving credit portion of its credit agreement is at its highest level.

     The following discussion should be read in conjunction with the audited combined financial statements and the unaudited condensed combined financial statements of Manischewitz and the accompanying notes.

Nine month period ended April 30, 1998 compared to the nine month period ended April 30, 1997

     Revenues. Total revenues for the nine month period ended April 30, 1998 decreased $1.9 million or 4.1% to $44.5 million, as compared to $46.4 million for the nine month period ended April 30, 1997. The decrease in revenues was due to the sale of the Chicago distribution operation in June of 1997, partially offset by increased sales of matzo, processed fish and noodles.

     Gross Profit. Gross profit for the nine month period ended April 30, 1998 was $17.0 million, as compared to $17.9 million for the nine month period ended April 30, 1997, a decrease of 5.0%. As a percentage of total revenues, the gross profit margin decreased to 38.3% for the nine month period ended April 30, 1998, as compared to 38.7% for the nine month period ended April 30, 1997. These decreases principally resulted from an unfavorable shift in revenue mix to lower margin products, partially offset by selected price increases in matzo and matzo-related products.

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     Selling, General and Administrative Expense. Selling, general and administrative expenses decreased $0.8 million to $7.7 million for the nine month period ended April 30, 1998, as compared to $8.5 million for the nine month period ended April 30, 1997. As a percentage of total revenues, selling, general and administrative expenses decreased to 17.2% for the nine month period ended April 30, 1998, as compared to 18.3% for the nine month period ended April 30, 1997. These decreases principally resulted from the sale of the Chicago distribution operation.

     Interest Expense. Interest expense for the nine month period ended April 30, 1998 decreased $0.3 million to $3.1 million, as compared to $3.4 million for the nine month period ended April 30, 1997. This decrease resulted from reductions in the average outstanding balances under the revolving credit agreement and outstanding term loans.

     Net Income. As a result of the revenues, expenses, and other items described above, net income for the nine month period ended April 30, 1998 was $6.3 million, as compared to $6.1 million for the nine month period ended April 30, 1997.

Fiscal year ended July 31, 1997 Compared to the fiscal year ended July 31, 1996

     Revenues. Total revenues for the fiscal year ended July 31, 1997 increased $2.4 million, or 4.6% to $54.8 million, as compared to $52.4 million for the fiscal year ended July 31, 1996. The increase in revenues resulted from increased sales of matzo, processed fish, noodles and crackers.

     Gross Profit. Gross profit for the fiscal year ended July 31, 1997 was $21.2 million, as compared to $19.3 million for the fiscal year ended July 31, 1996, an increase of $1.9 million. As a percentage of total revenues, the gross profit margin increased to 38.7% for the fiscal year ended July 31, 1997, as compared to 36.9% for the fiscal year ended July 31, 1996. This improvement was due to selected price increases and the implementation of a consistent and more limited Passover product return policy.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.3 million to $11.4 million for the fiscal year ended July 31, 1997, as compared to $11.1 million for the fiscal year ended July 31, 1996. As a percentage of total revenues, selling, general and administrative expenses decreased to 20.8% for the fiscal year ended July 31, 1997, as compared to 21.2% for the fiscal year ended July 31, 1996. This improvement resulted from increased sales leverage and lower marketing expenses, partially offset by higher trade promotions.

     Interest Expense. Interest expense for the fiscal year ended July 31, 1997 increased $0.8 million to $4.5 million, as compared to $3.7 million for the fiscal year ended July 31, 1996. This increase was due to an increase in outstanding debt which resulted from the recapitalization of Manischewitz in July 1996.

     Net Income. As a result of the foregoing, income before provision (benefit) for income taxes, extraordinary item and cumulative effect of a change in accounting principle for the fiscal year ended July 31, 1997 was $5.3 million, as compared to $4.5 million for the fiscal year ended July 31, 1996.

     Extraordinary Loss on Early Debt Extinguishment. Net income for the fiscal year ended July 31, 1996 includes an extraordinary item for the early extinguishment of debt ($2.0 million) relating to the recapitalization referred to above and the cumulative effect of a change in accounting principle relating to post retirement benefits ($0.8 million).

Fiscal year ended July 31, 1996 Compared to the fiscal year ended July 31, 1995

     Revenues. Total revenues for the fiscal year ended July 31, 1996 increased $2.8 million or 5.7% to $52.4 million, as compared to $49.6 million for the fiscal year ended July 31, 1995. The increase in revenues resulted from increased sales of matzo, processed fish, noodles and crackers.

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     Gross Profit. Gross profit for the fiscal year ended July 31, 1996 was
$19.3 million, as compared to $18.4 million for the fiscal year ended July 31, 1995, an increase of $0.9 million. As a percentage of total revenues, the gross profit margin remained relatively unchanged at 36.9% for the fiscal year ended July 31, 1996, as compared to 37.1% for the fiscal year ended July 31, 1995.

     Selling, General and Administrative Expense. Selling, general and administrative expenses increased $0.1 million to $11.1 million for the fiscal year ended July 31, 1996, as compared to $11.0 million for the fiscal year ended July 31, 1995. As a percentage of total revenues, selling, general and administrative expenses decreased to 21.2% for the fiscal year ended July 31, 1996, as compared to 22.3% for the fiscal year ended July 31, 1995. This improvement resulted from increased sales leverage.

     Interest Expense. Interest expense for the fiscal year ended July 31, 1996 increased $0.8 million to $3.7 million, as compared to $2.9 million for the fiscal year ended July 31, 1995. This increase was primarily due to higher average outstanding borrowings.

     Net Income. As a result of the foregoing, income before provision (benefit) for income taxes, extraordinary item and cumulative effect of a change in accounting principle for the fiscal year ended July 31, 1996 was $4.5 million, as compared to $4.4 million for the fiscal year ended July 31, 1995.

     Extraordinary Loss on Early Debt Extinguishment. Net income for the fiscal year ended July 31, 1996 includes an extraordinary item for the early extinguishment of debt ($2.0 million) relating to the recapitalization referred to above and the cumulative effect of a change in accounting principle relating to post retirement benefits ($0.8 million).

Financial Condition, Liquidity and Capital Resources

     Operations for the fiscal years ended July 31, 1997 and 1996 and the nine month period ended April 30, 1998 before changes in assets and liabilities provided cash of $8.0 million, $4.5 million and $8.1 million, respectively. During the fiscal years ended July 31, 1997 and 1996 and the nine month period ended April 30, 1998, other changes in assets and liabilities resulting from operating activities, used cash of $1.5 million, $5.0 million and $5.3 million, respectively, resulting in net cash provided by (used in) operating activities of $6.5 million, ($0.5) million and $2.8 million, respectively.

     Investing activities provided (used) cash of $0.7 million and ($1.1) million for the fiscal years ended July 31, 1997 and 1996, respectively. The investing activities were principally related to the net proceeds from a distributorship agreement during the fiscal year ended July 31, 1997, the purchase of equipment during the fiscal year ended July 31, 1996. No cash from investing activities was generated during the nine month period ended April 30, 1998.

     Financing activities used cash of $5.8 million, $2.4 million and $3.9 million for the fiscal years ended July 31, 1997 and 1996 and the nine month period ended April 30, 1998, respectively. The financing activities were principally related to: (1) revolving credit and term loan borrowings and repayments; and (2) distributions to partners.

Effects of Inflation

     For the nine month period ended April 30, 1998 and the fiscal year ended July 31, 1997, raw material costs, principally flour, were slightly lower than the comparable periods of the prior year. During these periods, packaging materials were relatively stable while labor costs rose slightly. To the extent possible, Manischewitz's objective is to offset the impact of inflation through productivity enhancements, cost reductions and price increases.

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                                    BUSINESS

Overview

     Holdings has a growing specialty food business and a strong distribution network. We believe that Millbrook is one of the U.S.'s largest independent distributors of specialty foods, health and beauty care products and general merchandise. We also believe that Manischewitz is one of the U.S.'s largest manufacturers of branded Kosher food products.

The Industry

     According to Progressive Grocer, a grocery industry periodical, and Packaged Facts, a consumer products market research company, U.S. sales of specialty foods were estimated to be $38.9 billion in 1997, resulting in a compound annual growth rate of 7.0% from 1992 to 1997, compared with 2.7% for the overall U.S. grocery industry during the same period. The specialty food segment consists of ethnic, international, health conscious, diet, vegetarian, natural and gourmet foods that are generally considered higher quality than those foods more widely available in the mass market. Within the specialty food segment, Kosher foods are characterized by a stable and loyal customer base of Jewish consumers. According to Integrated Marketing Communications, Inc., a Kosher food marketing consulting company, this stable base, coupled with increasing sales of Kosher foods to non-Jewish consumers, has contributed to sales of Kosher foods increasing from $2.0 billion in 1992 to $3.3 billion in 1997, representing a compound annual growth rate of 10.2%.

Business Initiatives

     Although we believe that the combination of Millbrook and Manischewitz will provide us with an opportunity to increase sales, revenues and profitability, we have not yet achieved our goals. Although we cannot assure that any of the following initiatives will be successful, or if successful, whether they will contribute significantly to our revenues and profits, we currently plan to:

     o Market Manischewitz Products. To take advantage of what we believe to be the consumer's perception of the qualities associated with Kosher products, we intend to implement several initiatives to increase sales of Manischewitz products, including:

          o increase spending on advertising, marketing and promotion of existing products and new product offerings;

          o selectively use customer advertising, trade promotions and allowances to stimulate sales; and

          o use Millbrook's existing distribution network and retailer relationships to sell certain of Manischewitz's products with broad consumer appeal (e.g., cookies, crackers, noodles and soups) in the non-Kosher aisles of retailers.

     o Pursue Strategic Acquisitions. We actively evaluate acquisition candidates in the specialty food and distribution businesses. We do not currently have a binding agreement with respect to any acquisition. We believe that Millbrook's distribution network provides it with opportunities to capitalize on the acquisition of additional specialty food companies.

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     These initiatives will require additional costs, including marketing and advertising costs, costs of personnel, fees and expenses related to research and professional services necessary in connection with possible acquisitions. In addition, the time and energy devoted to implementing any of these initiatives by senior executives may have an adverse effect on maintaining and increasing the profitability of our existing businesses. In light of the narrow gross profit and operating profit margins associated with the distribution industry, these additional costs could have a material adverse effect on our business.

Competitive Strengths

     We believe that the following attributes establish us as a recognizable name in the specialty food industry:

     o Large Distributor of Specialty Foods. We believe that Millbrook is among the largest specialty food distributors in the U.S. We believe that Manischewitz is among the largest producers of processed Kosher food products in the U.S. We attempt to differentiate ourselves from other specialty food distributors through our ability to: (1) piece pick (deliver in individual units versus full cases), which provides retailers with a wider variety of products with improved space utilization and reduced inventory investment, (2) offer health and beauty care products and general merchandise and (3) provide in-store merchandising services. Additionally, through the Millbrook Retail Solutions division, we provide a variety of other services, including schematic development, space management, new store installations, remodeling of existing stores, order writing, stocking, new item placement and development and management of promotions.

     o Recognizable Brand Name. Founded over 100 years ago, we believe Manischewitz is a recognizable brand name in the Kosher products segment of the U.S. specialty food industry. As a result of the family-oriented tradition of Manischewitz, we believe that consumers associate the Manischewitz name with high-quality ingredients and foods prepared in accordance with strict standards. We believe the market position and brand name recognition of Manischewitz will help our position within the specialty food industry. Management believes that recognition of the Manischewitz brand name is approximately 100% among Jewish households and 80% among non-Jewish households. As a result of its brand name and loyal customer base, Manischewitz's historical financial performance has been stable, with revenue increases in each of its last five fiscal years.

     o Extensive Distribution Network. The distribution industry is characterized by large start-up costs required to establish a distribution network, obtain client relationships and satisfy inventory requirements. These initial outlays, coupled with the ongoing costs of changing technology and business trends, are significant barriers to entry for potential market participants. The ability to compete in the industry is driven primarily by economies of scale. Management believes that Millbrook's extensive distribution network provides a means for the growth of its specialty food business.

     o Broad Product Offering. We believe the broad product offering of Millbrook is necessary to compete within the specialty food industry as retailers prefer distributors with comprehensive product offerings. Manischewitz provides a broad range of Kosher branded products, which management believes will increase sales and help Millbrook's relationship with retailers.

     o Relationships with Suppliers and Retailers. We have a base of over 1,500 supplier relationships and extensive relationships with a number of leading retailers. Millbrook's top ten customers, which collectively represented approximately 50% of its revenues during the fiscal year ended March 31, 1998, have been customers for an average of 16 years. We believe that Millbrook has a reputation for comprehensive product selection, service and

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broad geographic coverage which has enabled it to establish its long-term relationships with many of the largest supermarket chains and mass merchandisers in the U.S.

Competitive Weaknesses

     In order to implement many of our initiatives and capitalize on what we believe are competitive strengths of Millbrook and Manischewitz, additional capital will be required which may not be available to us. Because of our significant debt level and the narrow profit margins in the distribution industry, we may not have the cash flows necessary to fund new projects. See "Risk Factors -- Risks Associated with Significant Level of Debt Financing". Our competitors may have more cash available to pursue similar initiatives, including increasing the breadth of their product lines or catering to the retail markets. Further, outside the Kosher section of supermarkets, Manischewitz products compete against larger, better known, and better financed companies. See "Risk Factors -- Strong Competition in the Distribution Industry".


                              BUSINESS OF MILLBROOK

The Industry

     Distributors provide valuable services to both manufacturers of consumer products and retailers. Manufacturers benefit from distributors' broad retail coverage, efficient order processing and inventory management. Distributors provide retailers access to broad product lines, the ability to place small quantity orders and inventory management. Large distributors with broad geographic coverage and an extensive offering of items generally have a competitive advantage.

     Due to consolidation over the past several years, the number of manufacturers and retailers has decreased. Additionally, retailers have increasingly focused on reducing supply chain costs and improving margins. As a result, we believe that manufacturers and retailers are increasingly dependent on distributors to provide a range of in-store retailing and merchandising functions previously performed by retail and/or manufacturer personnel. Distributors increasingly are participating in all stages of marketing for the products distributed, including category management, promotions, schematic design and display of products. To efficiently provide such services, technological innovation has become an essential element in the distribution industry. For smaller distributors, the costs of the required investments in technology can be prohibitive.

     Millbrook is one of only a few distributors that focuses specifically on the distribution of specialty foods, health and beauty care products and general merchandise. According to Packaged Facts and Progressive Grocer Annual Reports, the specialty food segment accounted for an estimated $38.9 billion, or 8.9% of U.S. grocery sales in 1997. Specialty foods typically generate higher margins for retailers than those realized on other products sold in supermarkets. As a result, supermarkets are expected to continue adding new specialty food items to their product offerings and aggressively promoting such items to capture these higher margins.

     Retailers are employing a number of marketing techniques to increase the sales of high margin specialty food items. Stores are using kiosks and free standing displays to attractively present the product to the consumer. In addition, retailers are beginning to segregate specialty food into specific categories, such as ethnic foods, cookies and sauces. By utilizing a "store-within-a-store" approach for specialty food, the products receive prime shelf space within the store. Merchandising expertise is a key selection criteria for determining the retailers' choice of a specialty food distributor. Because of its merchandising expertise and advanced technology in merchandising services Millbrook is positioned to help its retailers capture the advantages of this growing product category.

     The health and beauty care segment includes baby care, cosmetics, deodorants, first-aid, hair care, over-the-counter medications, toiletries and oral hygiene and skin care products. The general merchandise segment covers a wide variety of non-food products including housewares, pet supplies, stationery, baby needs, photo and cleaning supplies. Competition in both the health and beauty care and general merchandise categories has been intense due to the growth of mass merchandisers that have captured market share by offering larger assortments at "everyday low pricing." Despite losing market share, supermarkets have maintained a stable base of customers and are expected to continue to be a key outlet for health and beauty care products and general merchandise by expanding product variety and offering consumers one-stop shopping.

Products Distributed

     Through its comprehensive product offering, Millbrook can distribute a wide variety of products to its customers.

     o Specialty Foods. For the fiscal year ended March 31, 1998, specialty food sales were approximately $123.2 million and represented 26.2% of total revenues. Millbrook's specialty food segment consists of more than 8,000 items of ethnic and gourmet foods and more than 2,500 items of natural foods and supplements. Millbrook offers ethnic foods such as Kosher, Asian, Italian, Irish, Indian, Mexican, Greek and German products, and gourmet foods such as teas, coffees, spices, baking ingredients, condiments, candies, crackers, cookies, jams and jellies. Millbrook's natural food products and supplements include items such as grains, cereals, snacks, beverages, energy bars, baking ingredients, pasta and sauces.

     Millbrook views its specialty food segment as an opportunity for future growth. Due to the higher margins associated with specialty foods, supermarkets are expected to continue adding new specialty food items to their product offerings. To accommodate its retail customers' desire for a broader offering of specialty foods, Millbrook carries a wide variety of specialty food products. Management believes that Millbrook's product breadth, together with its merchandising expertise and advanced technology in merchandising services, will continue to enable its retail customers to capture the advantages of this growing product category.

     o Health and Beauty Care. The health and beauty care segment has traditionally been Millbrook's largest segment in terms of sales. For the fiscal year ended March 31, 1998, health and beauty care sales were approximately $240.3 million and represented 51.1% of total revenues. Millbrook currently carries approximately 13,500 health and beauty care items, including a full line of national brands and private labels. Millbrook's private label health and beauty care products are offered under its ValuStar(R) brand, which represents less than 5% of total revenues.

     Health and beauty care product offerings have grown due to new product introductions and the growth in over-the-counter medications. This creates the need for retailers to maximize variety in minimal shelf space. In recent years supermarkets, Millbrook's primary customer base, have lost market share in health and beauty care products to mass merchandisers and drug stores. In response to this industry shift, Millbrook's strategy has been to expand its customer base to include companies such as Ames, Super Kmart and Bradlees. However, supermarkets have begun to recapture lost market share by increasing the shelf space allocated to health and beauty care items and expanding the variety of those items carried. Management believes that Millbrook's capabilities and extensive product selection make it qualified to serve both the growing mass merchandiser demand and meet the current expanding needs of the supermarket retailers for health and beauty care items.

     o General Merchandise. Millbrook currently carries approximately 11,000 general merchandise items. For the fiscal year ended March 31, 1998, general merchandise accounted for approximately $106.7 million and represented 22.7% of total revenues. Although the traditional supermarket cannot afford to devote as much space to the general merchandise category as compared to the mass merchandisers, supermarkets have the advantage of more frequent customer traffic. This fact ensures that supermarkets will remain a key outlet for general merchandise. In addition, targeting certain departments such as pet, bath and stationery as destination categories adds to the importance of general merchandise in supermarkets.

Retail Services

     Millbrook traditionally has supplemented its product distribution with full supporting services such as schematic development, space management, new store installations, remodeling of existing stores, order writing, stocking, new item placement and development and management of promotions.

     Over time, gross profit margins for these services have eroded principally as a result of the retail phenomenon of "everyday low pricing." As a result, Millbrook has begun to "unbundle" each of the elements of the full-service program and use activity-based costing to charge the customer for each supporting service on a stand-alone basis. In addition, Millbrook has begun to offer these services without product distribution and to other retail channels. This fundamental change in the packaging of the services Millbrook offers to its customers resulted in the formation of Millbrook Retail Solutions as a separate group to focus solely on providing merchandising services.

     By using a predominantly part-time, hourly workforce, management believes Millbrook Retail Solutions has cost advantages over manufacturers and retailers. Manufacturers and retailers are beginning to realize that the frequency of in-store merchandising is growing along with the associated costs. Consequently, outsourcing these functions to a lower cost and more efficient alternative such as Millbrook Retail Solutions is attractive. Management believes Millbrook Retail Solutions' experienced personnel, customer base and technology combined with Millbrook's established infrastructure position Millbrook to compete effectively in the growing third-party service industry. In particular, management believes that Millbrook's advanced technology in planogramming and its category management capabilities enable it to provide service offerings that are not readily available from the competition.

Customers

     Millbrook's top ten customers, which collectively represented approximately 50% of its revenues during the fiscal year ended March 31, 1998, have been customers for an average of 16 years. For the fiscal year ended March 31, 1998, supermarkets represented 89% of revenues and mass merchandisers represented 11% of revenues. From 1995 to 1998, revenues from mass merchandisers increased from less than 1% to approximately 11%. While Millbrook enjoys long-term relationships with most of its customers, consistent with industry practice, substantially all of Millbrook's customer agreements are on a month-to-month basis. Millbrook has supply agreements with certain of its significant customers. None of these supply agreements are for a period of greater than three years.

Suppliers

     Millbrook purchases products from the leading suppliers in each of its business segments. For the fiscal year ended March 31, 1998, the five largest suppliers in each of Millbrook's three principal business categories were (1) for specialty foods, World Finer Foods, BestFoods, T.J. Lipton, R.C. Bigelow and Motts USA, (2) for health and beauty care products, Procter & Gamble, Johnson & Johnson, Gillette, Warner-Lambert and American Home Products and (3) for general merchandise, Rubbermaid, Inc., Hartz Mountain Corp., Mead, Eveready Battery Company and Eastman Kodak Company. The five largest suppliers for specialty foods represented 18% of total purchases. The five largest suppliers for health and beauty care products represented 5% of total purchases. The five largest suppliers for general merchandise represented 6% of total purchases.

Competition

     o Specialty Foods. The competition in the specialty foods segment is fragmented among over 200 distributors, most of which are small and geographically limited. Supermarkets are constantly demanding increased specialty food product offerings to entice new consumers into their stores while retaining existing clientele. This requires distributors to continually monitor consumer and manufacturer trends with active implementation of category management programs.

     Millbrook is able to compete effectively in the specialty foods segment based on its breadth of products and its logistics capabilities. Its "piece pick" capability gives retailers Millbrook's product variety without the inventory investment in slow-moving, high margin specialty food products. Unlike most other specialty food distributors, Millbrook offers a single source of supply for specialty foods, health and beauty care products and general merchandise. This generates transportation and distribution efficiencies for Millbrook. Millbrook's principal competitors in this segment are Haddon House, Hagemeyer and Gourmet Awards.

     o Health and Beauty Care. Supermarkets historically have placed health and beauty care products wherever shelf space was available. As supermarkets do not have the available shelf space to compete with the breadth of health and beauty care items carried by mass merchandisers, they have become reliant on delivery and inventory techniques that maximize shelf space and product variety. Management is of the opinion that Millbrook's "piece pick" capability and breadth of health and beauty care product assortment allows its supermarket customers to effectively compete with mass merchandisers in this product category. Millbrook's principal competitors in this segment are SuperValu, Fleming and Associated Wholesale Grocers.

     o General Merchandise. Supermarkets are refocusing their efforts to carry general merchandise specifically matched to their customer profiles and rethinking the manner in which they allocate shelf space to general merchandise. Management believes product competition in selection and promotion at the retail level favors distributors such as Millbrook. Millbrook's buying power results in a large assortment of general merchandise that is continually tailored to meet its customers and the consumers' specifications. Through Millbrook's "piece pick" capability, this assortment is available to the retailers without the required inventory investment and space allocation. Millbrook's principal competitors in this segment are SuperValu, Fleming and Associated Wholesale Grocers.

     o Retail Services. The retail services industry is competitive and is predominantly comprised of a large number of small organizations that are either retailer, channel or region specific. It is the opinion of management that there are approximately 120 retail service companies competing with Millbrook Retail Solutions. Management believes that its principal competitors in the retail service segment include PIA Merchandising, PIMMS, Powerforce and Spar. The principal competitive factors within the industry include (1) breadth and quality of client services, (2) price, (3) the ability to execute specific client priorities rapidly and consistently over a wide geographical region and
(4) technological compatibility. Millbrook Retail Solutions' combination of breadth and quality of services currently available is unique in this industry given its retail-oriented technology base, extensive experience at the store level and Millbrook's logistics capabilities. See "Risk Factors -- Strong Competition in the Distribution Industry."

Management Information Systems and Technology

     Millbrook uses a sophisticated management information system which provides its customers with efficient and cost-effective order management and value-added marketing and merchandising services. Management believes this gives Millbrook a competitive advantage over smaller, less technologically sophisticated distributors. Millbrook's order management services enable it to (1) permit customers to utilize Millbrook's integrated inventory management system for forecasting, distribution requirements planning and purchasing; (2) capture customer orders at retail locations, which are electronically transmitted to Millbrook's operations data center; and (3) quickly fill orders and pick, pack and ship those orders within 24 hours.

     Millbrook's merchandising services provide: (1) computerized space and shelf management programs for inventory control; (2) customer research analysis for better purchasing decisions; (3) a variety of reporting menus to facilitate analysis of a particular marketing program's effectiveness; and (4) computerized merchandising systems that are able to integrate with customers' existing systems. In addition, the system's "piece pick" capability gives Millbrook's customers a large assortment of merchandise without the required inventory investment and space allocation. See "Risk Factors - Management Information Systems" and "Risk Factors -- Ability to Process Information in the Year 2000."

Facilities

     Millbrook's corporate headquarters are located in Leicester, Massachusetts, where management and administrative functions are performed. Millbrook currently uses five distribution centers:

                                                                                          Approximate    Lease
                                                                                            Square     Expiration
Property                                                    Location      Own or Lease      Footage       Date
--------                                                  -------------   ------------    -----------  ----------
National Support Center/Distribution Center............   Harrison, AR         Own         1,200,000      --
Corporate Headquarters/Distribution Center.............   Leicester, MA       Lease          340,000    11/3/06
Distribution Center....................................   Worcester, MA       Lease          220,000    8/31/02
Distribution Center....................................   Ozark, AL            Own           210,000      --
Distribution Center....................................   Greenville, NC      Lease          110,000    3/31/99

     In addition, Millbrook uses 139 transfer depots located in 33 states.

     Millbrook owns or leases its fleet of 110 tractors, 250 trailers and 325 vans.

Employees

     As of September 30, 1998, Millbrook had a total of 1,900 full-time employees, 250 part-time employees and the ability to draw upon 1,000 part-time service merchandisers nationwide. Millbrook believes that its relations with its employees are generally good.

Litigation

     Millbrook is subject to litigation in the ordinary course of its business. Millbrook is not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on Millbrook.

                            BUSINESS OF MANISCHEWITZ

The Industry

     According to Progressive Grocer, the U.S. grocery industry has been characterized by relatively stable growth based on modest price and population increases, with total sales of approximately $436.0 billion in 1997 reflecting a compound annual growth rate of 2.7% for the five years ended 1997. According to Integrated Marketing Communications, Inc., Kosher foods are one of the fastest growing categories of the specialty food segment and are characterized by a stable base of loyal consumers represented primarily by the Jewish population. According to Integrated Marketing Communications, Inc. and Packaged Facts, since 1992 sales of Kosher foods have increased significantly among non-Jewish consumers due to heightened awareness of the quality of ingredients, rabbinical supervision and processing techniques used in manufacturing Kosher foods, together with growing interest in healthier foods.

     Kosher foods are manufactured in accordance with Jewish dietary laws which require strict adherence to quality and cleanliness standards. Achieving such standards requires specialized knowledge and the approval of a designated Kosher certification agency. Due to the production methods used, Kosher products generally are considered to contain higher quality and healthier ingredients and to have less preservatives. According to Integrated Marketing Communications, Inc., approximately 40% of the overall Kosher category is Kosher for Passover products, which are prepared under more stringent guidelines than other Kosher products.

     According to Integrated Marketing Communications, Inc., recently several national brand food manufacturers have modified products to be Kosher certified with the intent of broadening their appeal and increasing sales. While such products have contributed to the growth of the number of Kosher products available, they generally are not sold as Kosher or Kosher for Passover. Manischewitz believes that it is one of the leading manufacturers of Kosher for Passover products.

Products

     Manischewitz's core business consists of traditional products sold primarily to Jewish consumers. Manischewitz is a manufacturer of products normally consumed during certain Jewish holidays, primarily Passover (which occurs during the spring) and Rosh Hashanah (which occurs during the fall). Manischewitz believes that, among the Jewish population, approximately 100% recognize the Manischewitz brand name and 90% have tried one or more Manischewitz products. Manischewitz believes that, among the non-Jewish population, approximately 80% are familiar with the Manischewitz brand name and over 50% have tried one or more Manischewitz products.

     Manischewitz has built its brand awareness and consumer base by offering a broader assortment of products that can be consumed throughout the year, as well as continued to expand its product offerings to accommodate changing tastes and the popularity of various food items. Manischewitz's new product offerings include macaroons with "ice cream" flavors, rice pilafs, various soup mixes and snack items. Many of the new product offerings are intended to appeal to the mainstream population to expand the customer base for Manischewitz's product line.

     Manischewitz also licenses its name to other entities for use in the manufacture, distribution and sale of certain Kosher products including wine, bread, seltzer water and confectionery products. In fiscal 1997, licensing represented approximately 1% of total revenues.

     o Baked Products. Baked products include daily matzo, Passover matzo (produced at more exacting standards dictated by religious tenets for Passover) and crackers. All of these products are baked at Manischewitz's Jersey City, New Jersey facilities. Matzo products in this segment are sold under the Manischewitz, Horowitz

Margareten and Goodman's brand names. Matzo sales generated approximately 27% of Manischewitz's total revenues in fiscal 1997. Manischewitz has a license agreement with Goodman's to use its name on matzo products and matzo-related products through 2003. In fiscal 1997, matzo products and matzo-related products sold under the Goodman's name represented approximately 2% of total revenues.

     o Manufactured Products. Manufactured products consist of a variety of fish, soups, borscht and other processed foods. The principal product in this segment is gefilte fish, a blended combination of whitefish, pike and carp manufactured at Manischewitz's Vineland, New Jersey facility. Gefilte fish constitutes the second largest product line for Manischewitz and accounted for approximately 13% of its total revenues in fiscal 1997.

     o Co-Packed Products. Manischewitz markets a number of co-packed products, including cookies, confectionery products, noodles, pasta and dry mixes under the Manischewitz, Horowitz Margareten and Goodman's brand names. Manischewitz also markets a variety of dry soup mixes which are manufactured by outside entities. Manischewitz expects to continue to employ co-packers as a capital efficient means of bringing its new products to market.

Marketing and Product Development

     In fiscal 1997, spending on marketing and trade promotion represented approximately 7% of total revenues. This is an increase over previous years. However, as a percentage of revenue, management believes that marketing and trade promotion expenses have historically remained substantially below other food manufacturers. Marketing has been restricted to its core market and, accordingly, spending has been limited and is generally equal to approximately 2% of revenues. As part of its business strategy, management intends to significantly increase spending on advertising, marketing and promotion of Manischewitz's existing products and new product offerings.

     During the last few years, the Manischewitz product line has been expanded to strengthen and broaden its popular appeal. Packaging has been updated to better communicate good taste and high quality and enhance visibility on store shelves. Manischewitz has introduced no-fat and low-fat items to reinforce the positive health aspects of its products. Where appropriate, recipes have been improved and new flavors introduced. In addition, Manischewitz has introduced new products targeted at both Jewish and non-Jewish consumers and has begun to capitalize on the positive Manischewitz brand image among consumers. In fiscal 1997, new products introduced since 1993 generated approximately 17% of Manischewitz's total revenues.

Distribution

     Manischewitz principally sells its products to independent distributors operating throughout the U.S. and Canada. Two of its independent distributors represented approximately 31% of total revenues in fiscal 1997. Among its customer base, supermarkets represented approximately 90% of Manischewitz's fiscal 1997 total revenues and other customers represented approximately 10%. Management believes that Manischewitz's five largest supermarket customers are American Stores, Ralph's, ShopRite, Pathmark and A&P. In addition, Manischewitz has developed a marketing arrangement with Wal-Mart to carry Manischewitz's products in its supercenters and general merchandise stores.

     Management estimates that its products are sold in a majority of the supermarkets throughout the U.S. Due to their importance to Jewish consumers Manischewitz products are "must carry" items for many supermarkets in the U.S. Management intends to seek to obtain shelf space sections from supermarkets other than in the Kosher aisle. The ability to display Manischewitz's products in the non-Kosher supermarket aisles for products such as cookies, crackers, noodles and sauces will enhance awareness of Manischewitz products, particularly among the non-Jewish consumer.

To support these efforts, management intends to increase promotional and advertising expenditures to enhance product presence and increase sales.

Competition

     Manischewitz competes within a small group of branded Kosher manufacturers in which it has increased its market shares over many years. In the matzo category, all of the domestic producers have been in the industry for over 80 years. Manischewitz's brand names, the complexities of complying with Kosher manufacturing requirements and the relatively modest size of the market have all contributed to the stability of the competitive environment faced by Manischewitz. Unlike most food manufacturers, Manischewitz presently does not face competition in its core products from any private label products because of the unique knowledge and processes involved in manufacturing Kosher food. This lack of private label competition gives Manischewitz flexibility with respect to pricing its core products. Management's business strategy includes promoting and marketing Manischewitz products in the non-Kosher aisles of supermarkets. However, outside the Kosher aisle, Manischewitz products will compete with the products of a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. Many of these competitors have multiple product lines as well as substantially greater financial and other resources available to them.

     Manischewitz's major competitor in the production and distribution of matzo is Streit's, a family-owned regional marketer limited primarily to the New York area.

     Within the gefilte fish market, Manischewitz competes with Rokeach and its related brands, including Mothers, Old Vienna and Mrs. Adlers.

     Management believes that Manischewitz's loyal customer base and name recognition make the brand less vulnerable to competition with respect to its core products. See "Risk Factors - Strong Competition in the Distribution Industry."

Raw Materials

     Manischewitz utilizes a variety of basic raw materials in the manufacture of its matzo and matzo-related products, principally flour. Manischewitz also utilizes significant quantities of various fish in the manufacture of its gefilte fish. Supplies of these ingredients are readily available from a number of sources and are purchased based on price.

Trademarks

     Manischewitz owns a number of registered trademarks in the U.S., Canada, Europe, Israel, South Africa and South America. The registered trademarks in the U.S. include Manischewitz(R), Horowitz Margareten(R),Onion Tams(R), Passover Pantry(R), Tam Tam(R), Vege-Matzo(R), Wheat Tams(R), Design Star of David(R) and Star of David & Lion Design(R). Manischewitz has granted exclusive licenses in connection with the manufacture and sale of wine, vinegar and certain flavored juice products, seltzer, Kosher packaged rye and pumpernickel breads and rolls and pickle products. Such licenses are limited in scope to certain territories and entitle Manischewitz to royalties based on the net sales or revenues of the licensed products sold. Management is not aware of any facts that would have a material adverse impact on the continued use of any of its trademarks and trade names.

Facilities

     Manischewitz's corporate headquarters are located in Jersey City, New Jersey, where management and administrative functions are performed. Manischewitz occupies the following properties, all of which are used in connection with its food business:

                                                                                            Approximate        Lease
                                                                                              Square         Expiration
Property                                                     Location       Own or Lease      Footage           Date
--------                                                  ---------------   ------------    -----------      ----------
Bakery.................................................   Jersey City, NJ       Own           86,000            --
Manufacturing facility.................................   Vineland, NJ          Own           67,700            --
Warehouse..............................................   Jersey City, NJ      Lease          43,500          8/31/00
Office.................................................   Jersey City, NJ      Lease           9,600          8/31/00

     The Jersey City, New Jersey bakery operates on a two-shift basis (each shift consists of eight hours) during three months of the year and a three-shift basis for seven months of the year. The plant, which has computerized production equipment, is shut down for the month of July for maintenance and in August to prepare the plant to meet the Kosher requirements for Passover.

     The Vineland, New Jersey manufacturing and warehousing facility is located on a five-acre site. It has the capacity to produce 11,000 pounds of processed food per shift. The facility operates on a single shift basis throughout the year, with its primary maintenance period in April.

Employees

     As of September 30, 1998, Manischewitz had a total of 220 full-time employees and 30 part-time employees. Manischewitz believes its relations with its employees are generally good.

Litigation

     Manischewitz is subject to litigation in the ordinary course of its business. Manischewitz is not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on Manischewitz.

                                   MANAGEMENT


Directors and Executive Officers of Holdings and Enterprises

     The directors and executive officers of Holdings and Enterprises, and where indicated, the senior executive officer of each of Manischewitz and Millbrook is as set forth in the table below:

Name                                                   Age     Position
----                                                   ---     --------
Richard A. Bernstein*..............................    52      Chairman, President, Chief Executive Officer and
                                                               Director
Lewis J. Korman*...................................    53      Vice Chairman and Director
Steven M. Grossman*................................    37      Executive Vice President, Chief Financial
                                                               Officer, Treasurer and Director
James A. Cohen, Esq.*..............................    53      Senior Vice President - Legal Affairs and
                                                               Secretary and Director of Enterprises
Ira A. Gomberg*....................................    55      Senior Vice President
Hal B. Weiss*......................................    41      Assistant Treasurer
Richard H. Hochman.................................    53      Director of Holdings
Jenny Morgenthau...................................    55      Director of Holdings
Michael A. Pietrangelo.............................    52      Director of Holdings


* Titles of these individuals are the same for Holdings and Enterprises unless otherwise specified.

Senior executive officer of Millbrook:
     Robert A. Sigel...............................    45      President and Chief Executive Officer of Millbrook
                                                               Distribution Services Inc.

Senior executive officer of Manischewitz:
     Dennis M. Newnham............................     53      President and Chief Executive Officer of The B.
                                                               Manischewitz Company, LLC

     Richard A. Bernstein has served as Chairman, President and Chief Executive Officer of Holdings and Enterprises and as a director of Enterprises since its inception in March, 1998 and of Holdings since its inception in December, 1996. In addition to his positions with Holdings and Enterprises, Mr. Bernstein is a member of the Board of Directors and Chairman of Millbrook. Mr. Bernstein is Chairman and Manager of RABCO Luxury Holdings, LLC, a New York limited liability company, a diversified holding entity for luxury products, which has the exclusive right, through its subsidiary, Breguet, LLC to distribute Breguet(R) watches and time pieces in the United States, Canada, Mexico, Central and South America, and throughout the Caribbean. Mr. Bernstein is also President of P&E Properties, Inc., a private commercial real estate ownership/management company of which Mr. Bernstein is the sole shareholder. Mr. Bernstein was the Chairman and Chief Executive Officer and a director of Western Publishing Group, Inc. from 1984 to May 1996. Mr. Bernstein also served as Chairman of the Board and Chief Executive Officer of RABCO Health Services, Inc. and General Medical Corporation, a medical and surgical supply distribution company, from April 1987 through August 1993, and Chairman and Chief Executive Officer of Harris Wholesale Company, a pharmaceutical and health and beauty care distribution company, from 1989 through May 1992. Mr. Bernstein devotes substantial time to other business and charitable activities.

     Lewis J. Korman has been Vice Chairman of Holdings and Enterprises since their inception and is a director of Holdings and Enterprises. Mr. Korman is also an advisor to a company engaged in the marketing and distribution of products designed to enhance wellness and beauty. He also serves as a consultant to companies engaged in financial transactions in the motion picture industry. Mr. Korman also is involved in the structuring of entrepreneurial transactions in the entertainment industry. Prior to joining Holdings in January 1997, Mr. Korman was President and Chief Operating Officer of Savoy Pictures Entertainment, Inc. from its founding in 1992 until its merger with Silver King Communications, Inc. in December 1996. Prior thereto, Mr. Korman was Senior Vice President and Chief Operating Officer of Columbia Pictures Entertainment, Inc. (and Chairman of its Motion Picture Group) until its sale to Sony Corporation at the end of 1989.

     Steven M. Grossman has been Executive Vice President, Chief Financial Officer and Treasurer and a director of Holdings and Enterprises since their inception. In addition to his positions with Enterprises and Holdings, Mr. Grossman is Executive Vice President--Finance and Administration of Millbrook and the Executive Vice President, Chief Financial Officer and Treasurer of Manischewitz. Mr. Grossman is also Executive Vice President and Chief Financial Officer of RABCO and Breguet and Chief Financial Officer of P&E Properties. Mr. Grossman was Executive Vice President and Chief Financial Officer of Western Publishing Group, Inc. from June 1994 to May 1996 and Vice President--Financial Planning of Western Publishing Group, Inc. from July 1992 to June 1994 and of RABCO Health Services, Inc. from July 1992 to August 1993.

     James A. Cohen, Esq. has been Senior Vice President--Legal Affairs and Secretary of Holdings and Enterprises since their inception and is a director of Enterprises. In addition to his positions with Enterprises and Holdings, Mr. Cohen is the Senior Vice President--General Counsel of Millbrook and Manischewitz. Mr. Cohen is also Senior Vice President--Legal Affairs of RABCO and Breguet and a senior executive of P&E Properties. Mr. Cohen was Senior Vice President--Legal Affairs and Secretary of Western Publishing Group, Inc. from 1984 to May 1996 and Senior Vice President-- Legal Affairs and Secretary of RABCO Health Services, Inc. from April 1987 through August 1993.

     Ira A. Gomberg has been Senior Vice President of Enterprises and Holdings since their inception. In addition to his position with Enterprises and Holdings, Mr. Gomberg is a Senior Vice President of Millbrook and Manischewitz. Mr. Gomberg is also Senior Vice President of RABCO and Breguet and a senior executive of P&E Properties. Mr. Gomberg was Vice President of Western Publishing Group, Inc. from 1986 to May 1996 and Executive Vice President of RABCO Health Services, Inc. from April 1987 through August 1993.

     Hal B. Weiss has been Assistant Treasurer of Enterprises and Holdings since their inception. In addition to his position with Enterprises and Holdings, Mr. Weiss is a Vice President and Assistant Treasurer of Millbrook and Manischewitz. Mr. Weiss is also the Assistant Treasurer of RABCO and Breguet and Controller of P&E Properties. Mr. Weiss served as Assistant Treasurer of Western Publishing Group, Inc. from 1990 through May 1996 and Assistant Treasurer of RABCO Health Services, Inc. from April 1987 through August 1993.

     Richard H. Hochman is Chairman of Regent Capital Management Corp., a private investment company, making equity and mezzanine investments in companies, and has served in that capacity since April 1995. From 1990 through April 1995, he was a Managing Director of the Corporate Finance Department of PaineWebber Incorporated and served as a member of its Debt and Equity Commitment Committees. Prior to joining PaineWebber, Mr. Hochman served as a Managing Director of Drexel Burnham Lambert, Inc. from 1984 through 1990. Mr. Hochman also serves on the Board of Directors of Cablevision Systems Corp. and Lite-Flite, Ltd.

     Jenny Morgenthau has been Chief Executive Officer of The Fresh Air Fund, one of New York's preeminent charitable corporations, for more than the past five years. Prior to joining The Fresh Air Fund, Ms. Morgenthau worked for New York City's Special Services for Children, the Department of City Planning and the New York State Urban Development Corporation. Ms. Morgenthau serves on the board of directors of a number of charitable and cultural organizations.

     Michael Pietrangelo is a partner in the Memphis, Tennessee law firm of Pietrangelo Cook PLC, which he joined in February 1998. Previously, Mr. Pietrangelo was President of Johnson Products Co., a subsidiary of IVAX Corporation that manufactured and sold cosmetic and health and beauty care products, principally intended for the African-American consumer. Mr. Pietrangelo also has held a number of executive positions in the consumer products industry at Schering-Plough Corporation, including President of the Personal Care Products Group, and has served as President and Chief Operating Officer of Western Publishing Group, Inc. and President and Chief Executive Officer of Cleo, Inc., a subsidiary of Gibson Greetings, Inc.

     Robert A. Sigel has been President, Chief Executive Officer and director of Millbrook since it was acquired by Holdings from McKesson in March 1997. Mr. Sigel has been associated with Millbrook's business since 1977, having served as Vice President, Sales and Merchandising, Executive Vice President, President and Chief Executive Officer of Millbrook Distributors, Inc. and President and Chief Executive Officer of the service merchandising division of McKesson, which became the current Millbrook. From 1995 through March 1997 Mr. Sigel also served as a Corporate Vice President of McKesson and on McKesson's Management Board.

     Dennis M. Newnham has agreed to serve as President and Chief Executive Officer of Manischewitz commencing in January 1999. Mr. Newnham is the President and Chief Executive Officer of Tsumura International, a manufacturer of personal care and fragrance products and has served in such capacities from March 1996 through the present date. In 1995 Mr. Newnham served as Chairman, President and Chief Executive Officer of Adirondack Beverages, Inc., one of the largest independent soft drink bottlers in the Northeast. From April 1983 through March 1994, Mr. Newnham served as Chairman, President and Chief Executive Officer of Lea & Perrins, Inc., a specialty foods company. Mr. Newnham also serves as a member of the Board of Directors of United Water Resources and NutraMax Products, Inc.

                       COMPENSATION FOR EXECUTIVE OFFICERS

     The following table sets forth the compensation earned or paid, including deferred compensation of the Chief Executive Officer and the most highly compensated executive officers of Holdings, Enterprises, Manischewitz and Millbrook for services rendered for the fiscal year indicated.

                                                     Annual Compensation                              Long-Term Compensation
                                                     -------------------                              ----------------------
                                                                                                    Other Annual
                                                                                                    Compensation   Options/SARs
Name and Principal Position                        Year           Salary ($)         Bonus($)           ($)             (#)
----------------------------------------------     ----          ------------      ----------       ----------     ------------

Holdings and Enterprises
Richard A. Bernstein .........................     1998          $       --(1)     $      --         $       --        --
      Chairman, President and Chief
      Executive Officer

Steven M. Grossman ...........................     1998          $  178,750(2)     $      --         $    9,200        --
      Executive Vice President,
      Chief Financial Officer and
      Treasurer

James A. Cohen ...............................     1998          $  120,000(2)     $      --         $    8,400        --
      Senior Vice President - Legal
      Affairs and Secretary

Millbrook

Robert A. Sigel ..............................     1998          $  355,623        $82,330(3)        $    8,228        --
      Chief Executive Officer                      1997          $  218,654        $ 4,099           $   55,401(4)(5)  --
      and President of Millbrook                   1996          $  211,000        $      --         $   49,500(4)(5)  --

Manischewitz

Richard A. Bernstein .........................     1998          $       --(1)     $      --         $       --        --
      Chairman, President, Chief
      Executive Officer and Manager

(1) Neither Holdings, Enterprises, Manischewitz or Millbrook pays Mr. Bernstein a salary. Enterprises reimburses P&E Properties for personal services, including executive services rendered by certain of its executive officers. The services provided are based upon the number of hours incurred at the applicable pay rate for each executive officer. Mr. Bernstein does not receive a salary from P&E Properties. See "Certain Transactions -- Related Party Transactions."

(2) Neither Holdings nor Enterprises pays Messrs. Grossman or Cohen a salary. Enterprises reimburses P&E Properties for personal services, including executive services rendered by certain of its executive officers. Messrs. Grossman and Cohen receive a salary from P&E Properties for executive services rendered to Holdings and Enterprises. See "Certain Transactions -- Related Party Transactions."

(3) During the fiscal year ended March 31, 1998, Mr. Sigel was paid a bonus of $82,330 which was earned during the fiscal year ended March 31, 1997.

(4) Other Annual Compensation includes long-term deferred compensation of $45,901 in 1997 and $40,000 in 1996.

(5) Other Annual Compensation excludes any amounts paid to Mr. Sigel, in his capacity as a Corporate Vice President of McKesson Corporation.

                              CERTAIN TRANSACTIONS

Voting Agreement

     Mr. Bernstein is a party to a voting agreement with each of the holders of the series A preferred stock and common stock of Holdings. Under the voting agreement these stockholders agreed to vote all of their shares of series A preferred stock and common stock as Mr. Bernstein directs or, if no direction is given, in a manner consistent with the manner in which Mr. Bernstein votes his shares of series A preferred stock and common stock. The voting agreement also provides that the stockholders shall execute any written consent of holders of series A preferred stock or common stock as Mr. Bernstein directs or, if no direction is given, in a manner which is consistent with the vote or written consent of Mr. Bernstein on the matter. The stockholders shall not execute any other consent of holders of series A preferred stock or common stock.

     In the event that a stockholder fails to comply with the voting provisions above, Mr. Bernstein holds a proxy to vote the stockholder's shares or execute a written consent in any manner as he may determine in his sole and absolute discretion. Under the voting agreement, Mr. Bernstein shall not be liable to any stockholder or anyone claiming under such stockholder as a result of any vote or the exercise of any proxy by Mr. Bernstein. This is true even if that vote or exercise of proxy adversely affects, or results in the decrease in the value of, such stockholder's shares.

     The voting agreement shall terminate on the earliest of (1) the date a stockholder (and such stockholder's heirs, personal representatives, donees and trustees of any trusts in which such stockholder has an interest, during the stockholder's life or upon his death) ceases to own any of the shares of Holdings; (2) the date on which the common stock of Holdings is listed or admitted to trade on any national securities exchange or is quoted on the National Association of Securities Dealers Automated Quotation system or similar means; and (3) 10 years from the date of the voting agreement. The voting agreement is binding on the stockholder's successors, heirs, personal representatives, donees and trustees of any trust in which the stockholder has an interest, during the stockholder's life or upon his death. Mr. Bernstein and his successor(s) including his heirs, personal representatives and the trustees of any trust in which he has an interest, during his life or created upon his death, shall receive the benefits of the voting agreement. Therefore, the stockholder shall vote his or her shares and execute written consents as Mr. Bernstein's successor(s) may designate.

Related Party Transactions

     At the time of the acquisition of Millbrook by Holdings and the acquisition of Manischewitz by Enterprises, Millbrook and Manischewitz entered into separate arrangements with P&E Properties, Inc.,an entity of which Mr. Bernstein is the sole shareholder. In this agreement, Millbrook agreed to pay a quarterly management fee of $100,000 and Millbrook and Manischewitz agreed to reimburse P&E Properties for reasonable services and out-of-pocket and other expenses incurred on Millbrook's and Manischewitz's behalf. These services include among other things, treasury, cash management, certain financial reporting, legal, labor and lease negotiation and employee benefits administration. For the six month period ended September 30, 1998, P&E Properties was reimbursed $400,000 for reasonable services provided to Millbrook. For the fiscal year ended March 31, 1998, P&E Properties was reimbursed $800,000 for reasonable services provided to Millbrook. Enterprises reimburses P&E Properties for personal services, including executive services, rendered by certain of its executive officers. Mr. Bernstein does not receive a salary from P&E Properties. Messrs. Grossman and Cohen receive a salary from P&E Properties for executive services rendered to Holdings, Enterprises, Millbrook and Manischewitz. The reasonable services provided are based upon (i) the number of hours incurred at the applicable pay rate; and (ii) out-of-pocket expenses, related to the services provided. In the opinion of management, this methodology provides a reasonable basis for such allocation. In addition, each of Holdings, Enterprises, Millbrook and Manischewitz believe that the terms of the arrangement with P&E Properties was no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.

Shareholders Agreements

     Each employee of Millbrook or Manischewitz who owns shares of the common stock of Holdings is a party to a shareholders agreement with Holdings. These agreements prohibit transfer of such shares other than to a member of the employee shareholder's immediate family or a trustee of a trust for the benefit of the employee shareholder or his immediate family. In the event of termination of the employee shareholder's employment Holdings has the option or obligation to purchase all the employee shareholder's shares at prices not greater than the fair market value.

                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table contains, as of November 30, 1998, certain information regarding the beneficial ownership of the common stock and preferred stock of Holdings (1) by each person who is known by Holdings to own beneficially more than 5% of the outstanding shares of common stock or preferred stock of Holdings, (2) by each of the directors and executive officers of Holdings and
(3) by all directors and executive officers of Holdings as a group. We believe that the beneficial owners of the securities listed below, based on information furnished by such owners, have investment and voting power with respect to all the shares of common stock and preferred stock of Holdings shown as being beneficially owned by them subject to the voting agreement described above under "Certain Transactions--Voting Agreement." Holdings owns 200 shares of the common stock of Enterprises, which represents all of the issued and outstanding capital stock of Enterprises.


                                                        Number of                          Number of
                                                        Shares of        Percentage     Shares of Series
                                                          Common           of Total        A Preferred
                                                         Stock of         Shares of          Stock of
                                                         Holdings           Common           Holdings
Name and Address of                                    Beneficially        Stock of        Beneficially
Beneficial Owners (a)                                      Owned           Holdings           Owned
---------------------                                  ------------      ----------     ---------------
Richard A. Bernstein ..................................    42,500             41.3%             10,000
Robert A. Sigel .......................................     6,600              6.4                 200
James A. Cohen, Esq ...................................     3,610              3.5                 120
Steven M. Grossman ....................................     3,490              3.4                  80
Lewis J. Korman .......................................     3,450              3.4                 400
Ira A. Gomberg ........................................     2,850              2.8                 200
Hal B. Weiss ..........................................     1,460              1.4                 120
Richard H. Hochman ....................................     1,200              1.2                 400
Michael A. Pietrangelo ................................       360               .3                 120
Jenny Morgenthau ......................................       300               .3                 100
All directors and executive officers as a group            65,820             64.0%             11,740
(10 persons)...........................................

(a) The address for Messrs. Bernstein, Cohen, Grossman, Korman, Gomberg and Weiss is 444 Madison Avenue, Suite 601, New York, New York 10022. The address for Robert A. Sigel is c/o Millbrook Distribution Services Inc., Route 56, 88 Huntoon Memorial Highway, Leicester, Massachusetts 01524. The address for Mr. Hochman is Regent Capital Management Corp., 505 Park Avenue, 17th Floor, New York, New York 10022. The address for Mr. Pietrangelo is Pietrangelo Cook PLC, Suite 190, International Plaza, 6410 Poplar, Memphis, Tennessee 38119 and the address for Ms. Morgenthau is c/o The Fresh Air Fund, 1040 Avenue of the Americas, New York, New York 10018.

                               THE EXCHANGE OFFERS

Purpose and Effect

     On May 1, 1998, Holdings and Enterprises sold notes to Chase Securities, Inc. In connection with the sale of notes, we entered into exchange and registration rights agreements with Chase. These agreements require that we file a registration statement under the Securities Act of 1933 offering to exchange the new notes for the notes sold on May 1, 1998. We are offering to you the opportunity to exchange your notes for the same principal amount of new notes. The new notes will be registered and issued without a restrictive legend. This means that, unlike the old notes that you currently hold, which contain restrictions on their transfer, the new notes may be reoffered and resold by you to any potential buyer freely without further registration under the Securities Act of 1933. This is beneficial to you since, in order to sell the notes you currently hold, you must find an available exemption from the registration requirements of the Securities Act of 1933.

     The registration rights agreements further provide that we must use our best efforts to cause the registration statement to be declared effective on or before December 27, 1998, or we will owe liquidated damages, or a fixed sum of money, to the current note holders. Except as discussed below, upon the completion of the exchange offers we will have no further obligations to register your notes.

     We want to advise you that copies of each registration rights agreement has been filed as an exhibit to the registration statement and you are strongly encouraged to read the entire text of the applicable registration rights agreement. We expressly qualify all of our discussions of the registration rights agreements by the terms of the agreements themselves.

     We need representations from you before you can participate in an exchange offer

     In order to participate in an exchange offer, we require that you represent to us that:

     o the new notes you acquire in an exchange offer are being obtained in the ordinary course of your business;

     o neither you nor any such other person is engaging in or intends to engage in a distribution of the new notes;

     o neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of the new notes;

     o neither you nor any such other person is our "affiliate," as defined under Rule 405 of the Securities Act of 1933; and

     o if you or such other person is a broker-dealer, you will receive new notes for your own account, which new notes were acquired as a result of market-making activities or other trading activities, and you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such new notes.

     You may be entitled to shelf registration rights

     In accordance with the registration rights agreements, we are also required to file a "shelf" registration statement for a continuous offering in accordance with Rule 415 of the Securities Act of 1933 to register your notes if:

     o we are not permitted to effect an exchange offer because of any change in law or applicable interpretations of the staff of the Commission;

     o an exchange offer is not consummated within 270 days following the May 1, 1998 offering;

     o    you request for us to do so following the exchange offer;

     o any applicable law or interpretations do not permit you to participate in an exchange offer;

     o you do not receive freely transferrable notes in exchange for your notes; or

     o    we so elect.

In the event that we are obligated to file a "shelf" registration statement, we will be required to keep such shelf registration statement effective for up to two years. Other than as described above, no holder will have the right to participate in the shelf registration or require that we register your notes in accordance with the Securities Act of 1933.

     If you participate in an exchange offer, you should be able to freely sell or transfer your new notes

     We believe that the new notes issued to you in these exchange offers may be offered for resale, sold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, only if you make the representations that we discuss above.

     Our belief is based upon existing interpretations by the Commission's staff contained in several "no-action" letters to third-parties unrelated to us. If you tender your notes in an exchange offer for the purpose of participating in a distribution of new notes you cannot rely on this interpretation by the Commission's staff and you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction. Each broker-dealer that receives new notes for its own account in exchange for its notes, whether the notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

     You may suffer adverse consequences if you fail to exchange your notes

     Following the completion of the exchange offers, except as set forth above and in the registration rights agreements we refer to, you will not have any further registration rights and your notes will continue to be subject to certain restrictions on transfer. Accordingly, if you do not participate in an exchange offer, your ability to sell your notes could be adversely affected.

Terms of the Exchange Offers

     We will accept any validly tendered notes which are not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of your notes. Holders may tender some or all of their notes in an exchange offer.

     The form and terms of the new notes will be substantially the same as the form and terms of your notes except that (1) interest on the new notes will accrue from the last interest payment date on which interest was paid on your note, or, if no interest was paid, from the date of the original issuance of your note, and (2) the new notes have been registered under the Securities Act of 1933 and will not bear a legend restricting their transfer. The new notes will be issued under, and entitled to the benefits of, the same indenture governing your notes.

     This prospectus, together with the letter of transmittal you received with this prospectus, is being sent to you and to others believed to have beneficial interests in the notes. You do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indentures governing your notes as a result of the exchange offers. We intend to conduct the exchange offers in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Commission.

     We will have accepted your validly tendered notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us. If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events, or otherwise, certificates sent to the exchange agent will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     You will not be required to pay brokerage commissions, fees, or transfer taxes in the exchange of your notes. We will pay all charges and expenses other than any applicable taxes you may incur in connection with the exchange offers.

Expiration Date; Extensions; Amendments

     The exchange offer will expire at 5:00 p.m., New York City time, on , 1998, unless it is extended. In any event, each exchange offer will be held open for at least thirty days. In order to extend an exchange offer, we will issue a notice by press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion:

     o    to delay accepting your notes;

     o    to extend either of the exchange offers;

     o to terminate an exchange offer, if any of the conditions shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

     o    to amend the terms of an exchange offer in any manner.

Procedures for tendering your notes

     Only you may tender your notes in an exchange offer. Except as stated below under "The Exchange Offers -- Book Entry Transfer," to tender in an exchange offer, prior to the expiration date, you must:

     1. complete, sign and date the enclosed letter of transmittal, or a copy of it;

     2. have the signature on the letter of transmittal guaranteed if required by the letter of transmittal; and

     3. mail or otherwise deliver the letter of transmittal or copy to the exchange agent.

     In addition, either:

     1. certificates for your notes must be received by the exchange agent along with the letter of transmittal; or

     2. a timely confirmation of a book-entry transfer of your notes, if that procedure is available, into the account of the exchange agent at the Depository Trust Company (the "DTC") (the "Book-Entry Transfer Facility") under the procedure for book-entry transfer described below, must be received by such exchange agent prior to the expiration date; or

     3. you must comply with the guaranteed delivery procedures described below.

To be tendered effectively, a letter of transmittal and other required documents must be received by the exchange agent at its address set forth under "The Exchange Offers -- Exchange Agent" prior to the expiration date.

     If do not withdraw your tender before the expiration date, it will constitute an agreement between you and us in accordance with the terms and conditions in this prospectus and in the letter of transmittal.

     The method of delivery of your notes, a letter of transmittal, and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or notes should be sent to us. You may request your respective brokers, dealers, commercial banks, trust companies, or nominees to effect these transactions on your behalf.

     Procedure if the notes are not registered in your name

     Any beneficial owner whose notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing a letter of transmittal and delivering the owner's notes, either make appropriate arrangements to register ownership of the notes in the beneficial owner's name or obtain a properly completed bond power or other proper endorsement from the registered holder. We strongly urge you to act immediately since the transfer of registered ownership may take considerable time.

     Signature requirements and signature guarantees

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution") unless notes tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an Eligible Institution. If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by an Eligible Institution.

     If a letter of transmittal or any notes or bond powers are signed by trustee, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal unless waived by us.

Conditions to the Exchange Offers

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all notes not properly tendered or any notes the acceptance of which would be unlawful in the opinion of our counsel. We also reserve the right to waive any defects, irregularities, or conditions of tender as to particular notes. Our interpretation of the terms and conditions of an exchange offer (including the instructions in a letter of transmittal) will be final and binding on all parties. Any defects or irregularities in connection with tenders of notes must be cured within such time as we shall determine, unless waived by us. Although we intend to notify holders of defects or irregularities with respect to tenders of notes, we (or the exchange agent, or any other person) shall not incur any liability for failure to give such notification. Tenders of notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right in our sole discretion to purchase or make offers for any notes that remain outstanding after the expiration date or to terminate the exchange offer and, to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of an exchange offer.

     These conditions are for our sole benefit and may be asserted by us at any time or for any reason or may be waived by us in whole or in part at any time in our sole discretion. The failure by us to exercise any of our rights shall not be a waiver of our rights.

     In addition, we will not accept for exchange any notes tendered, and no new notes will be issued in exchange for any notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement or the qualification of the indenture relating to the new notes under the Trust Indenture Act of 1939, as amended (the "TIA"). We are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     In all cases, issuance of new notes for tendered notes that are accepted for exchange in an exchange offer will be made only after timely receipt by the exchange agent of certificates for notes or a timely Book-Entry Confirmation of such notes into the exchange agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal for such exchange offer) and all other required documents. If any tendered notes are not accepted for any valid reason or if notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged notes will be returned without expense to the tendering Holder thereof (or, in the case of notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the exchange offers for such notes.

Book-Entry Transfer

     The exchange agent will make requests to establish accounts with respect to the notes at the Book-Entry Transfer Facility for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of notes being tendered by causing the Book-Entry Transfer Facility to transfer such notes into the exchange agent's account at the Book-Entry Transfer Facility in accordance with the appropriate procedures for transfer. However, although delivery of notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, a letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, except as set forth in the following paragraph, be transmitted to and received by the exchange agent at its address set forth under "The Exchange Offers --Exchange Agents" on or prior to the expiration date or the guaranteed delivery below must be complied with.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the participant's acknowledgment of its receipt of and agreement to be bound by the letter of transmittal for such notes.

Guaranteed Delivery Procedures

     If a registered holder of notes desires to tender such notes and the notes are not immediately available, or time will not permit such holder's note or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     o    the tender is made through an Eligible Institution;

     o prior to the expiration date, the exchange agent received from such Eligible Institution a properly completed and duly executed letter of transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery). The Notice of Guaranteed Delivery shall state the name and address of the holder of such notes and the amount of notes tendered, that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered notes, in proper form for transfer, or a Book-Entry Confirmation and any other documents required by the applicable letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

     o the certificates for all physically tendered notes, in proper form for transfer, or a Book-Entry Confirmation and all other documents required by the applicable letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

     You may withdraw your tender of notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal of a tender notes to be effective, a written or, for a DTC participant, electronic ATOP transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date.

     Any such notice of withdrawal must:

     o specify the name of the person who deposited the notes to be withdrawn (the "Depositor");

     o identify the notes to be withdrawn (including the certificate number or numbers and principal amount of such notes);

     o be signed by the holder in the same manner as the original signature on the letter of transmittal by which such notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee of such notes register the transfer of such notes into the name of the person withdrawing the tender; and

     o specify the name in which any such notes are to be registered, if different from that of the holder who tendered such notes.

All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by us and our determination shall be final and binding on all parties. Any notes withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer. Any notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer relating to such notes. Properly withdrawn notes may be retendered by following one of the procedures under "The Exchange Offers -- Procedures for Tendering" at any time on or prior to the expiration date.

Exchange Agent

     All executed letters of transmittal should be directed to the exchange agent. We have appointed The Chase Manhattan Bank as the exchange agent for each of the exchange offers. Under an agreement between PNC Bank, National Association and Chase Manhattan Trust Company, PNC's corporate trust and escrow business was purchased by Chase. Effective December 1, 1998, The Chase Manhattan Bank became the trustee under the indentures. Questions, requests for assistance and requests for additional copies of the prospectus or a letter of transmittal should be directed to the exchange agent addressed as follows:

                     The Chase Manhattan Bank
                     Global Trust Department
                     379 Thornall Street, 12th floor
                     Edison, New Jersey 08837
                     Attn:   Julie Salovitch-Miller, Vice President
                     Phone:  732-603-2837
                     Fax:    732-603-2818

Fees and Expenses

     We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offers. The principal solicitation is being made by mail. However, additional solicitations may be made in person or by telephone by our officers and employees.

     The estimated cash expenses to be incurred in connection with the exchange offers will be paid by us and are estimated in the aggregate to be $425,000, which includes fees and expenses of the trustees for the notes, accounting, legal, printing, and related fees and expenses.

Transfer Taxes

     If you tender notes for exchange you will not be obligated to pay any transfer taxes except that if you instruct us to register new notes in the name of, or request that your notes not tendered or not accepted in an exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for the payment of any applicable transfer tax.

                   DESCRIPTION OF THE NEW NOTES OF ENTERPRISES

     You can find the definitions of capitalized terms used in this description under the subheading "Certain Definitions." Words that are not capitalized have their ordinary meaning. In this description, "notes" means the outstanding notes of Enterprises and the new notes Enterprises will issue to you in the exchange offer. References to a "holder" or "holders" mean you, or all holders of the notes.

     Enterprises will issue its new notes under an indenture, dated as of May 1, 1998, among itself, Millbrook, Manischewitz and The Chase Manhattan Bank, as successor trustee to PNC Bank, National Association. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

     The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of notes. We have filed a copy of the indenture as an exhibit to the registration statement which includes this prospectus.

Principal, Maturity and Interest

     The new notes are unsecured senior obligations of Enterprises. Enterprises will issue new notes with a maximum aggregate principal amount of $120.0 million. Enterprises will issue new notes in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. The new notes will mature on May 1, 2005.

     Interest on the new notes will accrue at the rate of 10-1/2% per year and will be payable twice a year in cash on May 1 and November 1, commencing on May 1, 1999. Enterprises will make each interest payment to the holders of record of the new notes at the close of business on April 15 and October 15 of each year.

     Interest on the new notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360- day year comprised of twelve 30-day months.

Methods of Receiving Payments

     The trustee maintains a corporate trust operations office in Dallas, Texas. Enterprises will pay principal, premium and interest payments on the new notes from its New York offices. At the option of Enterprises, principal, premium and interest payments on the new notes may be paid by Enterprises at the trustee's corporate trust operations office or by check mailed to the holder's registered address.

Paying Agent and Registrar

     The trustee initially will act as paying agent and registrar for the new notes. Enterprises may change the paying agent or registrar without prior notice to the holders.

Transfer and Exchange

     A holder may transfer or exchange the new notes in accordance with the indenture. Any of your notes that you do not exchange in the exchange offer, together with the new notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

Optional Redemption

     On or after May 1, 2002, Enterprises may redeem all or a part of the notes upon not less than 30 days nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below.

       Year                                                   Percentage
       ----                                                   ----------
       2002 ...............................................    105.250%
       2003 ...............................................    102.625%
       2004 and thereafter ................................    100.000%

Optional Redemption upon Public Equity Offerings

     On or after May 1, 2001, Enterprises may use the Net Cash Proceeds of one or more Public Equity Offerings of Enterprises or Holdings to redeem up to 35% of the originally issued aggregate principal amount of the notes. The redemption price is 110.500% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of redemption.

     In order to effect this redemption:

     (1) the redemption must occur within 120 days after the closing of any Public Equity Offering;

     (2) in the case of a Public Equity Offering by Holdings, Holdings shall contribute the proceeds to Enterprises as common equity capital in an amount sufficient to effect such redemption; and

     (3) at least 65% of the principal amount of notes originally issued must remain outstanding immediately after any such redemption.

Selection and Notice of Redemption

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

     (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

     (2) if the notes are not listed, by lot, or by such method that as the trustee deems fair and appropriate; or

     (3) if the notes are being partly redeemed with the proceeds of a Public Equity Offering, the trustee shall select the new notes to be redeemed on an equal basis with each other as practicable, unless such method is otherwise prohibited.

     No notes of $1,000 or less shall be partly redeemed. Notices of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

Partial Redemption

     If any new note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed. A note in a principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on the redeemed notes.

Guarantees

     Each Guarantor will fully and unconditionally, and jointly and severally, on a senior basis, guarantee Enterprises' obligations under the notes. Each guarantee will be subordinated to the prior payment in full of all existing and future secured Indebtedness of that Guarantor to the extent of the value of the assets securing such Indebtedness. The obligations of each Guarantor will be limited to the maximum amount necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors--Fraudulent Conveyance Considerations for the New Notes and Guarantees."

     A Guarantor may consolidate with, merge into or sell its assets to Enterprises or another Guarantor that is a Wholly Owned Restricted Subsidiary of that Guarantor, without limitation, or with other Persons upon the terms and conditions in the indenture. See "--Certain Covenants--Merger, Consolidation and Sale of Assets."

     If Enterprises sells all of the capital stock of a Guarantor and the sale complies with the provisions in "--Certain Covenants--Limitation on Asset Sales," that Guarantor will be released from its guarantee.

Repurchase at the Option of Holders - Change of Control

     If a Change of Control occurs, each holder of notes will have the right to require Enterprises to repurchase all or a part of that holder's notes pursuant to the Change of Control offer described in the following paragraph. In the Change of Control offer, Enterprises will offer a Change of Control payment equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest to the date of purchase.

     Within 30 days following the date of the Change of Control, Enterprises will mail a notice to each holder describing the terms of the Change of Control offer. This notice will state the purchase date, which shall be a business day no earlier than 30 days nor later than 60 days from the date notice is mailed, unless otherwise required by applicable law.

     If a Change of Control offer is made, Enterprises cannot assure that it will have sufficient funds to pay the purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control offer. If Enterprises is required to purchase outstanding notes pursuant to a Change of Control offer,

Enterprises expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However it cannot assure that it would be able to obtain such financing. Neither the board of directors of Enterprises nor the trustee may waive the covenant relating to a holder's right to redemption upon a Change of Control.

     The definition of Change of Control includes a phrase relating to the sale, lease, exchange or other transfer of "all or substantially all" of the assets of Enterprises. Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, it may be unclear whether a Change of Control has occurred and whether the notes are subject to a Change of Control offer. Enterprises will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

     Takeovers and Leveraged Transactions

     Restrictive covenants in the indenture may make it more difficult or discourage a takeover of Enterprises. To complete such transactions, redemption or repurchase of the notes may be required. Enterprises cannot assure that it or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Moreover, although restrictions in the indenture with respect to transactions with Affiliates may make a leveraged buyout of Enterprises or any of its subsidiaries by the management of Enterprises more difficult, the indenture may not afford the holders of notes protection from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     Cross-Default Provisions

     The Credit Agreement provides that certain Change of Control events with respect to Enterprises constitute a default under that agreement. Any Permitted Refinancings of the Credit Agreement to which Enterprises becomes a party may contain similar restrictions and provisions. If a Change of Control occurs at a time when Enterprises is prohibited from purchasing notes, Enterprises could seek the consent of its lenders to the purchase of notes or could attempt to repay the borrowings that contain such prohibition. If Enterprises does not obtain such a consent or repay such borrowings, Enterprises will remain prohibited from purchasing its notes. In such case, Enterprises' failure to purchase tendered notes of Enterprises would constitute an Event of Default under the indenture which would, in turn, constitute a default under the Credit Agreement.

Certain Covenants

     Limitation on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock

     Other than Indebtedness that is permitted under the indenture, Enterprises will not, and will not permit any of its Restricted Subsidiaries to incur any Indebtedness. In addition, Enterprises will not issue any Disqualified Capital Stock and will not permit its Restricted Subsidiaries to issue any preferred stock, except preferred stock of a Restricted Subsidiary issued to and held by Enterprises or a Wholly Owned Restricted Subsidiary of Enterprises.

     However, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, Enterprises and the Guarantors may incur Indebtedness (including Acquired Indebtedness) and Enterprises may issue Disqualified Capital Stock of Enterprises, if Enterprises' Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds from the Indebtedness or Disqualified Capital Stock).

     Enterprises or any Guarantor will not incur any Indebtedness that is subordinated to any other Indebtedness of Enterprises or of that Guarantor, unless that Indebtedness is also made expressly subordinated to the notes or the guarantee of that Guarantor, to the same extent and in the same manner as it is subordinated to the other Indebtedness.

     Limitation on Restricted Payments

     Enterprises will not, and will not permit any Restricted Subsidiary to:

     (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of Enterprises) on or in respect of shares of the capital stock of Enterprises,

     (b) redeem any capital stock of Enterprises or Holdings or any warrants, rights or options to purchase or acquire shares of any class of such capital stock, or

     (c) make any Investment (other than Permitted Investments) (each of the actions named in clauses (a), (b), and (c) are referred to as a "restricted payment"),

     if, at the time of a restricted payment or immediately after giving effect thereto,

     (1)  a Default has occurred and is continuing,

     (2) Enterprises is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock" covenant, or

     (3) the aggregate amount of restricted payments (including such proposed restricted payment) made after the Issue Date (the amount spent for such purposes, if not in cash, being the fair market value of such property as determined reasonably and in good faith by the board of directors of Enterprises) shall exceed the sum of:

          (a) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of Enterprises earned after the Issue Date and on or before the date the restricted payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

          (b) 100% of the aggregate Net Cash Proceeds received by Enterprises from any Person (other than a Restricted Subsidiary of Enterprises) from the issuance and sale after the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of Enterprises (other than Qualified Capital Stock, the proceeds of which are to be used to redeem notes of Enterprises pursuant to the provisions described under "Redemption--Optional Redemption Upon Public Equity Offerings"); plus

          (c) 100% of the Net Cash Proceeds received by Enterprises from any Person (other than a Restricted Subsidiary of Enterprises) from the issuance after the Issue Date of Indebtedness convertible or exchangeable into Qualified Capital Stock of Enterprises that has actually been converted or exchanged, together with the aggregate Net Cash Proceeds received by Enterprises (other than from a Restricted Subsidiary of Enterprises) at the time of such conversion or exchange; plus

          (d) without duplication of any amounts included in clause (3)(c) above, 100% of the aggregate Net Cash Proceeds of any equity contribution received by Enterprises from a holder of Enterprises' capital stock; plus

          (e) the amount equal to the net reduction in Investments (other than Permitted Investments) made by Enterprises or any of its Restricted Subsidiaries in any Person resulting from, and without duplication,

               (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to Enterprises or any Restricted Subsidiary of Enterprises, or

               (ii) the redesignation of Unrestricted Subsidiaries as Restricted
                    Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Restricted Subsidiary, the amount of Investments previously made by Enterprises or any Restricted Subsidiary in that Unrestricted Subsidiary, which amount was included in the calculation of restricted payments; provided, however, that no amount shall be included under this clause
                    (e) to the extent it is already included in Consolidated Net Income.

         Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of a dividend if the dividend would have been permitted on the date of declaration;

     (2)  so long as no Default has occurred and is continuing,

          (i) the acquisition of any shares of capital stock of Enterprises or Holdings solely in exchange for shares of Qualified Capital Stock of Enterprises or Holdings, or

          (ii) the making of any restricted payment from the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Enterprises) of shares of Qualified Capital Stock of Enterprises;

     (3) so long as no Default has occurred and is continuing, repurchases by Enterprises of common stock of Holdings from employees of Enterprises or any of its subsidiaries or their authorized representatives (other than Permitted Holders) upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed 5% of the cumulative Consolidated Net Income of Enterprises earned subsequent to the Issue Date and on or before the date a repurchase occurs;

     (4) any repurchase of equity interests deemed to occur upon the exercise of stock options if such equity interest represents a portion of the exercise price of an option;

     (5) payments or other distributions to Holdings solely to enable Holdings to pay audit, accounting, legal, Commission filing fees and similar expenses actually incurred, to pay franchise or other similar taxes when due and to pay other corporate overhead expenses of Holdings actually incurred, only if such expenses and taxes arise as a result of Holdings' Investment in Enterprises, and only if the aggregate amount of such payments does not exceed $1.0 million in any fiscal year;

     (6) payments to Holdings to fund taxes due from Holdings for any given taxable year in an amount equal to Enterprises' "separate return liability," as if Enterprises were the parent of a consolidated group (for purposes of this clause (6), "separate return liability" for a given taxable year means the hypothetical United States tax liability of Enterprises determined as if Enterprises had filed its own United States federal tax return for such taxable year);

     (7)  the payment to Holdings of:

          (i) any dividend or other distribution in an aggregate amount not to exceed $600,000 in any fiscal year to permit Holdings to pay management fees to P&E Properties or any of its Affiliates, and

          (ii) any dividend or other distribution to reimburse P&E Properties or any of its Affiliates for reasonable services and out-of-pocket and other costs and expenses actually incurred in connection with such services; and

     (8) so long as no Default has occurred and is continuing, the payment to Holdings of any dividend or other distribution to permit Holdings to pay cash interest when due on the notes of Holdings on and after the fifth anniversary of the Issue Date.

     In determining the aggregate amount of restricted payments made after the Issue Date amounts spent under clauses (1), (2)(ii), (3), (4), (7)(i) and (8) above will be included in the calculation and amounts spent under clause (2)(i),
(5), (6) and (7)(ii) above will not be included in the calculation.

     The amount of any non-cash restricted payment will be the fair market value, on the date such restricted payment is made, of the assets or securities proposed to be transferred or issued by Enterprises or such Restricted Subsidiary under the restricted payment. The fair market value of any non-cash restricted payment will be determined by the board of directors of Enterprises whose resolution will be delivered to the trustee. The determination will be based on an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $1.5 million. Not later than 60 days after the end of any fiscal quarter (100 days in the case of the last fiscal quarter of the fiscal year) during which any restricted payment is made, Enterprises will deliver to the trustee an officers' certificate stating that all restricted payments made during such fiscal quarter were permitted and explaining the basis upon which the calculations required by this covenant were computed, together with a copy of any opinion or appraisal required by the indenture.

     Limitation on Asset Sales

     Enterprises will not, and will not permit any of its Restricted Subsidiaries to consummate an Asset Sale unless:

     (1) Enterprises or the Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold,

     (2) at least 80% of the consideration received by Enterprises or the Restricted Subsidiary from such Asset Sale shall be in the form of:

          (a)  cash or Cash Equivalents,

          (b)  Replacement Assets, or

          (c) any combination of Cash Equivalents or Replacement Assets and is received at the time of such disposition; and

     (3) upon the consummation of an Asset Sale, Enterprises will apply, or cause the Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt either:

          (a) to prepay any Indebtedness incurred pursuant to clause (ii) or clause (xii) of the explanation of "Permitted Indebtedness" (other than subordinated Indebtedness) and effect a permanent reduction thereunder,

          (b)  to make an investment in Replacement Assets, or

          (c)  a combination of prepayment and investment permitted by clauses
               (3)(a) and (3)(b).

     Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided above will constitute excess Net Cash Proceeds. When the aggregate amount of excess Net Cash Proceeds exceeds $5.0 million, Enterprises will make a Net Cash Proceeds offer to all holders of notes and all holders of other Indebtedness that is equal in right of payment with the notes and contains provisions similar to those set forth in the indenture, to purchase the maximum principal amount of notes and such other Indebtedness equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase, an amount not greater than 100% of the principal amount of such other Indebtedness. However, if at any time any non-cash consideration received by Enterprises or any Restricted Subsidiary in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then it will be considered an Asset Sale and the Net Cash Proceeds shall be applied in accordance with this covenant. Pending the final application of such excess Net Cash Proceeds, Enterprises may temporarily cause the Guarantors to reduce Indebtedness under the Revolving Credit Facility or invest such Net Cash Proceeds in Cash Equivalents.

     For purposes of clause (2)(a) above, the term "cash" includes the amount of any Indebtedness for borrowed money or any Capitalized Lease Obligations:

     (A) that is assumed by the transferee of any assets or property which constitutes the Asset Sale, or

     (B) with respect to the sale or disposition of all of the capital stock of a Restricted Subsidiary, that remains the liability of such Restricted Subsidiary subsequent to such sale or other disposition, in each case provided that there is no further recourse to Enterprises or any of its Restricted Subsidiaries with respect to such Indebtedness.

     If there is a transfer of substantially all of the property and assets of Enterprises and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation will be considered to have sold the properties and assets of Enterprises and its Restricted Subsidiaries not so transferred for purposes of this covenant, and must comply with the provisions of this covenant as if the sale were an Asset Sale. In addition, the fair market value of such properties and assets of Enterprises or its Restricted Subsidiaries deemed to be sold will be considered to be Net Cash Proceeds for purposes of this covenant.

     The Net Cash Proceeds offer will comply with the procedures set forth in the indenture, except where applicable securities laws and regulations require otherwise.

     Limitation on Dividend and Other Payment Restrictions Affecting
Subsidiaries

     Enterprises will not, and will not permit any of its Restricted Subsidiaries, to create or otherwise cause or permit to exist any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (a) pay dividends or make any other distributions in connection with its capital stock;

     (b) make loans or advances or pay any Indebtedness or other obligation owed to Enterprises or any other Restricted Subsidiary; or

     (c) transfer any of its property or assets to Enterprises or any other Restricted Subsidiary, except for such encumbrances or restrictions existing because of:

          (1)  applicable law;

          (2)  the indentures;

          (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

          (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (5) agreements existing on the Issue Date, including the Credit Agreement, to the extent and in the manner such agreements are in effect on the Issue Date;

          (6) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; so long as the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable, taken as a whole, to Enterprises in any material respect as determined by the board of directors of Enterprises in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in clause (2), (4), (5) or (7), restrictions imposed by any agreement to sell, or otherwise dispose of, assets pending the closing of such sale.

     Limitation on Liens

     Enterprises will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Enterprises or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

     (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens, and

     (b) in all other cases, the notes are equally and ratably secured, except for:

          (1) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

          (2) Indebtedness incurred pursuant to clause (ii) of the definition of "Permitted Indebtedness";

          (3)  Liens securing the notes and the guarantees;

          (4) Liens of Enterprises or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary;

          (5) Liens securing Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; so long as such
               Liens:

               (x) are no less favorable, taken as a whole, to the holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and

               (y) do not extend to or cover any property or assets of Enterprises or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and

          (6)  Permitted Liens.

     Merger, Consolidation and Sale of Assets

     Enterprises may not consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Enterprises' assets (determined on a consolidated basis for Enterprises and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (a)  either:

               (1)  Enterprises is the surviving or continuing corporation; or

               (2) the Person (if other than Enterprises) formed by such consolidation or into which Enterprises is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Enterprises and of Enterprises' Restricted Subsidiaries substantially as an entirety (the "surviving entity"):

                    (x) is a corporation organized and validly existing under the laws of the United States or any state or the District of Columbia, and

                    (y) will expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes of Enterprises and the performance of every covenant of the notes of Enterprises and the indenture on the part of Enterprises to be performed or observed;

          (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Enterprises or such surviving entity is to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock" covenant;

          (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default has occurred or is continuing; and

          (d) Enterprises or the surviving entity will have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

     For purposes of the above, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Enterprises the capital stock of which constitutes all or substantially all of the properties and assets of Enterprises, are considered to be the transfer of all or substantially all of the properties and assets of Enterprises.

     The indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Enterprises as described above, in which Enterprises is not the continuing corporation, the successor Person formed by such consolidation or into which Enterprises is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right, power and privilege of, Enterprises under the indenture and the notes with the same effect as if such surviving entity had been named as such.

     Each Guarantor (other than any Guarantor whose guarantee is to be released in accordance with the terms of the guarantee and indenture in connection with any transaction complying with the provisions of "-- Limitation on Asset Sales") will not, and Enterprises will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than Enterprises or any other Guarantor unless:

     (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any state or the District of Columbia;

     (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the guarantee;

     (3) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

     (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, Enterprises could satisfy the provisions of clause (b) of the first paragraph of this covenant. Any merger or consolidation of a Guarantor with and into Enterprises (with Enterprises being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary need to comply with only clause (d) of the first paragraph of this covenant.

     Limitations on Transactions with Affiliates

     (1) Enterprises will not, and will not permit any of its Restricted Subsidiaries to, enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than:

          (a)  Affiliate Transactions permitted under paragraph (2) below, and

          (b) Affiliate Transactions on terms that are no less favorable, taken as a whole, than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Enterprises or such Restricted Subsidiary. All Affiliate Transactions involving aggregate payments or other property with a fair market value in excess of $500,000 must be approved by the board of directors of Enterprises or such Restricted Subsidiary, such approval to be evidenced by a board resolution stating that such board of directors has determined that such transaction complies with the provisions above. If Enterprises or any Restricted Subsidiary enters into an Affiliate Transaction that involves an aggregate fair market value of more than $1,500,000, Enterprises or such Restricted Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Enterprises or the relevant Restricted Subsidiary, from a financial point of view, from an independent financial advisor and file the same with the trustee.

     (2)  The restrictions set forth in clause (1) above do not apply to:

          (a) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Enterprises or any Restricted Subsidiary in the ordinary course as determined in good faith by Enterprises' board of directors;

          (b) transactions exclusively between Enterprises and any of its Wholly Owned Restricted Subsidiaries or exclusively between such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

          (c) any written agreement as in effect as of the Issue Date, including amendment, or any transaction contemplated by that agreement (including any amendments, so long as any such amendment is not more disadvantageous to the holders in any material respect than the agreement as in effect on the Issue
               Date);

          (d) loans or advances to employees of Enterprises or any Restricted Subsidiary (other than Permitted Holders) in the ordinary course and in an aggregate amount not exceeding $250,000 at any one time outstanding;

          (e)  payments:

               (i) to P&E Properties or any of its Affiliates in an aggregate amount not to exceed $600,000 in any fiscal year to pay management fees, and

               (ii) to reimburse P&E Properties or any of its Affiliates for reasonable services and out-of-pocket costs and other expenses actually incurred in connection with such services; and

          (f) payments permitted by the "Limitation on Restricted Payments" covenant.

     Additional Subsidiary Guarantees

     If Enterprises or any of its Restricted Subsidiaries transfers or causes to be transferred, any property to any Restricted Subsidiary that is not a Guarantor, or if Enterprises or any of its Restricted Subsidiaries organizes, acquires or otherwise invests in another Restricted Subsidiary, then such transferee or acquired or other Restricted Subsidiary shall:

     (1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Restricted Subsidiary will unconditionally guarantee all of Enterprises' obligations under the notes and the indenture on the terms set forth in the indenture, and

     (2) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

     Subsidiaries

     Enterprises may not have any subsidiaries except Wholly Owned Restricted Subsidiaries and Unrestricted Subsidiaries.

     Designation of Unrestricted Subsidiaries

     After the Issue Date, Enterprises may designate any Subsidiary as an Unrestricted Subsidiary if:

     (1)  that designation would not cause a Default under the indenture; and

     (2) Enterprises would be permitted to make an Investment (other than a Permitted Investment) at the time of such designation (assuming the effectiveness of such designation) pursuant to the "Limitation on Restricted Payments" covenant in an amount equal to the fair market value of Enterprises' proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

     Enterprises or any Restricted Subsidiary shall not provide credit support for or guarantee any indebtedness of any Unrestricted Subsidiary. Enterprises may pledge equity interests or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis, or be liable for any Indebtedness of any Unrestricted Subsidiary, or be liable for any Indebtedness providing for a default upon the default under the Indebtedness of any Unrestricted Subsidiary. Enterprises shall not be liable for any nonrecourse guarantee given solely to support its pledge of the capital stock of any Unrestricted Subsidiary.

     Conduct of Business

     Enterprises and its Restricted Subsidiaries will not engage in any businesses other than its "Permitted Business" of food manufacturing and processing, food distribution and other businesses similar thereto or reasonably related thereto, including without limitation, providing merchandising services.

     Reports to Holders

     Within 15 days after filing with the Commission, Enterprises will deliver to the trustee copies of the quarterly and annual reports and the information, documents and other reports, if any, which Enterprises is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

     Notwithstanding that Enterprises may not be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Enterprises will file with the Commission, to the extent permitted, and provide the trustee and holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934. Enterprises will also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939.

     In addition, for so long as any notes remain outstanding, Enterprises will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, and, to any beneficial holder of notes of Enterprises, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee or stockholder, of Enterprises, the Guarantors or any of their respective Affiliates will be liable for any obligations of Enterprises under the notes or the indenture or for any claim based on, or in respect of, or by reason of, such obligations or their creation. Each holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Events of Default

     Each of the following is an Event of Default:

     (1)  Default for 30 days in the payment when due of interest on the notes;

     (2) Default in the payment when due of principal on any notes, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control offer or a Net Cash Proceeds offer described above);

     (3) a Default for 30 days following receipt of written notice from the trustee or the holders of at least 25% of the outstanding principal amount of notes, in the observance or performance of any other covenant or agreement contained in the indenture (except in the case of a Default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

     (4) a Default or Defaults under the terms of one or more instruments evidencing or securing Indebtedness of Enterprises or any Significant Subsidiaries having an outstanding principal amount of $2,000,000 or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by Enterprises or any Significant Subsidiary to pay principal when due at the stated maturity of the Indebtedness and the

          Default or Defaults has continued after any applicable grace period and has not been cured or waived;

     (5) one or more judgments in an aggregate amount in excess of $2,000,000 has been rendered against Enterprises or any of its Restricted Subsidiaries and the judgments remain undischarged, unpaid or unstayed for a period of 60 days after becoming final and non-appealable;

     (6) certain events of bankruptcy affecting Enterprises or any of its Significant Subsidiaries; or

     (7) any of the guarantees ceases to be in full force and effect or any of the guarantees is declared to be null and void and unenforceable or any of the guarantees is found to be invalid or any of the Guarantors denies its liability under its guarantee (other than by reason of release of a Guarantor in accordance with the terms of the indenture).

     If an Event of Default (other than an Event of Default specified in clause
(6) above with respect to Enterprises) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all notes to be due and payable by notice in writing to Enterprises and the trustee specifying the respective Event of Default and that it is an "acceleration notice," and the principal and accrued interest will become immediately due and payable. If an Event of Default specified in clause (6) above with respect to Enterprises occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes of will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     The indenture provides that, at any time after a declaration of acceleration with respect to the notes, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

     (1) if the rescission would not conflict with any outstanding judgment or judicial decree,

     (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,

     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,

     (4) if Enterprises has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances, and

     (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any consequent right.

     The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a Default in the payment of the principal of or interest on any notes.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act of 1939. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     Under the indenture, Enterprises is required to provide an officers' certificate to the trustee promptly upon any such officer obtaining knowledge of the occurrence of any Default or Event of Default (provided that such officers must provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

     Enterprises may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes of Enterprises ("Legal Defeasance"). Such Legal Defeasance means that Enterprises will be considered to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for:

     (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due,

     (2) Enterprises' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments,

     (3) the rights, powers, trust, duties and immunities of the trustee and Enterprises' obligations in connection therewith, and

     (4)  the Legal Defeasance provisions of the indenture.

     In addition, Enterprises may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of Enterprises. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) Enterprises must irrevocably deposit with the trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on its notes on the stated date for payment thereof or on the applicable redemption date;

     (2) in the case of Legal Defeasance, Enterprises shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

          (A) Enterprises has received from, or there has been published by, the Internal Revenue Service a ruling, or

          (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel confirms that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, Enterprises shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the indenture or any other material agreement or instrument to which Enterprises or any of its Significant Subsidiaries is a party or by which Enterprises or any of its Significant Subsidiaries is bound;

     (6) Enterprises must deliver to the trustee an officers' certificate stating that the deposit was not made by Enterprises with the intent of preferring the holders over any other creditors of Enterprises or with the intent of defeating, hindering, delaying or defrauding any other creditors of Enterprises or others; and

     (7) Enterprises shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with. Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes of Enterprises not therefore delivered to the trustee for cancellation:

          (A)  have become due and payable,

          (B) will become due and payable on the maturity date within one year, or

          (C) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Enterprises.

Satisfaction and Discharge

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

     (1)  either:

          (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Enterprises and thereafter repaid to Enterprises or discharged from such trust) have been delivered to the trustee for cancellation, or

          (b) all notes not theretofore delivered to the trustee for cancellation have become due and payable and Enterprises has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from Enterprises directing the trustee to apply such funds to the payment thereof at maturity or redemption;

     (2) Enterprises has paid all other sums payable under the indenture by Enterprises; and

     (3) Enterprises has delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendment and Modification of the Indenture

     Without the consent of each holder affected, an amendment may not (with respect to any notes held by a non-consenting holder):

     (1)  reduce the amount of notes whose holders must consent to an amendment;

     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

     (3) reduce the principal of or change the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

     (4)  make any notes payable in money other than that stated in the notes;

     (5) make any change in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on the notes on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the notes to waive Defaults or Events of Default;

     (6) amend, change or modify in any material respect the obligation of Enterprises to make and consummate a Change of Control offer in the event of a Change of Control or make and consummate a net proceeds offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

     (7) subordinate the notes or any guarantee to any other obligation of Enterprises or such Guarantor; or

     (8) release any Guarantor from any of its obligations under its guarantee or the indenture, other than in accordance with the terms of the indenture.

Governing Law

     The indenture, the notes and the guarantees will be governed by the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

     Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The indenture and the provisions of the Trust Indenture Act of 1939 contain certain limitations on the rights of the trustee, should it become a creditor of Enterprises, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act of 1939, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict within 30 days, obtain permission within 30 days from the Commission to continue as trustee, or resign.

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the indenture. Please refer to the indenture for the full definition of all such terms.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with Enterprises or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Affiliate" of any specified Person means any other Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Asset Acquisition" means:

     (a) an Investment by Enterprises or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or any Restricted Subsidiary, or shall be merged with or into Enterprises or any Restricted Subsidiary, or

     (b) the acquisition by Enterprises or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer by Enterprises or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Enterprises or a Restricted Subsidiary of:

     (a)  any capital stock of any Restricted Subsidiary; or

     (b) any other property or assets of Enterprises or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

          (i) the sale or disposition of inventory in the ordinary course of business,

          (ii) the sale or other disposition of obsolete, worn out, damaged or otherwise unsuitable or unnecessary equipment or other obsolete assets,

          (iii) the exchange of assets for other non-cash assets that are:

               (a)  useful in the Permitted Business, and

               (b) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the board of directors in good faith),

          (iv) the sale or other disposition of Cash Equivalents,

          (v) the grant of any license of intellectual property rights in the ordinary course of business,

          (vi) any transaction or series of related transactions in any fiscal year for which Enterprises or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million, and

          (vii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Enterprises as permitted under "Merger, Consolidation and Sale of Assets."

     "Borrowing Base Amount" means, as of the date of determination, an amount equal to the sum, without duplication, of:

     (i)  80% of the book value of the accounts receivable, and

     (ii) 55% of the book value of the inventories of Enterprises and its Restricted Subsidiaries, taken as a whole, as set forth in the most recent monthly consolidated financial statements of Enterprises prepared and determined in accordance with GAAP.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

     (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

     (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or any successor thereto ("S&P") or Moody's Investors Service, Inc. or any successor thereto;

     (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 (or the equivalent successor rating) from S&P or at least P-1 (or the equivalent successor rating) from Moody's;

     (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

     (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and

     (vi) Investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events:

     (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Enterprises to any Person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture) other than to Holdings or a wholly owned Subsidiary of Holdings (or any successor thereto) or any Permitted Holder;

     (ii) the approval by the holders of capital stock of Enterprises of any plan or proposal for the liquidation or dissolution of Enterprises (whether or not otherwise in compliance with the provisions of the indenture);

     (iii) any Person or group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Enterprises; or

     (iv) the replacement of a majority of the board of directors of Enterprises over a two-year period from the directors who constituted the board of directors of Enterprises at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of Enterprises then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

     (i)  Consolidated Net Income, and

     (ii) to the extent Consolidated Net Income has been reduced thereby,

          (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business),

          (B)  Consolidated Interest Expense, and

          (C) Consolidated Non-Cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio to Consolidated Fixed Charges of such Person for the four quarter period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (i) the incurrence or the repayment, repurchase, defeasance or other discharge of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the four quarter period or at any time subsequent to the last day of the four quarter period and on or prior to the transaction date, as if such incurrence or the repayment, repurchase, defeasance or other discharge, as the case may be (and the application of the proceeds thereof), occurred on the first day of the four quarter period, and

          (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including or excluding, as applicable, any Consolidated EBITDA (including any pro forma expense and cost reductions) whether positive or negative attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the four quarter period) occurring during the four quarter period or at any time subsequent to the last day of the four quarter period and on or prior to the transaction date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the four quarter period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

               (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the transaction date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the transaction date; and

               (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of Consolidated Net Income relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Enterprises.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

     (i)  Consolidated Interest Expense, plus

     (ii) the product of:

          (x) the amount of all dividend payments on any series of preferred stock of such Person or its Subsidiaries (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times, and

          (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

               (a) any amortization of debt discount and amortization or write-off of deferred financing costs,

               (b)  the net costs under Interest Swap Obligations, and

               (c)  the interest portion of any deferred payment obligation; and

          (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto,

          (b) after-tax items classified as extraordinary or nonrecurring gains,

          (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person,

          (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract or operation of law,

          (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except, for purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments," to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person,

          (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, and

          (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

     "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Credit Agreement" means the Amended and Restated Credit Agreement dated as of May 1, 1998, by and among Millbrook, Manischewitz, Chase, as agent, and NationsBank, as co-agent, and the lenders party thereto in their capacities as lenders thereunder, together with the related agreements entered into in connection therewith (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant above) or adding Restricted Subsidiaries of Enterprises as additional borrowers or Guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, co-agent, lender or group of lenders.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Capital Stock" means that portion of any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the notes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect as of the Issue Date.

     "Guarantor" means:

     (i) each of Enterprises' Restricted Subsidiaries existing on the Issue Date, and

     (ii) each of Enterprises' Subsidiaries that in the future executes a supplemental indenture in which such domestic Subsidiary agrees to be bound by the terms of the indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective guarantee is released in accordance with the terms of the indenture.

     "Indebtedness" means with respect to any Person, without duplication:

     (i) the principal amount of all Indebtedness of such Person for borrowed money,

     (ii) the principal amount of all Indebtedness of such Person evidenced by bonds, debentures, notes of Enterprises or other similar instruments,

     (iii)     all Capitalized Lease Obligations of such Person,

     (iv) all Indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith),

     (v) reimbursement obligations of such Person on any letter of credit, banker's acceptance or similar credit transaction,

     (vi) guarantees and other similar contingent obligations in respect of Indebtedness or obligations referred to in clauses (i) through
               (v) above and clause (viii) below,

     (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, and

     (viii) all obligations of such Person under Currency Agreements and Interest Swap Obligations.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any capital stock, bonds, notes of Enterprises, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" excludes extensions of trade credit and advances to customers by Enterprises and its Restricted Subsidiaries in accordance with normal trade practices of Enterprises or such Restricted Subsidiary. For the purposes of the "Limitation on Restricted Payments" covenant,

     (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and

     (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by Enterprises or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If Enterprises or any Restricted Subsidiary sells or otherwise disposes of any common stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, Enterprises no longer owns, directly or indirectly, greater than 50% of the outstanding common stock of such Restricted Subsidiary, Enterprises shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the common stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the notes.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the aggregate proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) and cash and Cash Equivalents received upon the disposition of non-cash consideration received in any Asset Sale received by Enterprises or any of its Restricted Subsidiaries from such Asset Sale net of:

     (a) reasonable out-of-pocket expenses and fees incurred in connection with such Asset Sale,

     (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

     (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, and

     (d) appropriate amounts to be provided by Enterprises or any Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Enterprises or any Restricted Subsidiary after such Asset Sale.

     "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any such Indebtedness.

     "Permitted Holders" means:

     (i)   Mr. Richard A. Bernstein,

     (ii) trusts for the benefit of Mr. Bernstein and/or members of his immediate family, and

     (iii) in the event of the incompetence or death of Mr. Bernstein, his estate, executor, administrator or other personal representative.

     "Permitted Indebtedness" means, without duplication, each of the following:

     (i) Indebtedness under the notes of Enterprises, the guarantees and the notes of Holdings; and Permitted Refinancings thereof;

     (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount, at any time outstanding, not to exceed the greater of:

          (x)  $55 million, and

          (y) the Borrowing Base Amount, in each case, less mandatory, permanent repayments (excluding amounts refinanced as permitted under the definition of Credit Agreement) actually made in respect of any Indebtedness thereunder (which are accompanied by a permanent reduction in commitment in the case of the Revolving Credit Facility);

     (iii) Permitted Refinancings of:

          (x) other Indebtedness of Enterprises or any Restricted Subsidiary to the extent outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, and

          (y) Indebtedness incurred under the Consolidated Fixed Charge Coverage Ratio test of the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant;

     (iv) Interest Swap Obligations of Enterprises covering Indebtedness of Enterprises or any Restricted Subsidiary and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect Enterprises and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the indenture to the extent the notional principal amount of such interest swap obligation does not exceed the principal amount of the Indebtedness to which such interest swap obligation relates;

     (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements are designed to protect Enterprises or any Restricted Subsidiary against fluctuations in currency values and do not increase the Indebtedness of Enterprises and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (vi) Indebtedness of a Wholly Owned Restricted Subsidiary to Enterprises or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by Enterprises or a Wholly Owned Restricted Subsidiary, in each case subject to no Lien being held by a Person other than Enterprises or a Wholly Owned Restricted Subsidiary; provided that if as of any date any Person other than Enterprises or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (vii) Indebtedness of Enterprises to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided that:

               (a) any Indebtedness of Enterprises to any Wholly Owned Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to Enterprises' obligations under the indenture and the notes of Enterprises, and

               (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted by this clause (vii);

     (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

     (ix)      Indebtedness of Enterprises or any Restricted Subsidiary:

               (a) represented by letters of credit for the account of Enterprises or such Restricted Subsidiary in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and

               (b) in respect of performance, surety or appeal bonds incurred in the ordinary course of business;

     (x) Indebtedness of Enterprises or any Restricted Subsidiary (other than for borrowed money) pursuant to agreements providing for indemnification, purchase price adjustments and similar obligations that is incurred in the ordinary course of business or in connection with the sale of a business, assets or a Subsidiary;

     (xi) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of Enterprises and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $2.0 million at any one time outstanding; and

     (xii) additional Indebtedness of Enterprises or any Restricted Subsidiary in an amount not to exceed $25.0 million at any one time outstanding; provided that such amount is incurred on or before the nine month anniversary of the Issue Date; and provided further that, on or prior to the nine month anniversary of the Issue Date, such amount is used to consummate the acquisition of one or more Permitted Businesses that becomes, upon the closing of such acquisition, a Restricted Subsidiary of Enterprises.

     "Permitted Investments" means:

     (i) Investments by Enterprises or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into Enterprises or a Restricted Subsidiary;

     (ii) Investments in Enterprises by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to Enterprises' obligations under the notes of Enterprises and the indenture;

     (iii)     Investments in cash and Cash Equivalents;

     (iv) loans and advances to employees and officers of Enterprises and its Restricted Subsidiaries (other than to Permitted Holders) in the ordinary course of business for bona fide business purposes not in excess of $250,000 at any one time outstanding;

     (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Enterprises' or its Restricted Subsidiaries' businesses and otherwise in compliance with the indenture;

     (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

     (vii) Investments made by Enterprises or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; and

     (viii)    Investments existing on the Issue Date.

     "Permitted Liens" means:

     (a) Liens securing Acquired Indebtedness; provided, however, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not secure any property or assets of Enterprises or any Restricted Subsidiary of Enterprises other than the property or assets subject to the Liens prior to such acquisition, merger or consolidation;

     (b) Liens imposed by law such as carriers', warehousemen's and mechanic's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith and by appropriate proceedings;

     (c) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (d) easements, reservation of rights of way, licenses of intellectual property in the ordinary course and other similar restrictions on the use of properties or assets, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of Enterprises and its Restricted Subsidiaries;

     (e) Liens resulting from the deposit of cash or notes of Enterprises in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business;

     (f) Liens securing Indebtedness incurred pursuant to clause (xii) of the definition of "Permitted Indebtedness" in an aggregate amount not to exceed $15 million at any one time outstanding; and

     (g) Liens securing Indebtedness consisting of Capitalized Lease Obligations or industrial revenue bonds, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Enterprises or its Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that:

          (1) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repairs, additions or improvements thereto (plus an amount equal to the reasonable fees and expenses, including attorneys fees and expenses, incurred in connection with the incurrence of such Indebtedness),

          (2) such Liens do not extend to any other assets of Enterprises or its Restricted Subsidiaries (and, in the case of repairs, additions or improvements to any such assets, such Lien extends only to the assets repaired, added to or improved),

          (3) the Incurrence of such Indebtedness is permitted under the indenture, and

          (4) such Liens attach within 60 days of such purchase, construction, installation, repair, addition or improvement.

     "Permitted Refinancing" means, with respect to any Indebtedness of any Person, any refinancing of such Indebtedness; provided, however, that:

     (i) such refinancing shall not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Enterprises in connection with such refinancing),

     (ii) such Indebtedness shall not have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or a final maturity earlier than the final maturity of the Indebtedness being refinanced,

     (iii) if the Indebtedness being refinanced is Indebtedness of Enterprises, then such refinancing Indebtedness shall be Indebtedness solely of Enterprises; and

     (iv) if the Indebtedness being refinanced is subordinate or junior to the notes of Enterprises, then such refinancing Indebtedness shall be subordinate to the notes of Enterprises at least to the same extent and in the same manner as the Indebtedness being refinanced.

     "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock pursuant to a registration statement filed with the Commission in accordance with the Securities Act of 1933 generating gross cash proceeds of at least $50.0 million.

     "Purchase Money Indebtedness" means Indebtedness of Enterprises and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property, equipment or other assets; provided, however:

     (A) the Indebtedness shall not exceed the cost of such property, equipment or assets and shall not be secured by any property, equipment or assets of Enterprises or any Restricted Subsidiary other than the property, equipment and assets so acquired or constructed and

     (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing.

     "Qualified Capital Stock" means any capital stock that is not Disqualified Capital Stock.

     "Replacement Assets" means:

     (i) properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in a Permitted Business or

     (ii) all of the capital stock of a Person whose assets are of the type described in clause (i), provided that such Person becomes a Restricted Subsidiary of Enterprises.

     "Restricted Subsidiary" means any Subsidiary of Enterprises which at the time of determination is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means one or more revolving credit facilities under the Credit Agreement.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Enterprises or a Restricted Subsidiary of any property, whether owned by Enterprises or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by Enterprises or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

     "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "Significant Subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act of 1933.

     "Subsidiary," with respect to any Person, means:

     (i) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

     (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Term Loan Facility" means one or more term loan facilities under the Credit Agreement.

     "Unrestricted Subsidiary" of any Person means:

     (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the board of directors of such Person in the manner provided below, and

     (ii) any Subsidiary of an Unrestricted Subsidiary.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (a) the then outstanding aggregate principal amount of such Indebtedness into

     (b)  the sum of the total of the products obtained by multiplying:

          (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

          (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                    DESCRIPTION OF THE NEW NOTES OF HOLDINGS

     You can find the definitions of capitalized terms used in this description under the subheading "Certain Definitions." Words that are not capitalized have their ordinary meaning. In this description, "notes" means the outstanding notes of Holdings and the new notes Holdings will issue to you in the exchange offer. References to a "holder" or "holders" mean you, or all holders of the notes.

     Holdings will issue its new notes under an indenture, dated as of May 1, 1998, among itself and The Chase Manhattan Bank, as successor trustee to PNC Bank, National Association. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

     The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of notes. We have filed a copy of the indenture as an exhibit to the registration statement which includes this prospectus.

Principal, Maturity and Interest

     The new notes are unsecured senior obligations of Holdings. Holdings will issue new notes with a maximum aggregate principal amount of $48.0 million. Holdings will issue new notes in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. The new notes will mature on May 1, 2008.

     Interest on the new notes will accrue at the rate of 13% per year and will be payable twice a year in cash on May 1 and November 1, commencing on May 1, 1999. Holdings will make each interest payment to the holders of record of the new notes at the close of business on April 15 and October 15 of each year.

     Interest on the new notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360- day year comprised of twelve 30-day months.

     Holdings placed $17.0 million of the net proceeds from the original sale of the notes in an escrow account for the benefit of the note holders. This amount has been decreased by the amount of interest paid on those notes on November 1, 1998. The remainder of the funds in the escrow account shall be used to pay interest on both those outstanding notes and the new notes you will receive in the exchange, for the next five scheduled interest payments.

Methods of Receiving Payments

     The trustee maintains a corporate trust operations office in Dallas, Texas. Holdings will pay principal, premium and interest payments on the new notes from its New York offices. At the option of Holdings, principal, premium and interest payments on the new notes may be paid by Holdings at the trustee's corporate trust operations office or by check mailed to the holder's registered address.

Paying Agent and Registrar

     The trustee initially will act as paying agent and registrar for the new notes. Holdings may change the paying agent or registrar without prior notice to the holders.

Transfer and Exchange

     A holder may transfer or exchange the new notes in accordance with the indenture. Any of your notes that you do not exchange in the exchange offer, together with the new notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

Optional Redemption

     On or after May 1, 2003, Holdings may redeem all or a part of the notes upon not less than 30 days nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below.

               Year                               Percentage
               2003 ............................   106.500%
               2004 ............................   104.333%
               2005 ............................   102.167%
               2006 and thereafter .............   100.000%

Selection and Notice of Redemption

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

     (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

     (2) if the notes are not listed, by lot, or by such method that as the trustee deems fair and appropriate; or

     (3) if the notes are being partly redeemed with the proceeds of a Public Equity Offering, the trustee shall select the new notes to be redeemed on an equal basis with each other as practicable, unless such method is otherwise prohibited.

     No notes of $1,000 or less shall be partly redeemed. Notices of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

Partial Redemption

     If any new note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed. A note in a principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on the redeemed notes.

Repurchase at the Option of Holders - Change of Control

     If a Change of Control occurs, each holder of notes will have the right to require Holdings to repurchase all or a part of that holder's notes pursuant to the Change of Control offer described in the following paragraph. In the Change of Control offer, Holdings will offer a Change of Control payment equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest to the date of purchase.

     Within 30 days following the date of the Change of Control, Holdings will mail a notice to each holder describing the terms of the Change of Control offer. This notice will state the purchase date, which shall be a business day no earlier than 30 days nor later than 60 days from the date notice is mailed, unless otherwise required by applicable law.

     If a Change of Control offer is made, Holdings cannot assure that it will have sufficient funds to pay the purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control offer. If Holdings is required to purchase outstanding notes pursuant to a Change of Control offer, Holdings expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, it cannot assure that it would be able to obtain such financing. Neither the board of directors of Holdings nor the trustee may waive the covenant relating to a holder's right to redemption upon a Change of Control.

     The definition of Change of Control includes a phrase relating to the sale, lease, exchange or other transfer of "all or substantially all" of the assets of Holdings. Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, it may be unclear whether a Change of Control has occurred and whether the notes are subject to a Change of Control offer. Holdings will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

     Takeovers and Leveraged Transactions

     Restrictive covenants in the indenture may make it more difficult or discourage a takeover of Holdings. To complete such transactions, redemption or repurchase of the notes may be required. Holdings cannot assure that it or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Moreover, although restrictions in the indenture with respect to transactions with Affiliates may make a leveraged buyout of Holdings or any of its subsidiaries by the management of Holdings more difficult, the indenture may not afford the holders of notes protection from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     Cross-Default Provisions

     The Credit Agreement provides that certain Change of Control events with respect to Holdings constitute a Default under that agreement. Any Permitted Refinancings of the Credit Agreement to which Holdings becomes a party may contain similar restrictions and provisions. If a Change of Control occurs at a time when Holdings is prohibited from purchasing notes, Holdings could seek the consent of its lenders to the purchase of notes or could attempt to repay the borrowings that contain such prohibition. If Holdings does not obtain such a consent or repay such borrowings, Holdings will remain prohibited from purchasing its notes. In such case, Holdings' failure to purchase tendered notes of Holdings would constitute an Event of Default under the indenture which would, in turn, constitute a default under the Credit Agreement.

Certain Covenants

     Limitation on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock

     Other than Indebtedness that is permitted under the indenture, Holdings will not, and will not permit any of its Restricted Subsidiaries to incur any Indebtedness. In addition, Holdings will not issue any Disqualified Capital Stock and will not permit its Restricted Subsidiaries to issue any preferred stock, except preferred stock of a Restricted Subsidiary issued to and held by Holdings or a Wholly Owned Restricted Subsidiary of Holdings.

     However, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, Holdings may incur Indebtedness (including Acquired Indebtedness) and Holdings may issue Disqualified Capital Stock of Holdings, if Holdings' Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds from the Indebtedness or Disqualified Capital Stock).

     Holdings will not incur any Indebtedness that is subordinated to any of its other Indebtedness, unless that Indebtedness is also made expressly subordinated to the notes, to the same extent and in the same manner as it is subordinated to the other Indebtedness.

     Limitation on Restricted Payments

     Holdings will not, and will not permit any Restricted Subsidiary to:

     (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of Holdings) on or in respect of shares of the capital stock of Holdings,

     (b) redeem any capital stock of Holdings or Holdings or any warrants, rights or options to purchase or acquire shares of any class of such capital stock, or

     (c) make any Investment (other than Permitted Investments) (each of the actions named in clauses (a), (b), and (c) are referred to as a "restricted payment"),

     if, at the time of a restricted payment or immediately after giving effect thereto,

     (1)  a Default has occurred and is continuing,

     (2) Holdings is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock" covenant, or

     (3) the aggregate amount of restricted payments (including such proposed restricted payment) made after the Issue Date (the amount spent for such purposes, if not in cash, being the fair market value of such property as determined reasonably and in good faith by the board of directors of Holdings) shall exceed the sum of:

          (a) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of Holdings earned after the Issue Date and on or before the date the restricted payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

          (b) 100% of the aggregate Net Cash Proceeds received by Holdings from any Person (other than a Restricted Subsidiary of Holdings) from the issuance and sale after the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of Holdings (other than Qualified Capital Stock, the proceeds of which are to be used to redeem notes of Holdings pursuant to the provisions described under "Redemption--Optional Redemption Upon Public Equity Offerings"); plus

          (c) 100% of the Net Cash Proceeds received by Holdings from any Person (other than a Restricted Subsidiary of Holdings) from the issuance after the Issue Date of Indebtedness convertible or exchangeable into Qualified Capital Stock of Holdings that has actually been converted or exchanged, together with the aggregate Net Cash Proceeds received by Holdings (other than from a Restricted Subsidiary of Holdings) at the time of such conversion or exchange; plus

          (d) without duplication of any amounts included in clause (3)(c) above, 100% of the aggregate Net Cash Proceeds of any equity contribution received by Holdings from a holder of Holdings' capital stock; plus

          (e) the amount equal to the net reduction in Investments (other than Permitted Investments) made by Holdings or any of its Restricted Subsidiaries in any Person resulting from, and without duplication,

               (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to Holdings or any Restricted Subsidiary of Holdings, or

               (ii) the redesignation of Unrestricted Subsidiaries as Restricted
                    Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Restricted Subsidiary, the amount of Investments previously made by Holdings or any Restricted Subsidiary in that Unrestricted Subsidiary, which amount was included in the calculation of restricted payments; provided, however, that no amount shall be included under this clause (e) to the extent it is already included in Consolidated Net Income.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of a dividend if the dividend would have been permitted on the date of declaration;

     (2)  so long as no Default has occurred and is continuing,

          (i) the acquisition of any shares of capital stock of Holdings or Holdings solely in exchange for shares of Qualified Capital Stock of Holdings or Holdings, or

          (ii) the making of any restricted payment from the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Holdings) of shares of Qualified Capital Stock of Holdings;

     (3) so long as no Default has occurred and is continuing, repurchases by Holdings of common stock of Holdings from employees of Holdings or any of its subsidiaries or their authorized representatives (other than Permitted Holders) upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed 5% of the cumulative Consolidated Net Income of Holdings earned subsequent to the Issue Date and on or before the date a repurchase occurs; and

     (4) any repurchase of equity interests deemed to occur upon the exercise of stock options if such equity interest represents a portion of the exercise price of an option;

     In determining the aggregate amount of restricted payments made after the Issue Date amounts spent under clauses (1), (2)(ii), (3) and (4) above will be included in the calculation and amounts spent under clause (2)(i) above will not be included in the calculation.

     The amount of any non-cash restricted payment will be the fair market value, on the date such restricted payment is made, of the assets or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary under the restricted payment. The fair market value of any non-cash restricted payment will be determined by the board of directors of Holdings whose resolution will be delivered to the trustee. The determination will be based on an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $1.5 million. Not later than 60 days after the end of any fiscal quarter (100 days in the case of the last fiscal quarter of the fiscal year) during which any restricted payment is made, Holdings will deliver to the trustee an officers' certificate stating that all restricted payments made during such fiscal quarter were permitted and explaining the basis upon which the calculations required by this covenant were computed, together with a copy of any opinion or appraisal required by the indenture.

     Limitation on Asset Sales

     Holdings will not, and will not permit any of its Restricted Subsidiaries to consummate an Asset Sale unless:

     (1) Holdings or the Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold,

     (2) at least 80% of the consideration received by Holdings or the Restricted Subsidiary from such Asset Sale shall be in the form of:

          (a)  cash or Cash Equivalents,

          (b)  Replacement Assets, or

          (c) any combination of Cash Equivalents or Replacement Assets and is received at the time of such disposition; and

     (3) upon the consummation of an Asset Sale, Holdings will apply, or cause the Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt either:

          (a) to prepay any Indebtedness incurred pursuant to clause (ii) or clause (xii) of the explanation of "Permitted Indebtedness" (other than subordinated Indebtedness), or any Indebtedness for borrowed money of any Restricted Subsidiary, and effect a permanent reduction thereunder,

          (b)  to make an investment in Replacement Assets, or

          (c)  a combination of prepayment and investment permitted by clauses
               (3)(a) and (3)(b).

     Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided above will constitute excess Net Cash Proceeds. When the aggregate amount of excess Net Cash Proceeds exceeds $5.0 million, Holdings will make a Net Cash Proceeds offer to all holders of notes and all holders of other Indebtedness that is equal in right of payment with the notes and contains provisions similar to those set forth in the indenture, to purchase the maximum principal amount of notes and such other Indebtedness equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase, an amount not greater than 100% of the principal amount of such other Indebtedness. However, if at any time any non-cash consideration received by Holdings or any Restricted Subsidiary in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then it will be considered an Asset Sale and the Net Cash Proceeds shall be applied in accordance with this covenant. Pending the final application of such excess Net Cash Proceeds, Holdings, through Enterprises, may temporarily cause the guarantors of the Enterprises Notes to reduce Indebtedness under the Revolving Credit Facility or invest such Net Cash Proceeds in Cash Equivalents.

     For purposes of clause (2)(a) above, the term "cash" includes the amount of any Indebtedness for borrowed money or any Capitalized Lease Obligations:

     (A) that is assumed by the transferee of any assets or property which constitutes the Asset Sale, or

     (B) with respect to the sale or disposition of all of the capital stock of a Restricted Subsidiary, that remains the liability of such Restricted Subsidiary subsequent to such sale or other disposition, in each case provided that there is no further recourse to Holdings or any of its Restricted Subsidiaries with respect to such Indebtedness.

     If there is a transfer of substantially all of the property and assets of Holdings and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation will be considered to have sold the properties and assets of Holdings and its Restricted Subsidiaries not so transferred for purposes of this covenant, and must comply with the provisions of this covenant as if the sale were an Asset Sale. In addition, the fair market value of such properties and assets of Holdings or its Restricted Subsidiaries deemed to be sold will be considered to be Net Cash Proceeds for purposes of this covenant.

     The Net Cash Proceeds offer will comply with the procedures set forth in the indenture, except where applicable securities laws and regulations require otherwise.

     Limitation on Dividend and Other Payment Restrictions Affecting
Subsidiaries

     Holdings will not, and will not permit any of its Restricted Subsidiaries, to create or otherwise cause or permit to exist any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (a) pay dividends or make any other distributions in connection with its capital stock;

     (b) make loans or advances or pay any Indebtedness or other obligation owed to Holdings or any other Restricted Subsidiary; or

     (c) transfer any of its property or assets to Holdings or any other Restricted Subsidiary, except for such encumbrances or restrictions existing because of:

          (1)  applicable law;

          (2)  the indentures;

          (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

          (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (5) agreements existing on the Issue Date, including the Credit Agreement, to the extent and in the manner such agreements are in effect on the Issue Date;

          (6) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; so long as the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable, taken as a whole, to Holdings in any material respect as determined by the board of directors of Holdings in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in clause (2), (4), (5) or
               (7), restrictions imposed by any agreement to sell, or otherwise dispose of, assets pending the closing of such sale.

     Limitation on Liens

     Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Holdings or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

     (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens, and

     (b) in all other cases, the notes are equally and ratably secured, except for:

          (1) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

          (2) Indebtedness incurred pursuant to clause (ii) of the definition of "Permitted Indebtedness";

          (3) Liens securing the notes, the Enterprises Notes and the Guarantees;

          (4) Liens of Holdings or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary;

          (5) Liens securing Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the indentures and which has been incurred in accordance with the provisions of the indentures; so long as such
               Liens:

               (x) are no less favorable, taken as a whole, to the holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and

               (y) do not extend to or cover any property or assets of Holdings or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and

          (6)  Permitted Liens.

     Merger, Consolidation and Sale of Assets

     Holdings may not consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Holdings' assets (determined on a consolidated basis for Holdings and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

     (a)  either:

          (1)  Holdings is the surviving or continuing corporation; or

          (2) the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Holdings and of Holdings' Restricted Subsidiaries substantially as an entirety (the "surviving entity"):

               (x) is a corporation organized and validly existing under the laws of the United States or any state or the District of Columbia, and

               (y) will expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes of Holdings and the performance of every covenant of the notes of Holdings and the indenture on the part of Holdings to be performed or observed;

     (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Holdings or such surviving entity is to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock" covenant;

     (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default has occurred or is continuing; and

     (d) Holdings or the surviving entity will have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

     For purposes of the above, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Holdings the capital stock of which constitutes all or substantially all of the properties and assets of Holdings, are considered to be the transfer of all or substantially all of the properties and assets of Holdings.

     The indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Holdings as described above, in which Holdings is not the continuing corporation, the successor Person formed by such consolidation or into which Holdings is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right, power and privilege of, Holdings under the indenture and the notes with the same effect as if such surviving entity had been named as such.

     Limitations on Transactions with Affiliates

     (1) Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than:

          (a)  Affiliate Transactions permitted under paragraph (2) below, and

          (b) Affiliate Transactions on terms that are no less favorable, taken as a whole, than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Holdings or such Restricted Subsidiary. All Affiliate Transactions involving aggregate payments or other property with a fair market value in excess of $500,000 must be approved by the board of directors of Holdings or such Restricted Subsidiary, such approval to be evidenced by a board resolution stating that such board of directors has determined that such transaction complies with the provisions above. If Holdings or any Restricted Subsidiary enters into an Affiliate Transaction that involves an aggregate fair market value of more than $1,500,000, Holdings or such Restricted Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Holdings or the relevant Restricted Subsidiary, from a financial point of view, from an independent financial advisor and file the same with the trustee.

     (2)  The restrictions set forth in clause (1) above do not apply to:

          (a) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings or any Restricted Subsidiary in the ordinary course as determined in good faith by Holdings' board of directors;

          (b) transactions exclusively between Holdings and any of its Wholly Owned Restricted Subsidiaries or exclusively between such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

          (c) any written agreement as in effect as of the Issue Date, including amendment, or any transaction contemplated by that agreement (including any amendments, so long as any such amendment is not more disadvantageous to the holders in any material respect than the agreement as in effect on the Issue
               Date);

          (d) loans or advances to employees of Holdings or any Restricted Subsidiary (other than Permitted Holders) in the ordinary course and in an aggregate amount not exceeding $250,000 at any one time outstanding;

          (e)  payments:

               (i) to P&E Properties or any of its Affiliates in an aggregate amount not to exceed $600,000 in any fiscal year to pay management fees, and

               (ii) to reimburse P&E Properties or any of its Affiliates for reasonable services and out-of-pocket costs and other expenses actually incurred in connection with such services; and

          (f) payments permitted by the "Limitation on Restricted Payments" covenant.

     Subsidiaries

     Holdings may not have any subsidiaries except Wholly Owned Restricted Subsidiaries and Unrestricted Subsidiaries.

     Designation of Unrestricted Subsidiaries

     After the Issue Date, Holdings may designate any Subsidiary as an Unrestricted Subsidiary if:

     (1)  that designation would not cause a Default under the indenture; and

     (2) Holdings would be permitted to make an Investment (other than a Permitted Investment) at the time of such designation (assuming the effectiveness of such designation) pursuant to the "Limitation on Restricted Payments" covenant in an amount equal to the fair market value of Holdings' proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

     Holdings or any Restricted Subsidiary shall not provide credit support for or guarantee any indebtedness of any Unrestricted Subsidiary. Holdings may pledge equity interests or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis, or be liable for any Indebtedness of any Unrestricted Subsidiary, or be liable for any Indebtedness providing for a default upon the default under the Indebtedness of any Unrestricted Subsidiary. Holdings shall not be liable for any nonrecourse guarantee given solely to support its pledge of the capital stock of any Unrestricted Subsidiary.

     Conduct of Business

     Holdings and its Restricted Subsidiaries will not engage in any businesses other than its "Permitted Business" of food manufacturing and processing, food distribution and other businesses similar thereto or reasonably related thereto, including without limitation, providing merchandising services.

     Reports to Holders

     Within 15 days after filing with the Commission, Holdings will deliver to the trustee copies of the quarterly and annual reports and the information, documents and other reports, if any, which Holdings is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

     Notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Holdings will file with the Commission, to the extent permitted, and provide the trustee and holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934. Holdings will also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939.

     In addition, for so long as any notes remain outstanding, Holdings will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, and, to any beneficial holder of notes of Holdings, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee or stockholder, of Holdings or its Affiliates will be liable for any obligations of Holdings under the notes or the indenture or for any claim based on, or in respect of, or by reason of, such obligations or their creation. Each holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Events of Default

     Each of the following is an Event of Default:

     (1)  Default for 30 days in the payment when due of interest on the notes;

     (2) Default in the payment when due of principal on any notes, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control offer or a Net Cash Proceeds offer described above);

     (3) a Default for 30 days following receipt of written notice from the trustee or the holders of at least 25% of the outstanding principal amount of notes, in the observance or performance of any other covenant or agreement contained in the indenture (except in the case of a Default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

     (4) a Default or Defaults under the terms of one or more instruments evidencing or securing Indebtedness of Holdings or any of its Restricted Subsidiaries having an outstanding principal amount of $2,000,000 or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by Holdings or any Restricted Subsidiary to pay principal when due at the stated maturity of the Indebtedness and the Default or Defaults has continued after any applicable grace period and has not been cured or waived;

     (5) one or more judgments in an aggregate amount in excess of $2,000,000 has been rendered against Holdings or any of its Restricted Subsidiaries and the judgments remain undischarged, unpaid or unstayed for a period of 60 days after becoming final and non-appealable;

     (6) certain events of bankruptcy affecting Holdings or any of its Restricted Subsidiaries; or

     (7) the Holdings Escrow Agreement ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, or Holdings shall deny in writing or fail to perform any of its obligations under the Holdings Escrow Agreement, which failure shall continue for a period of 30 days after Holdings receives written notice of such failure from the escrow agent.

     If an Event of Default (other than an Event of Default specified in clause
(6) above with respect to Holdings) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all notes to be due and payable by notice in writing to Holdings and the trustee specifying the respective Event of Default and that it is an "acceleration notice," and the principal and accrued interest will become immediately due and payable. If an Event of Default specified in clause (6) above with respect to Holdings occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes of will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     The indenture provides that, at any time after a declaration of acceleration with respect to the notes, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

     (1) if the rescission would not conflict with any outstanding judgment or judicial decree,

     (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,

     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,

     (4) if Holdings has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances, and

     (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any consequent right.

     The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a Default in the payment of the principal of or interest on any notes.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act of 1939. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     Under the indenture, Holdings is required to provide an officers' certificate to the trustee promptly upon any such officer obtaining knowledge of the occurrence of any Default or Event of Default (provided that such officers must provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

     Holdings may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes of Holdings ("Legal Defeasance"). Such Legal Defeasance means that Holdings will be considered to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for:

     (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due,

     (2) Holdings' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments,

     (3) the rights, powers, trust, duties and immunities of the trustee and Holdings' obligations in connection therewith, and

     (4)  the Legal Defeasance provisions of the indenture.

     In addition, Holdings may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of Holdings. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) Holdings must irrevocably deposit with the trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on its notes on the stated date for payment thereof or on the applicable redemption date;

     (2) in the case of Legal Defeasance, Holdings shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

          (A) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling, or

          (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel confirms that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, Holdings shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the indenture or any other material agreement or instrument to which Holdings or any of its Restricted Subsidiaries is a party or by which Holdings or any of its Restricted Subsidiaries is bound;

     (6) Holdings must deliver to the trustee an officers' certificate stating that the deposit was not made by Holdings with the intent of preferring the holders over any other creditors of Holdings or with the intent of defeating, hindering, delaying or defrauding any other creditors of Holdings or others; and

     (7) Holdings shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with. Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes of Holdings not therefore delivered to the trustee for cancellation:

          (A)  have become due and payable,

          (B) will become due and payable on the maturity date within one year, or

          (C) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Holdings.

Satisfaction and Discharge

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

     (1)  either:

          (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Holdings and thereafter repaid to Holdings or discharged from such trust) have been delivered to the trustee for cancellation, or

          (b) all notes not theretofore delivered to the trustee for cancellation have become due and payable and Holdings has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from Holdings directing the trustee to apply such funds to the payment thereof at maturity or redemption;

     (2) Holdings has paid all other sums payable under the indenture by Holdings; and

     (3) Holdings has delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendment and Modification of the Indenture

     Without the consent of each holder affected, an amendment may not (with respect to any notes held by a non-consenting holder):

     (1)  reduce the amount of notes whose holders must consent to an amendment;

     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

     (3) reduce the principal of or change the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

     (4)  make any notes payable in money other than that stated in the notes;

     (5) make any change in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on the notes on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the notes to waive Defaults or Events of Default;

     (6) amend, change or modify in any material respect the obligation of Holdings to make and consummate a Change of Control offer in the event of a Change of Control or make and consummate a net proceeds offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

     (7)  subordinate the notes to any other obligation of Holdings.

Governing Law

     The indenture and the notes will be governed by the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

     Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The indenture and the provisions of the Trust Indenture Act of 1939 contain certain limitations on the rights of the trustee, should it become a creditor of Holdings, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act of 1939, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict within 30 days, obtain permission within 30 days from the Commission to continue as trustee, or resign.

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the indenture. Please refer to the indenture for the full definition of all such terms.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with Holdings or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Affiliate" of any specified Person means any other Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Asset Acquisition" means:

     (a) an Investment by Holdings or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or any Restricted Subsidiary, or shall be merged with or into Holdings or any Restricted Subsidiary, or

     (b) the acquisition by Holdings or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer by Holdings or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Holdings or a Restricted Subsidiary of:

     (a)  any capital stock of any Restricted Subsidiary; or

     (b) any other property or assets of Holdings or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

          (i) the sale or disposition of inventory in the ordinary course of business,

          (ii) the sale or other disposition of obsolete, worn out, damaged or otherwise unsuitable or unnecessary equipment or other obsolete assets,

          (iii) the exchange of assets for other non-cash assets that are:

                (a)  useful in the Permitted Business, and

                (b) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the board of directors in good faith),

          (iv)  the sale or other disposition of Cash Equivalents,

          (v) the grant of any license of intellectual property rights in the ordinary course of business,

          (vi) any transaction or series of related transactions in any fiscal year for which Holdings or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million, and

          (vii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Holdings as permitted under "Merger, Consolidation and Sale of Assets."

     "Borrowing Base Amount" means, as of the date of determination, an amount equal to the sum, without duplication, of:

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     (i)  80% of the book value of the accounts receivable, and

     (ii) 55% of the book value of the inventories of Holdings and its Restricted Subsidiaries, taken as a whole, as set forth in the most recent monthly consolidated financial statements of Holdings prepared and determined in accordance with GAAP.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

     (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

     (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or any successor thereto ("S&P") or Moody's Investors Service, Inc. or any successor thereto;

    (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 (or the equivalent successor rating) from S&P or at least P-1 (or the equivalent successor rating) from Moody's;

     (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

     (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and

     (vi) Investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events:

     (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Holdings to any Person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture) other than to the Permitted Holders;

     (ii) the approval by the holders of capital stock of Holdings of any plan or proposal for the liquidation or dissolution of Holdings (whether or not otherwise in compliance with the provisions of the indenture);

     (iii) any Person or group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; or

     (iv) the replacement of a majority of the board of directors of Holdings over a two-year period from the directors who constituted the board of directors of Holdings at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of Holdings then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

     (i)  Consolidated Net Income, and

     (ii) to the extent Consolidated Net Income has been reduced thereby,

          (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business),

          (B)  Consolidated Interest Expense, and

          (C) Consolidated Non-Cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio to Consolidated Fixed Charges of such Person for the four quarter period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

     (i) the incurrence or the repayment, repurchase, defeasance or other discharge of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the four quarter period or at any time subsequent to the last day of the four quarter period and on or prior to the transaction date, as if such incurrence or the repayment, repurchase, defeasance or other discharge, as the case may be (and the application of the proceeds thereof), occurred on the first day of the four quarter period, and

     (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including or excluding, as applicable, any Consolidated EBITDA (including any pro forma expense and cost reductions) whether positive or negative attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the four quarter period) occurring during the four quarter period or at any time subsequent to the last day of the four quarter period and on or prior to the transaction date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the four quarter period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the transaction date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the transaction date; and

          (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of Consolidated Net Income relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Holdings.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

     (i)  Consolidated Interest Expense, plus

     (ii) the product of:

          (x) the amount of all dividend payments on any series of preferred stock of such Person or its Subsidiaries (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times, and

          (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

     (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

          (a) any amortization of debt discount and amortization or write-off of deferred financing costs,

          (b)  the net costs under Interest Swap Obligations, and

          (c)  the interest portion of any deferred payment obligation; and

     (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

     (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto,

     (b)  after-tax items classified as extraordinary or nonrecurring gains,

     (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person,

     (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract or operation of law,

     (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except, for purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments," to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person,

     (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, and

     (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

     "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Credit Agreement" means the Amended and Restated Credit Agreement dated as of May 1, 1998, by and among Millbrook, Manischewitz, Chase, as agent, and NationsBank, as co-agent, and the lenders party thereto in their capacities as lenders thereunder, together with the related agreements entered into in connection therewith (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant above) or adding Restricted Subsidiaries of Holdings as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, co-agent, lender or group of lenders.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Capital Stock" means that portion of any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the notes.

     "Enterprises Notes" means the 10-1/2% Senior Notes due 2005 of R.A.B. Enterprises, Inc.

     "Enterprises Notes Indenture" means the indenture dated May 1, 1998, between R.A.B. Enterprises, Inc., the guarantors named therein and the trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect as of the Issue Date.

     "Guarantees" means the guarantees of the Enterprises Notes by Millbrook and Manischewitz in accordance with the Enterprises Notes Indenture.

     "Holdings Escrow Agreement" means the escrow agreement dated as of May 1, 1998 among Holdings, The Chase Manhattan Bank, as successor to PNC Bank, National Association, as escrow agent and collateral agent, and The Chase Manhattan Bank, as successor to PNC Bank, National Association, as trustee under the Holdings indenture.

     "Indebtedness" means with respect to any Person, without duplication:

     (i) the principal amount of all Indebtedness of such Person for borrowed money,

     (ii) the principal amount of all Indebtedness of such Person evidenced by bonds, debentures, notes of Holdings or other similar instruments,

     (iii) all Capitalized Lease Obligations of such Person,

     (iv) all Indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith),

     (v) reimbursement obligations of such Person on any letter of credit, banker's acceptance or similar credit transaction,

     (vi) guarantees and other similar contingent obligations in respect of Indebtedness or obligations referred to in clauses (i) through (v) above and clause (viii) below,

    (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, and

   (viii) all obligations of such Person under Currency Agreements and Interest Swap Obligations.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any capital stock, bonds, notes of Holdings, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" excludes extensions of trade credit and advances to customers by Holdings and its Restricted Subsidiaries in accordance with normal trade practices of Holdings or such Restricted Subsidiary. For the purposes of the "Limitation on Restricted Payments" covenant,

     (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and

     (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by Holdings or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If Holdings or any Restricted Subsidiary sells or otherwise disposes of any common stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, Holdings no longer owns, directly or indirectly, greater than 50% of the outstanding common stock of such Restricted Subsidiary, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the common stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the notes.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the aggregate proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) and cash and Cash Equivalents received upon the disposition of non-cash consideration received in any Asset Sale received by Holdings or any of its Restricted Subsidiaries from such Asset Sale net of:

     (a) reasonable out-of-pocket expenses and fees incurred in connection with such Asset Sale,

     (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

     (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, and

     (d) appropriate amounts to be provided by Holdings or any Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Holdings or any Restricted Subsidiary after such Asset Sale.

     "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any such Indebtedness.

     "Permitted Holders" means:

     (i)  Mr. Richard A. Bernstein,

     (ii) trusts for the benefit of Mr. Bernstein and/or members of his immediate family, and

    (iii) in the event of the incompetence or death of Mr. Bernstein, his estate, executor, administrator or other personal representative.

     "Permitted Indebtedness" means, without duplication, each of the following:

     (i) Indebtedness under the notes of Holdings, Enterprises, the Guarantees and the Enterprises Notes, and Permitted Refinancings thereof;

     (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount, at any time outstanding, not to exceed the greater of:

          (x)  $55 million, and

          (y) the Borrowing Base Amount, in each case, less mandatory, permanent repayments (excluding amounts refinanced as permitted under the definition of Credit Agreement) actually made in respect of any Indebtedness thereunder (which are accompanied by a permanent reduction in commitment in the case of the Revolving Credit Facility);

     (iii) Permitted Refinancings of:

          (x) other Indebtedness of Holdings or any Restricted Subsidiary to the extent outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, and

          (y) Indebtedness incurred under the Consolidated Fixed Charge Coverage Ratio test of the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant;

     (iv) Interest Swap Obligations of Holdings covering Indebtedness of Holdings or any Restricted Subsidiary and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect Holdings and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the indenture to the extent the notional principal amount of such interest swap obligation does not exceed the principal amount of the Indebtedness to which such interest swap obligation relates;

     (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements are designed to protect Holdings or any Restricted Subsidiary against fluctuations in currency values and do not increase the Indebtedness of Holdings and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (vi) Indebtedness of a Wholly Owned Restricted Subsidiary to Holdings or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by Holdings or a Wholly Owned Restricted Subsidiary, in each case subject to no Lien being held by a Person other than Holdings or a Wholly Owned Restricted Subsidiary; provided that if as of any date any Person other than Holdings or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

    (vii) Indebtedness of Holdings to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided that:

          (a) any Indebtedness of Holdings to any Wholly Owned Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to Holdings' obligations under the indenture and the notes of Holdings, and

          (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted by this clause (vii);

   (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

     (ix) Indebtedness of Holdings or any Restricted Subsidiary:

          (a) represented by letters of credit for the account of Holdings or such Restricted Subsidiary in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and

          (b) in respect of performance, surety or appeal bonds incurred in the ordinary course of business;

     (x) Indebtedness of Holdings or any Restricted Subsidiary (other than for borrowed money) pursuant to agreements providing for indemnification, purchase price adjustments and similar obligations that is incurred in the ordinary course of business or in connection with the sale of a business, assets or a Subsidiary;

     (xi) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of Holdings and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $2.0 million at any one time outstanding; and

    (xii) additional Indebtedness of Holdings or any Restricted Subsidiary in an amount not to exceed $25.0 million at any one time outstanding; provided that such amount is incurred on or before the nine month anniversary of the Issue Date; and provided further that, on or prior to the nine month anniversary of the Issue Date, such amount is used to consummate the acquisition of one or more Permitted Businesses that becomes, upon the closing of such acquisition, a Restricted Subsidiary of Holdings or any Restricted Subsidiary.

     "Permitted Investments" means:

     (i) Investments by Holdings or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into Holdings or a Restricted Subsidiary;

     (ii) Investments in Holdings by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to Holdings' obligations under the notes of Holdings and the indenture;

    (iii) Investments in cash and Cash Equivalents;

     (iv) loans and advances to employees and officers of Holdings and its Restricted Subsidiaries (other than to Permitted Holders) in the ordinary course of business for bona fide business purposes not in excess of $250,000 at any one time outstanding;

     (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Holdings' or its Restricted Subsidiaries' businesses and otherwise in compliance with the indenture;

     (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

    (vii) Investments made by Holdings or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; and

    (viii) Investments existing on the Issue Date.

     "Permitted Liens" means:

     (a) Liens securing Acquired Indebtedness; provided, however, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not secure any property or assets of Holdings or any Restricted Subsidiary of Holdings other than the property or assets subject to the Liens prior to such acquisition, merger or consolidation;

     (b) Liens imposed by law such as carriers', warehousemen's and mechanic's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith and by appropriate proceedings;

     (c) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (d) easements, reservation of rights of way, licenses of intellectual property in the ordinary course and other similar restrictions on the use of properties or assets, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries;

     (e) Liens resulting from the deposit of cash or notes of Holdings in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business;

     (f) Liens securing Indebtedness incurred pursuant to clause (xii) of the definition of "Permitted Indebtedness" in an aggregate amount not to exceed $15 million at any one time outstanding; and

     (g) Liens securing Indebtedness consisting of Capitalized Lease Obligations or industrial revenue bonds, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Holdings or its Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that:

          (1) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repairs, additions or improvements thereto (plus an amount equal to the reasonable fees and expenses, including attorneys fees and expenses, incurred in connection with the incurrence of such Indebtedness),

          (2) such Liens do not extend to any other assets of Holdings or its Restricted Subsidiaries (and, in the case of repairs, additions or improvements to any such assets, such Lien extends only to the assets repaired, added to or improved),

          (3) the Incurrence of such Indebtedness is permitted under the indenture, and

          (4) such Liens attach within 60 days of such purchase, construction, installation, repair, addition or improvement.

     "Permitted Refinancing" means, with respect to any Indebtedness of any Person, any refinancing of such Indebtedness; provided, however, that:

     (i) such refinancing shall not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such

          Indebtedness and plus the amount of reasonable expenses incurred by Holdings in connection with such refinancing),

     (ii) such Indebtedness shall not have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or a final maturity earlier than the final maturity of the Indebtedness being refinanced,

    (iii) if the Indebtedness being refinanced is Indebtedness of Holdings, then such refinancing Indebtedness shall be Indebtedness solely of Holdings; and

     (iv) if the Indebtedness being refinanced is subordinate or junior to the notes of Holdings, then such refinancing Indebtedness shall be subordinate to the notes of Holdings at least to the same extent and in the same manner as the Indebtedness being refinanced.

     "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock pursuant to a registration statement filed with the Commission in accordance with the Securities Act of 1933 generating gross cash proceeds of at least $50.0 million.

     "Purchase Money Indebtedness" means Indebtedness of Holdings and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property, equipment or other assets; provided, however:

     (A) the Indebtedness shall not exceed the cost of such property, equipment or assets and shall not be secured by any property, equipment or assets of Holdings or any Restricted Subsidiary other than the property, equipment and assets so acquired or constructed and

     (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing.

     "Qualified Capital Stock" means any capital stock that is not Disqualified Capital Stock.

     "Replacement Assets" means:

     (i) properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in a Permitted Business or

     (ii) all of the capital stock of a Person whose assets are of the type described in clause (i), provided that such Person becomes a Restricted Subsidiary of Holdings.

     "Restricted Subsidiary" means any Subsidiary of Holdings which at the time of determination is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means one or more revolving credit facilities under the Credit Agreement.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Holdings or a Restricted Subsidiary of any property, whether owned by Holdings or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

     "Subsidiary," with respect to any Person, means:

     (i) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

     (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Term Loan Facility" means one or more term loan facilities under the Credit Agreement.

     "Unrestricted Subsidiary" of any Person means:

     (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the board of directors of such Person in the manner provided below, and

     (ii) any Subsidiary of an Unrestricted Subsidiary.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (a) the then outstanding aggregate principal amount of such Indebtedness into

     (b)  the sum of the total of the products obtained by multiplying:

          (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

          (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                         DESCRIPTION OF CREDIT AGREEMENT

     Millbrook and Manischewitz have entered into the Credit Agreement with certain lenders under which the lenders have extended revolving credit loans of up to $90.2 million and an amortizing term loan of $9.31 million. The following is a summary description of the principal terms of the Credit Agreement currently in effect and is qualified in all respects by reference to the definitive Credit Agreement and the other loan documents. We strongly urge you to review the complete text of the Credit Agreement for a complete understanding of its terms.

     At September 30, 1998, $15.9 million was outstanding under the Credit Agreement, consisting of revolving credit borrowings of $7.1 million and an amortizing term loan of $8.8 million, and approximately $49.5 million of additional borrowing capacity was available under the Credit Agreement.

     Security. The obligations of Millbrook and Manischewitz under the Credit Agreement are secured by (1) substantially all the assets of Millbrook and (2) the accounts receivable, inventory and intellectual property of Manischewitz. The obligations of Millbrook and Manischewitz under the Credit Agreement are also secured by a non-recourse pledge by Enterprises of all the capital stock of Millbrook.

     Interest; Maturity. Interest on the revolving credit loans and the term loan under the Credit Agreement accrues interest on amounts outstanding at an annual rate, at the borrower's option, equal to either (1) the Adjusted London Interbank Offered Rate or (2) an Alternate Base Rate, in each case, plus an interest margin based on Millbrook's and Manischewitz's combined borrowing base availability. The revolving credit portion of the Credit Agreement matures on March 31, 2002 and the term loan portion of the Credit Agreement is due and payable on March 31, 2003.

         Interest Rate Protection. Millbrook is a party to a three-year interest rate protection agreement with Bank of Montreal that effectively cap rates on a notional principal amount of $50 million of borrowings at 7- 5/8% for London Interbank Offered Rate loans.

         Restrictive Covenants. The Credit Agreement contains a number of covenants that, among other things, restrict the ability of Millbrook, Manischewitz and their respective subsidiaries to: (1) dispose of assets, (2) incur additional indebtedness, (3) prepay other indebtedness or amend certain other debt instruments, (4) pay dividends, (5) create liens on assets, (6) enter into sale and leaseback transactions, (7) make investments, loans or advances,
(8) make acquisitions, (9) engage in mergers or consolidations, (10) materially change the business conducted by Millbrook, Manischewitz or their respective subsidiaries, (11) engage in certain transactions with affiliates and (12) conduct certain corporate activities.

     Financial Covenants. Millbrook and Manischewitz will be required to meet certain financial covenants, including, without limitation: (1) debt service coverage ratios, (2) leverage ratios and (3) annual capital expenditure limitations.

     Events of Default. The Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain other debt, certain events of bankruptcy and insolvency, ERISA, judgment defaults, actual or asserted invalidity of any security interest and certain change of control (as defined in the Credit Agreement) provisions.

                         BOOK - ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the new notes initially will be represented by one or more permanent global certificates in definitive, duly registered form. The global notes will be deposited on their date of issue with, or on behalf of, DTC and registered in the name of a nominee of DTC.

     The Global Notes. We expect that under the procedures established by DTC
(1) upon the issuance of the global notes DTC or its custodian will credit on its internal system the principal amount of new notes of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary and (2) ownership of beneficial interest in the global notes will be shown on, and the transfer of such ownership will be effective only through, records maintained by DTC or its nominee (with respect to interest of participants) and the records of participants (with respect to interest of persons other than participants). Ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants.

     So long as DTC, or its nominee, is the registered owner or holder of the new notes, DTC or such nominee will be considered the sole owner or holder of the new notes represented by such global notes for all purposes under the indentures. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC's procedures.

     Payments of the principal of, premium (if any) and interest on, the global notes will be made to DTC or its nominee as the registered owner thereof. Enterprises, Holdings, the trustees or any paying agent will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated new note for any reason, including to sell new notes to persons in states which require physical delivery of the new notes, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC.

     DTC has advised us that it will take any action permitted to be taken by a holder of new notes (including the presentation of new notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of new notes as to which such participant or participants has or have given such direction.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

     Certificated Notes. If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, certificated notes will be issued in exchange for the global notes.

                              PLAN OF DISTRIBUTION

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties in similar transactions, we believe that new notes issued in an exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by holders (other than any such holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933) without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. However, this applies only if new notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such new notes. We refer you to the "Morgan Stanley & Co. Inc." SEC No-Action Letter (available June 5, 1991), "Exxon Capital Holdings Corporation" SEC No-Action Letter (available May 13, 1988) and "Shearman & Sterling" SEC No-Action Letter (available July 2, 1993) for support of this belief.

     Each broker-dealer that receives new notes for its own account in an exchange offer must acknowledge that it will deliver a prospectus with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______ 1999, all dealers effecting transactions in the new notes may be required to deliver this prospectus.

     We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. new notes received by broker-dealers for their own account in an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account and any broker or dealer that participates in a such new notes may be deemed to be an underwriter within the Securities Act, and any profit on any such resale of new notes, commissions or concessions received by any such persons may be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act of 1933, a broker-dealer will not be admitting that it is an underwriter within the meaning of the Securities Act of 1933.

     We have agreed to pay all expenses incident to the exchange offers, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any broker-dealers. We have agreed to indemnify holders of the notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act of 1933.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes federal income tax consequences of the exchange of the outstanding notes under existing federal income tax law, which consequences may change, and affect you adversely. This summary does not discuss all aspects of federal income taxation which may be relevant to a particular investor in light of his or her personal investment circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, and foreign taxpayers). This summary does not discuss any aspects of other federal taxes or state, local, or foreign tax law and assumes that investors hold and will continue to hold their outstanding notes as capital assets (generally, property held for investment) under the Internal Revenue Code of 1986, as amended. Each holder is advised to consult its tax advisors as to the specific tax consequences of exchanging their outstanding notes, including the application and effect of federal, state, local and foreign income and other tax laws.

     An exchange of an outstanding note for a new note should not be treated as an event in which gain or loss, if any, is realized for federal income tax purposes, because the terms of the new notes do not differ materially in kind or extent from the terms of the outstanding notes. As a result, the holder should not recognize any gain or loss for federal income tax purposes if he or she participates in an exchange offer, and the new note received in an exchange offer should be treated as a continuation of the outstanding note surrendered in an exchange offer. The holder should have the same basis and holding period in its new note as it had in the outstanding note.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the new notes being offered hereby will be passed upon for us by Parker Chapin Flattau & Klimpl, LLP, New York, New York. Martin Eric Weisberg, Esq., a partner of Parker Chapin Flattau & Klimpl, LLP, owns shares of common stock and series A preferred stock of Holdings.

                                     EXPERTS

         The consolidated financial statements of Holdings and Enterprises, each as of March 31, 1997 and 1998 and for the fiscal year ended March 31, 1998 included in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The statements of operations of Millbrook Distribution Services Inc. included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of MANO Holdings Corporation and KBMC Acquisition Company, L.P. as of July 31, 1997 and 1996 and for each of the three years in the period ended July 31, 1997 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                          INDEX TO FINANCIAL STATEMENTS
                                                                                                                       Page
                                                                                                                       ----
CONSOLIDATED FINANCIAL STATEMENTS OF R.A.B. HOLDINGS, INC.
      AND SUBSIDIARIES
      Independent Auditors' Report...............................................................................       F-3
      Consolidated Balance Sheets as of March 31, 1998 and 1997..................................................       F-4
      Consolidated Statement of Operations for the fiscal year ended March 31, 1998..............................       F-5
      Consolidated Statements of Stockholders' Equity for the period from May 6, 1996 (date of inception) to
          March 31, 1997 and for the fiscal year ended March 31, 1998............................................       F-6
      Consolidated Statement of Cash Flows for the fiscal year ended March 31, 1998..............................       F-7
      Notes to Consolidated Financial Statements.................................................................       F-8

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
      OF R.A.B. HOLDINGS, INC. AND SUBSIDIARIES
      Condensed Consolidated Balance Sheets as of September 30, 1998 and March 31, 1998..........................       F-17
      Condensed Consolidated Statements of Operations for the six month periods ended September 30, 1998
          and 1997...............................................................................................       F-18
      Condensed Consolidated Statement of Stockholders' Equity for the six month period ended
          September 30, 1998.....................................................................................       F-19
      Condensed Consolidated Statements of Cash Flows for the six month periods ended September 30, 1998
          and 1997...............................................................................................       F-20
      Notes to Condensed Consolidated Financial Statements.......................................................       F-21

CONSOLIDATED FINANCIAL STATEMENTS OF R.A.B. ENTERPRISES, INC.
      AND SUBSIDIARIES
      Independent Auditors' Report...............................................................................       F-23
      Consolidated Balance Sheets as of March 31, 1998 and 1997..................................................       F-24
      Consolidated Statement of Operations for the fiscal year ended March 31, 1998..............................       F-25
      Consolidated Statement of Stockholder's Equity for the fiscal year ended March 31, 1998....................       F-26
      Consolidated Statement of Cash Flows for the fiscal year ended March 31, 1998..............................       F-27
      Notes to Consolidated Financial Statements.................................................................       F-28

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OF R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES
      Condensed Consolidated Balance Sheets as of September 30, 1998 and March 31, 1998..........................       F-37
      Condensed Consolidated Statements of Operations for the six month periods ended
          September 30, 1998 and 1997............................................................................       F-38
      Condensed Consolidated Statements of Stockholder's Equity for the six month period ended
          September 30, 1998.....................................................................................       F-39
      Condensed Consolidated Statements of Cash Flows for the six month periods ended
          September 30, 1998 and 1997............................................................................       F-40
      Notes to Condensed Consolidated Financial Statements.......................................................       F-41

                    INDEX TO FINANCIAL STATEMENTS (CONTINUED)
                                                                                                                       Page
                                                                                                                       ----
COMBINED FINANCIAL STATEMENTS OF MANO HOLDINGS CORPORATION
      AND KBMC ACQUISITION COMPANY, L.P.
      Report of Independent Public Accountants...................................................................       F-43
      Combined Balance Sheets as of July 31, 1997 and 1996.......................................................       F-44
      Combined Statements of Operations for the years ended July 31, 1997, 1996 and 1995.........................       F-45
      Combined Statements of Changes in Equity for the years ended July 31, 1997, 1996 and 1995..................       F-46
      Combined Statements of Cash Flows for the years ended July 31, 1997, 1996 and 1995.........................       F-47
      Notes to Combined Financial Statements.....................................................................       F-48

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS OF MANO HOLDINGS
      CORPORATION AND KBMC ACQUISITION COMPANY, L.P.
      Condensed Combined Balance Sheets as of April 30, 1998 and July 31, 1997...................................       F-60
      Condensed Combined Statements of Operations for the nine month periods ended
          April 30, 1998 and 1997................................................................................       F-61
      Condensed Combined Statement of Changes in Equity for the nine month period
          ended April 30, 1998...................................................................................       F-62
      Condensed Combined Statements of Cash Flows for the nine month periods
          ended April 30, 1998 and 1997..........................................................................       F-63
      Notes to Condensed Combined Financial Statements...........................................................       F-64

FINANCIAL STATEMENTS OF MILLBROOK DISTRIBUTION SERVICES INC.
      Independent Auditors' Report...............................................................................       F-66
      Statements of Operations for the fiscal years ended March 31, 1997 and 1996................................       F-67
      Notes to Statements of Operations..........................................................................       F-68

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of R.A.B. Holdings, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of R.A.B. Holdings, Inc. and subsidiaries as of March 31, 1998 and March 31, 1997, and the related consolidated statements of operations and cash flows for the fiscal year ended March 31, 1998 and the consolidated statements of stockholders' equity for the period from May 6, 1996 (date of inception) to March 31, 1997 and for the fiscal year ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of R.A.B. Holdings, Inc. and subsidiaries as of March 31, 1998 and March 31, 1997, and the results of their operations and their cash flows for the fiscal year ended March 31, 1998 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

July 10, 1998
New York, New York

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                             March 31, 1998 and 1997
               (In thousands except for share and per share data)

                                                                       1998       1997
                                                                     --------   --------
                                     ASSETS
Current Assets:
       Cash                                                          $  2,623   $  2,637
       Accounts receivable                                             27,942     29,892
       Inventories                                                     41,814     52,271
       Other current assets                                             5,707      9,480
                                                                     --------   --------
                   Total current assets                                78,086     94,280
Other assets                                                            7,291      6,784
Property, plant and equipment, net                                     23,395     25,235
                                                                     --------   --------

                                                                     $108,772   $126,299
                                                                     ========   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Current maturities of long-term debt                          $    815   $    490
       Accounts payable                                                31,035     29,083
       Other current liabilities                                       16,233     12,504
                                                                     --------   --------
                   Total current liabilities                           48,083     42,077
Noncurrent liabilities:
       Long-term debt                                                  37,295     61,310
       Deferred compensation                                            7,801      7,668
       Deferred income taxes                                              982      1,536
       Other liabilities                                                3,434      3,704
                                                                     --------   --------
                   Total noncurrent liabilities                        49,512     74,218
Commitments and contingencies
Stockholders' equity:
       Preferred stock, $500 par value, 100,000 shares authorized,
           20,000 shares of Series A issued and outstanding             9,906      9,906
       Common stock, $.01 par value, 100,000 shares authorized,
           100,000 and 99,000 shares issued                                 1          1
       Additional paid-in capital                                          98         97
       Retained earnings                                                1,174       --
                                                                     --------   --------
                                                                       11,179     10,004
       Less cost of common stock in treasury-1,600 shares                   2       --
                                                                     --------   --------
                   Total stockholders' equity                          11,177     10,004
                                                                     --------   --------

                                                                     $108,772   $126,299
                                                                     ========   ========


                 See notes to consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                    For the Fiscal Year Ended March 31, 1998
                                 (In thousands)





Revenues                                                                $470,201

Costs and expenses:
       Cost of sales                                                     360,162
       Selling                                                            43,766
       Distribution and warehousing                                       37,339
       General and administrative                                         21,559
                                                                        --------

                   Total costs and expenses                              462,826
                                                                        --------

Operating income                                                           7,375

Interest expense, net                                                      5,079
                                                                        --------

Income before provision for income taxes                                   2,296

Provision for income taxes                                                 1,122
                                                                        --------

Net income                                                              $  1,174
                                                                        ========






                 See notes to consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                      (In thousands except for share data)

                                                  Preferred Stock        Common Stock      Additional              Treasury Stock
                                                ------------------    ------------------    Paid-In   Retained    -----------------
                                                Shares     Amount     Shares     Amount     Capital   Earnings     Shares    Amount
                                                -------    -------    -------    -------    -------    -------    -------    -------
Balance at May 6, 1996                             --      $  --         --      $  --      $  --      $  --         --      $  --
Issuance of stock                                20,000      9,906     99,000          1         97
                                                -------    -------    -------    -------    -------    -------    -------    -------
Balance at March 31, 1997                        20,000      9,906     99,000          1         97       --         --         --
Issuance of common stock                                                1,000                     1
Repurchase of common stock                                                                                          1,600          2
Net income                                                                                               1,174
                                                -------    -------    -------    -------    -------    -------    -------    -------
Balance at March 31, 1998                        20,000    $ 9,906    100,000    $     1    $    98    $ 1,174      1,600    $     2
                                                =======    =======    =======    =======    =======    =======    =======    =======
















                 See notes to consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                    For the Fiscal Year Ended March 31, 1998
                                 (In thousands)


Cash flows from operating activities:
     Net income                                                                $  1,174
     Adjustments to reconcile net income to net cash
         provided by (used in) operating activities:
            Depreciation and amortization                                         4,471
            Gain on disposition of equipment                                        (20)
            Deferred income taxes                                                  (106)
     Changes in assets and liabilities:
            Accounts receivable                                                   1,950
            Inventories                                                          10,457
            Other current assets                                                  3,773
            Accounts payable                                                      1,952
            Other current liabilities                                             3,729
            Other assets and liabilities                                         (1,477)
                                                                               --------
Net cash provided by operating activities                                        25,903
                                                                               --------

Cash flows from investing activities:
     Acquisitions of equipment                                                   (2,309)
     Proceeds from disposition of equipment                                          83
                                                                               --------
Net cash used in investing activities                                            (2,226)
                                                                               --------

Cash flows from financing activities:
     Repayments under Credit Agreement                                          (23,690)
     Proceeds from issuance of common stock                                           1
     Purchase of treasury stock                                                      (2)
                                                                               --------
Net cash used in financing activities                                           (23,691)
                                                                               --------

Net decrease in cash                                                                (14)
Cash, beginning of year                                                           2,637
                                                                               --------
Cash, end of year                                                              $  2,623
                                                                               ========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
           Interest                                                            $  4,054
           Income taxes                                                        $  1,392




                 See notes to consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Summary Of Significant Accounting Policies

          Principles of Consolidation - The consolidated financial statements include the accounts of R.A.B. Holdings, Inc. and its wholly-owned subsidiaries, Millbrook Distribution Services Inc. ("Millbrook") and R.A.B. Enterprises, Inc. ("Enterprises"), Millbrook's parent (collectively, the "Company"). Millbrook is one of the nation's largest independent value-added distributors of health and beauty care, general merchandise and specialty and natural food products. All significant intercompany transactions and balances are eliminated in consolidation.

          Use of Estimates - The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          Concentration of Credit Risk - Trade accounts receivable potentially subject the Company to credit risk. The Company extends credit to its customers, principally in the U.S. supermarket industry, based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. The Company's allowance for doubtful accounts is based upon the expected collectability of its trade accounts receivable.

          Fiscal Year - The Company's fiscal year ends on March 31.

          Inventories - Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method. At March 31, 1998, the replacement cost of inventories valued using the LIFO method exceeded the net carrying amount of such inventories by approximately $255,000.

          Property, Plant and Equipment - Property, plant and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the following estimated useful lives:

          Buildings and improvements...................             5-35 years
          Machinery and equipment......................             2-15 years
          Rolling stock................................             3- 8 years

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

1.   Summary Of Significant Accounting Policies (Continued)

          Expenditures which significantly increase value or extend useful lives are capitalized, while ordinary maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets replaced, retired or disposed of are removed from the accounts and any related gains or losses are reflected in operations.

          Long-Lived Assets - The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Such changes in circumstances may include, among other factors, a significant change in technology that may render an asset obsolete or noncompetitive or a significant change in the extent or manner in which an asset is used. The assessment for potential impairment is based upon the Company's ability to recover the unamortized balance of its long-lived assets from expected future cash flows on an undiscounted basis (without interest charges). If such expected future cash flows are less than the carrying amount of the asset, an impairment loss would be recorded.

          Revenue Recognition - Revenue is recognized when products are shipped or services are provided to customers. Provisions are recorded for returns and allowances and bad debts.

          Income Taxes - Deferred income taxes result primarily from temporary differences between financial and tax reporting and acquisition basis differences.

          Accounting Pronouncements - Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information" was issued in June 1997 and is effective for financial statements for periods beginning after December 15, 1997. This statement establishes standards for the manner in which operating segments of public reporting entities are presented in interim and annual financial statements. The Company believes its current reporting systems will enable it to comply with the requirements of SFAS No. 131.

          SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits" was issued in February 1998 and is effective for periods beginning after December 15, 1997. The Company will adopt SFAS No. 132 effective for its 1998 fiscal year end.

          The aforementioned recently issued accounting pronouncements establish standards for disclosures only and therefore will have no impact on the Company's financial position or results of operations.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

1.   Summary Of Significant Accounting Policies (Continued)

          SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998 and is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires the recognition of all derivatives in the consolidated balance sheet as either assets or liabilities measured at fair value. The Company will adopt SFAS No. 133 effective for its 2000 fiscal year end. The Company has not yet determined the impact SFAS No. 133 will have on its financial position or results of operations when such statement is adopted.

2.   Formation And Acquisition

          On May 6, 1996, R.A.B. Holdings, Inc., a Delaware corporation, was formed. On March 31, 1997, R.A.B. Holdings, Inc. acquired Millbrook for a purchase price of approximately $67 million, including transaction costs, through the sale of stock (see Note 7) and borrowings under the Company's Credit Agreement. The acquisition was accounted for as a purchase and, accordingly, the purchase price was allocated to the assets and liabilities of Millbrook based upon their estimated fair values at the date of acquisition. The fair values of assets acquired (approximately $129 million) and liabilities assumed (approximately $53 million) were based upon third party appraisals and other valuation analyses. The fair value of the net assets acquired exceeded the purchase price by approximately $9 million. The resulting negative goodwill reduced the fair value assigned to Millbrook's property, plant and equipment.

          R.A.B. Holdings, Inc. had no operations prior to April 1, 1997. During the period from May 6, 1996 (date of inception) to March 31, 1997, the Company sold stock ($10 million) (see Note 7) and borrowed $62 million under its Credit Agreement (see Note 6) to acquire Millbrook ($70 million, which was subsequently adjusted pursuant to the purchase agreement) and pay its related acquisition and financing costs ($2 million).

3.   Accounts Receivable

          Accounts receivable consisted of the following:

                                                 March 31,    March 31,
                                                   1998         1997
                                                 --------    ---------
                                                    (In thousands)

          Accounts receivable                    $ 30,383    $ 32,143
          Allowance for doubtful accounts          (2,441)     (2,251)
                                                 --------    --------
                                                 $ 27,942    $ 29,892
                                                 ========    ========

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

4.   Property, Plant & Equipment

          Property, plant and equipment consisted of the following:

                                                            March 31,  March 31,
                                                              1998       1997
                                                             -------   -------
                                                               (In thousands)

          Land ...........................................   $ 1,561   $ 1,561
          Buildings and improvements .....................     9,393     9,371
          Machinery and equipment ........................    12,902    10,884
          Rolling stock ..................................     3,398     3,419
          Work in progress ...............................       201      --
                                                             -------   -------
                                                              27,455    25,235
          Less accumulated depreciation and amortization..     4,060      --
                                                             -------   -------
                                                             $23,395   $25,235
                                                             =======   =======

5.   Other Current Liabilities

          Other current liabilities consisted of the following:

                                                           March 31,   March 31,
                                                             1998        1997
                                                           -------     -------
                                                              (In thousands)

          Accrued compensation and fringe benefits....     $ 7,417     $ 4,569
          Deferred income taxes ......................         795         347
          Accrued liabilities ........................       8,021       7,588
                                                           -------     -------
                                                           $16,233     $12,504
                                                           =======     =======

6.   Long-term Debt

          Long-term debt consisted of the following:

                                            Range of       March 31,   March 31,
                                            Interest         1998        1997
                                           -----------      -------    ---------
                                                              (In thousands)

          Revolving bank line of credit    7.86 - 9.00%     $28,800     $52,000
          Term loan ...................    8.11 - 9.25        9,310       9,800
                                                            -------     -------
                                                             38,110      61,800
          Less current maturities .....                         815         490
                                                            -------     -------
                                                            $37,295     $61,310
                                                            =======     =======

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

6.   Long-term Debt (Continued)

          On March 31, 1997, Millbrook entered into an agreement, as amended, with a group of commercial lending institutions providing for a credit facility in the aggregate amount of $100 million consisting of revolving credit loans up to $90.2 million and an amortizing term loan of $9.8 million (the "Credit Agreement"). Borrowings under this long-term facility, which principally expires March 31, 2002, are supported by specified assets in accordance with a borrowing base formula, as defined in the Credit Agreement (see Note 12). Substantially all of the Company's assets and Millbrook's stock are pledged under the terms of the Credit Agreement. Additionally, the Credit Agreement requires the maintenance of a minimum level of cash flow, as defined and imposes restrictions on investments, capital expenditures, cash dividends, management fees and advances to the parent and other indebtedness. At March 31, 1998, substantially all of the assets of the Company's subsidiaries are unavailable for dividends. At March 31, 1998, Millbrook had available, under the Credit Agreement, unused borrowing capacity of approximately $24 million, net of outstanding letters of credit of approximately $885,000.

          Borrowings under the Credit Agreement bear interest at either the London interbank offered ("LIBO") rate plus a margin or the bank's alternate base rate plus a margin (up to 2.50%). The margin rate, which ranged from 2.25% to 2.50% at March 31, 1998, is based upon availability pursuant to the borrowing base calculation. At March 31, 1998, borrowings under the LIBO and alternate base rate options were $36,310,000 and $1,800,000, respectively. In addition, on May 1, 1997, Millbrook entered into a three-year interest rate protection agreement that effectively caps rates on a notional principal amount up to $50 million of borrowings at a LIBO rate of 7 5/8%, as required by the Credit Agreement to manage the Company's interest rate exposure to market fluctuations. The Company (i) does not engage in derivative activity for trading or speculative purposes;
     (ii) periodically evaluates the financial position of the counterparty; and
     (iii) does not expect non-performance by the counterparty. At March 31, 1998, Millbrook's outstanding debt under the Credit Agreement and the interest rate protection agreement approximate fair value. The recognition of the fair value of the interest rate protection agreement is not required since it its accounted for as a hedge.

          Future maturities of the term loan at March 31, 1998 were as follows (in thousands):

          1999 .................................                $  815
          2000 .................................                 1,305
          2001 .................................                 1,960
          2002 .................................                 1,960
          2003 .................................                 3,270
                                                                ------
                                                                $9,310
                                                                ======

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

7.   Stockholders' Equity

          In conjunction with its acquisition of Millbrook in 1997, the Company sold 20,000 shares of Series A Preferred Stock at $500 per share and 100,000 shares of Common Stock at $1.00 per share.

          The holders of the Series A Preferred Stock are entitled to cumulative preferential cash dividends of $50 per year (10%), per share. At March 31, 1998, the amount of accumulated unpaid dividends on the Series A Preferred Stock was $50.00 per share. Unless all accumulated and unpaid dividends on the Series A Preferred Stock are paid, no dividends shall be declared or paid on the Company's Common Stock. The Preferred Stock is subject to an optional redemption by the Company at any time, in whole or in part, at the redemption price per share of $500 plus an amount equal to all accumulated and unpaid dividends.

8.   Commitments And Contingencies

     Leases

          The Company leases certain facilities, machinery and vehicles under various non-cancelable operating lease agreements. The Company is required to pay property taxes, insurance and normal maintenance costs for certain of its facilities. Future minimum lease payments required under such leases in effect at March 31, 1998 were as follows (in thousands):

          1999 ..................................              $ 2,671
          2000 ..................................                2,310
          2001 ..................................                2,084
          2002 ..................................                1,977
          2003 ..................................                1,621
          Thereafter ............................                4,216
                                                               -------
                                                               $14,879
                                                               =======

          Total rent expense for all operating leases was $4.3 million for the fiscal year ended March 31, 1998.

     Contingencies

          The Company is subject to pending claims and legal proceedings in the normal course of its business. While it is not feasible to predict or determine the outcome of these claims and proceedings, it is the opinion of management that their outcome, to the extent not provided for through insurance or otherwise, will not have a materially adverse effect on the Company's financial position or results of future operations.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

9.   Income Taxes

          The provision for income taxes for the fiscal year ended March 31, 1998 consisted of the following (in thousands):

          Currently payable:
             Federal .............................            $ 1,075
             State ...............................                153
                                                              -------
                                                                1,228
                                                              -------
          Deferred:
             Federal .............................                (93)
             State ...............................                (13)
                                                              -------
                                                                 (106)
                                                              -------
                                                              $ 1,122
                                                              =======

          A reconciliation of the statutory United States Federal income tax rate to the Company's effective income tax rate for the fiscal year ended March 31, 1998 follows:

          Statutory rate ........................................       35.0%
          State income taxes, net of Federal benefit ............        4.6
          Other, principally meals and entertainment disallowance        9.2
                                                                        ----
                                                                        48.8%
                                                                        ====

          The income tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities were as follows:

                                                         March 31,     March 31,
                                                           1998          1997
                                                          -------      -------
                                                             (In thousands)
  Deferred Tax Assets:
     Accounts receivable, principally due to
       allowance for doubtful accounts ...............    $   993      $ 1,086
     Deferred compensation ...........................      3,279        3,005
     Liability accruals ..............................      3,771        4,787
     Other, net ......................................        359          417

  Deferred Tax Liabilities:
     Inventories, principally due to acquisition basis
       differences and financial statement allowances (5,612) (6,210) Property, plant & equipment, principally
       due to basis differences ......................     (4,567)      (4,968)
                                                          -------      -------
  Net deferred tax liabilities .......................    $(1,777)     $(1,883)
                                                           =======      =======

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

10.  Employee Benefit Plans

     Retirement and Savings Plan

          The Company has a retirement and savings plan ("401(k) Plan") covering substantially all of its employees. The 401(k) Plan provides for matching contributions by the Company which amounted to approximately $1.2 million for the fiscal year ended March 31, 1998. In addition, the Company may make annual discretionary contributions to employee accounts based, in part, on the Company's financial performance. For the fiscal year ended March 31, 1998, the Company's discretionary contributions were approximately $1.1 million.

     Deferred Compensation

          In 1984, a predecessor of Millbrook implemented a deferred compensation arrangement in the form of a non-qualified defined benefit plan and a supplemental retirement plan which permitted former officers and certain management employees, at the time, to defer portions of their compensation and to earn specified maximum benefits upon retirement. The future benefit obligations, which are fixed in accordance with the plan, have been recorded at a discount rate of 8%. These plans do not allow new participants.

          In an effort to provide for the benefits associated with these plans, the Company purchased whole-life insurance contracts on the plan participants. The value of these policies is included in other assets. At March 31, 1998, future payment obligations under the deferred compensation arrangement were $395,000, $395,000, $395,000, $390,000 and $390,000 in fiscal years ended March 31, 1999, 2000, 2001, 2002 and 2003, respectively.

11.  Related Party Transactions

          Concurrent with Millbrook's acquisition by R.A.B. Holdings, Inc., Millbrook entered into an arrangement with an entity owned by its majority shareholder whereby the Company agreed (i) to pay a quarterly management fee of $100,000; and (ii) to reimburse the entity for reasonable services provided and out-of-pocket and other expenses incurred on its behalf. These services include, among other things, treasury, cash management, certain financial reporting, legal, labor and lease negotiation and employee benefits administration. For the fiscal year ended March 31, 1998, Millbrook paid management fees of $400,000 to this entity and $800,000 for reasonable services provided to the Company pursuant to the aforementioned arrangement. The reasonable services provided are based upon (i) the number of hours incurred at the applicable pay rate; and (ii) out-of-pocket expenses, related to the services provided. In the opinion of management, this

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

11.  Related Party Transactions (Continued)

     methodology provides a reasonable basis for such allocation. In addition, the Company believes that the terms of the arrangement with this entity were no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.

12.  Subsequent Event (Unaudited)

          Effective March 3, 1998, Enterprises, a wholly-owned subsidiary of R.A.B. Holdings, Inc., formed on January 26, 1998, entered into a purchase agreement with MANO Holdings I, LLC, KBMC Acquisition Company, L.P., MANO Holdings Corporation ("MANO") and the stockholders of MANO to acquire all of the outstanding membership interests of The B. Manischewitz Company, LLC ("Manischewitz"). As of and for the fiscal year ended July 31, 1997, Manischewitz had total assets, revenues and operating income of approximately $59.6 million, $54.8 million and $9.8 million, respectively. On May 1, 1998, Enterprises acquired all of the outstanding interests of Manischewitz for approximately $124 million less outstanding long-term debt and certain other specified deductions, through the issuance of $120 million Senior Notes due 2005 bearing interest at 10 1/2% ("10 1/2% Senior Notes") and the Company's issuance of $48 million Senior Notes due 2008 bearing interest at 13% ("13% Senior Notes") (collectively "Senior Notes"). The 13% Senior Notes will pay interest for the first three years, semiannually from an escrow account which was established upon their issuance ("Interest Escrow Account"). Concurrent with the acquisition, the Company contributed all of the capital stock of Millbrook to Enterprises.

          The gross proceeds of $168 million from the issuance of the Senior Notes were used to: (i) pay the purchase price for Manischewitz of $124 million, (ii) reduce outstanding borrowings by approximately $22 million under the revolving credit portion of Millbrook's Credit Agreement, (iii) fund the Interest Escrow Account with approximately $17 million and (iv) pay fees and expenses relating to the acquisition of Manischewitz and offering of the Senior Notes.

          Also concurrent with the acquisition, the Credit Agreement was amended to provide for, among other things, Millbrook and Manischewitz to be co-borrowers under the Credit Agreement and certain assets of Manischewitz to be included in determining borrowing capacity resulting in future additional availability under the credit facility.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (In thousands except for share and per share data)

                                                                    September 30,    March 31,
                                                                        1998          1998
                                                                     ---------      ---------
                                                                    (Unaudited)
                                          ASSETS
Current assets:
     Cash                                                            $   4,099      $   2,623
     Accounts receivable                                                34,567         27,942
     Inventories                                                        55,060         41,814
     Restricted investments                                              5,703             --
     Other current assets                                                8,763          5,707
                                                                     ---------      ---------
          Total current assets                                         108,192         78,086
Noncurrent assets:
     Restricted investments                                             11,685             --
     Other assets                                                       14,352          7,291
                                                                     ---------      ---------
          Total noncurrent assets                                       26,037          7,291
Property, plant and equipment, net                                      39,659         23,395
Excess of cost over fair value of net assets acquired, net              96,278             --
                                                                     ---------      ---------

Total assets                                                         $ 270,166      $ 108,772
                                                                     =========      =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt                            $   1,046      $     815
     Accounts payable                                                   38,888         31,035
     Other current liabilities                                          26,740         16,233
                                                                     ---------      ---------
          Total current liabilities                                     66,674         48,083
                                                                     ---------      ---------
Noncurrent liabilities:
     Long-term debt                                                    182,832         37,295
     Deferred compensation                                               7,875          7,801
     Other liabilities                                                   8,885          4,416
                                                                     ---------      ---------
          Total noncurrent liabilities                                 199,592         49,512
Stockholders' equity:
     Preferred stock, $500 par value, 100,000 shares authorized,
       20,000 shares of Series A issued and outstanding                  9,906          9,906
     Common stock, $.01 par value, 100,000 shares
       authorized and issued                                                 1              1
     Additional paid-in capital                                             98             98
     Retained earnings (deficit)                                        (6,102)         1,174
                                                                     ---------      ---------
                                                                         3,903         11,179
     Less common stock in treasury - 2,600 and 1,600 shares                  3              2
                                                                     ---------      ---------
          Total stockholders' equity                                     3,900         11,177
                                                                     ---------      ---------

Total liabilities and stockholders' equity                           $ 270,166      $ 108,772
                                                                     =========      =========


            See notes to condensed consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)

                                                             Six Months Ended
                                                        ----------------------------
                                                        September 30,  September 30,
                                                            1998           1997
                                                        -------------  -------------
                                                                 (Unaudited)
Revenues                                                  $ 234,455      $ 222,772

Costs and expenses:
       Cost of sales                                        179,248        170,488
       Selling                                               24,796         21,315
       Distribution and warehousing                          18,504         18,092
       General and administrative                            11,801         10,581
       Amortization of excess of cost over fair value
         of net assets acquired                               1,014             --
                                                          ---------      ---------

                   Total costs and expenses                 235,363        220,476
                                                          ---------      ---------



Operating (loss) income                                        (908)         2,296

Interest expense, net                                         9,197          2,586
                                                          ---------      ---------

Loss before (benefit) provision for income taxes            (10,105)          (290)

(Benefit) provision  for income taxes                        (2,829)             1
                                                          ---------      ---------

Net loss                                                  $  (7,276)     $    (291)
                                                          =========      =========




           See notes to condensed consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      (In thousands except for share data)
                                   (Unaudited)


                                          Preferred Stock         Common Stock        Additional   Retained        Treasury Stock
                                        -------------------     ------------------      Paid-In     Earnings      -----------------
                                        Shares       Amount     Shares      Amount      Capital    (deficit)      Shares     Amount
                                        ------       ------     ------      ------      -------    ---------      ------     ------
Balance at April 1, 1998                20,000      $ 9,906     100,000     $     1     $    98     $ 1,174        1,600     $     2
Repurchase of common stock                                                                                         1,000           1
Net loss                                                                                             (7,276)
                                       -------      -------     -------     -------     -------     -------      -------     -------
Balance at September 30, 1998           20,000      $ 9,906     100,000     $     1     $    98     $(6,102)       2,600     $     3
                                       =======      =======     =======     =======     =======     =======      =======     =======



           See notes to condensed consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                  Six Months Ended
                                                           -----------------------------
                                                           September 30,   September 30,
                                                               1998            1997
                                                           -------------   -------------
                                                                   (Unaudited)
Cash flows from operating activities:
     Net loss                                                $  (7,276)     $    (291)
     Adjustments to reconcile net income (loss) to net
        cash provided by (used in) operating activities:
          Depreciation and amortization                          3,290          1,566
          Amortization of excess of cost over fair value
             of net assets acquired                              1,014             --
          Deferred income taxes                                 (1,777)            --
Changes in assets and liabilities:
          Accounts receivable                                    9,961           (730)
          Inventories                                           (6,749)        (4,418)
          Accounts payable                                       5,353         11,602
          Other assets and liabilities                           2,804          4,763
                                                             ---------      ---------

Net cash provided by operating activities                        6,620         12,492
                                                             ---------      ---------

Cash flows from investing activities:
     Purchase of The B. Manischewitz Company, LLC,
        net of cash acquired                                  (126,155)            --
     Acquisitions of plant and equipment                        (1,790)          (415)
                                                             ---------      ---------

Net cash used in investing activities                         (127,945)          (415)
                                                             ---------      ---------

Cash flows from financing activities:
     Proceeds from issuance of long-term debt                  168,000             --
     Payment of debt issuance costs                             (5,975)            --
     Funding of Interest Escrow Account                        (16,991)            --
     Repayments under Credit Agreement                         (22,232)       (12,641)
     Purchase of treasury stock                                     (1)            (2)
                                                             ---------      ---------

Net cash provided by (used in) financing activities            122,801        (12,643)
                                                             ---------      ---------

Net increase (decrease) in cash                                  1,476           (566)

Cash, beginning of period                                        2,623          2,637
                                                             ---------      ---------

Cash, end of period                                          $   4,099      $   2,071
                                                             =========      =========


Supplemental disclosures of cash flow information:
     Cash paid during the period for:
          Interest                                           $     844      $   1,315
          Income taxes                                       $     749      $     700



            See notes to condensed consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE A - Basis of Presentation

The consolidated financial statements include the accounts of R.A.B. Holdings, Inc. and its wholly-owned subsidiary, R.A.B. Enterprises, Inc. and its wholly-owned subsidiaries ("Enterprises") (collectively, the "Company"). The Company is a holding company with no substantial assets or operations other than its investment in Enterprises.

These financial statements should be read in conjunction with the Company's summary of significant accounting policies included in its consolidated financial statements as of March 31, 1998 and 1997, included elsewhere herein.

Effective March 3, 1998, Enterprises entered into a purchase agreement with MANO Holdings I, LLC, KBMC Acquisition Company, L.P., MANO Holdings Corporation ("MANO") and the stockholders of MANO to acquire all of the outstanding membership interests of The B. Manischewitz Company, LLC ("Manischewitz"). On May 1, 1998, Enterprises acquired all of the outstanding interests of Manischewitz for approximately $126.2 million through the issuance of $120 million Senior Notes due 2005 bearing interest at 10 1/2% ("10 1/2% Senior Notes") and the Company's issuance of $48 million Senior Notes due 2008 bearing interest at 13% ("13% Senior Notes"). The 10 1/2% Senior Notes are fully and unconditionally guaranteed on a joint and several basis by Millbrook Distribution Services Inc. and Manischewitz. The 13% Senior Notes will pay interest for the first three years, semi-annually from a $17 million interest escrow account which was established upon their issuance. The interest escrow account consists of treasury securities which are classified on the condensed consolidated balance sheets as Restricted investments. At maturity, these restricted investments may only be used to pay the semi-annual interest on the 13% Senior Notes.

The acquisition of Manischewitz was accounted for as a purchase and, accordingly, the purchase price was allocated to the assets and liabilities of Manischewitz based upon their estimated fair values at the date of acquisition, which are subject to adjustment. The fair values of assets acquired and liabilities assumed were based upon preliminary third party appraisals and other valuation analyses. The excess of cost over the fair value of net assets acquired represents goodwill which is being amortized on a straight-line basis over its estimated useful life of forty years. The statements of operations include the operating results of Manischewitz since its date of acquisition. The pro forma combined historical results, as if the Manischewitz business had been acquired at the beginning of each of the periods presented are as follows:

                                               Six Months Ended
                                    -------------------------------------
                                    September 30,           September 30,
                                        1998                    1997
                                    -------------           -------------
Revenues                             $ 236,622                $238,986

Net loss                             $ (10,818)               $ (6,589)

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Concluded)
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE A - Basis of Presentation (continued)

All significant intercompany transactions and balances are eliminated in consolidation. The results of operations for any interim period are not necessarily indicative of the results to be expected for the full fiscal year. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position as of September 30, 1998, and the results of operations and cash flows for the periods ended September 30, 1998 and 1997.


NOTE B - Inventories

Inventories are valued at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method. Inventories at September 30, 1998 consisted of the following (in thousands):

          Raw materials                                        $ 1,860
          Finished goods                                        53,200
                                                               -------
                                                               $55,060
                                                               =======


NOTE C - Related Party Transactions

For the six month periods ended September 30, 1998 and 1997, the Company paid $600,000 in each period to an affiliated entity for management fees, reasonable services provided and expenses incurred on its behalf.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of R.A.B. Enterprises, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of R.A.B. Enterprises, Inc. (a wholly-owned subsidiary of R.A.B. Holdings, Inc.) and subsidiary as of March 31, 1998 and March 31, 1997, and the related consolidated statements of operations, stockholder's equity and cash flows for the fiscal year ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of R.A.B. Enterprises, Inc. and subsidiary as of March 31, 1998 and March 31, 1997, and the results of their operations and their cash flows for the fiscal year ended March 31, 1998 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

July 10, 1998
New York, New York

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                             March 31, 1998 and 1997
               (In thousands except for share and per share data)

                                                               1998         1997
                                                             --------     --------
                                   ASSETS
Current Assets:
       Cash                                                  $  2,623     $  1,903
       Accounts receivable                                     27,942       29,892
       Inventories                                             41,814       52,271
       Other current assets                                     5,810        9,248
                                                             --------     --------
                   Total current assets                        78,189       93,314
Other assets                                                    7,291        6,784
Property, plant and equipment, net                             23,395       25,235
                                                             --------     --------

                                                             $108,875     $125,333
                                                             ========     ========

                    LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
       Current maturities of long-term debt                  $    815     $    490
       Accounts payable                                        31,035       29,083
       Other current liabilities                               16,231       11,442
                                                             --------     --------
                   Total current liabilities                   48,081       41,015
Noncurrent liabilities:
       Long-term debt                                          37,295       61,310
       Deferred compensation                                    7,801        7,668
       Deferred income taxes                                      982        1,536
       Other liabilities                                        3,434        3,704
                                                             --------     --------
                   Total noncurrent liabilities                49,512       74,218
Commitments and contingencies
Stockholder's equity:
       Common stock, $.01 par value, 200 shares,
         authorized and issued                                     --           --
       Additional paid-in capital                              10,100       10,100
       Retained earnings                                        1,182           --
                                                             --------     --------
                   Total stockholder's equity                  11,282       10,100
                                                             --------     --------

                                                             $108,875     $125,333
                                                             ========     ========




                 See notes to consolidated financial statements.

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                    For the Fiscal Year Ended March 31, 1998
                                 (In thousands)



Revenues                                                                $470,201

Costs and expenses:
     Cost of sales                                                       360,162
     Selling                                                              43,766
     Distribution and warehousing                                         37,339
     General and administrative                                           21,551
                                                                        --------

          Total costs and expenses                                       462,818
                                                                        --------

Operating income                                                           7,383

Interest expense, net                                                      5,079
                                                                        --------

Income before provision for income taxes                                   2,304

Provision for income taxes                                                 1,122
                                                                        --------

Net income                                                              $  1,182
                                                                        ========




                 See notes to consolidated financial statements.

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                      (In thousands except for share data)

                                        Common Stock      Additional
                                    ------------------      Paid-In     Retained
                                     Shares      Amount     Capital     Earnings
                                     ------      ------     -------     --------

Balance at April 1, 1997                200     $   --      $10,100      $    --
Net income                                                                 1,182
                                    -------     ------      -------      -------
Balance at March 31, 1998               200     $   --      $10,100      $ 1,182
                                    =======     ======      =======      =======


                 See notes to consolidated financial statements.

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                    For the Fiscal Year Ended March 31, 1998
                                 (In thousands)


Cash flows from operating activities:
     Net income                                                        $  1,182
     Adjustments to reconcile net income to net cash
         provided by (used in) operating activities:
            Depreciation and amortization                                 4,471
            Gain on disposition of equipment                                (20)
            Deferred income taxes                                          (106)
     Changes in assets and liabilities:
            Accounts receivable                                           1,950
            Inventories                                                  10,457
            Other current assets                                          3,438
            Accounts payable                                              1,952
            Other current liabilities                                     4,789
            Other assets and liabilities                                 (1,477)
                                                                       --------

Net cash provided by operating activities                                26,636
                                                                       --------

Cash flows from investing activities:
     Acquisitions of equipment                                           (2,309)
     Proceeds from disposition of equipment                                  83
                                                                       --------

Net cash used in investing activities                                    (2,226)
                                                                       --------

Cash flows from financing activities:
     Repayments under Credit Agreement                                  (23,690)
                                                                       --------

Net cash used in financing activities                                   (23,690)
                                                                       --------

Net increase in cash                                                        720
Cash, beginning of year                                                   1,903
                                                                       --------
Cash, end of year                                                      $  2,623
                                                                       ========

Supplemental disclosures of cash flow information:
     Cash paid during the year for:
           Interest                                                    $  4,054
           Income taxes                                                $  1,392



                 See notes to consolidated financial statements.

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Summary Of Significant Accounting Policies

          Basis of Presentation and Principles of Consolidation - R.A.B. Enterprises, Inc. (the "Company") is a wholly-owned subsidiary of R.A.B. Holdings, Inc. ("Holdings"). On January 26, 1998, Holdings formed the Company and on May 1, 1998 contributed to the Company its wholly-owned subsidiary Millbrook Distribution Services Inc. ("Millbrook"), which contribution has been accounted for as an "as if" pooling of interests. Millbrook is one of the nation's largest independent value-added distributors of health and beauty care, general merchandise and specialty and natural food products. All significant intercompany transactions and balances are eliminated in consolidation.

          Use of Estimates - The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          Concentration of Credit Risk - Trade accounts receivable potentially subject the Company to credit risk. The Company extends credit to its customers, principally in the U.S. supermarket industry, based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. The Company's allowance for doubtful accounts is based upon the expected collectability of its trade accounts receivable.

          Fiscal Year - The Company's fiscal year ends on March 31.

          Inventories - Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method. At March 31, 1998, the replacement cost of inventories valued using the LIFO method exceeded the net carrying amount of such inventories by approximately $255,000.

          Property, Plant and Equipment - Property, plant and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the following estimated useful lives:

          Buildings and improvements..............................    5-35 years
          Machinery and equipment.................................    2-15 years
          Rolling stock...........................................    3- 8 years

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

1.   Summary Of Significant Accounting Policies (Continued)

          Expenditures which significantly increase value or extend useful lives are capitalized, while ordinary maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets replaced, retired or disposed of are removed from the accounts and any related gains or losses are reflected in operations.

          Long-Lived Assets - The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Such changes in circumstances may include, among other factors, a significant change in technology that may render an asset obsolete or noncompetitive or a significant change in the extent or manner in which an asset is used. The assessment for potential impairment is based upon the Company's ability to recover the unamortized balance of its long-lived assets from expected future cash flows on an undiscounted basis (without interest charges). If such expected future cash flows are less than the carrying amount of the asset, an impairment loss would be recorded.

          Revenue Recognition - Revenue is recognized when products are shipped or services are provided to customers. Provisions are recorded for returns and allowances and bad debts.

          Income Taxes - The Company is included in the consolidated Federal income tax return of Holdings and its annual Federal income tax liability is determined as if the Company had filed a separate consolidated Federal income tax return. Deferred income taxes result primarily from temporary differences between financial and tax reporting and acquisition basis differences.

          Accounting Pronouncements - Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information" was issued in June 1997 and is effective for financial statements for periods beginning after December 15, 1997. This statement establishes standards for the manner in which operating segments of public reporting entities are presented in interim and annual financial statements. The Company believes its current reporting systems will enable it to comply with the requirements of SFAS No. 131.

          SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits" was issued in February 1998 and is effective for periods beginning after December 15, 1997. The Company will adopt SFAS No. 132 effective for its 1998 fiscal year end.

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

1.   Summary Of Significant Accounting Policies (Continued)

          The aforementioned recently issued accounting pronouncements establish standards for disclosures only and therefore will have no impact on the Company's financial position or results of operations.

          SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998 and is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires the recognition of all derivatives in the consolidated balance sheet as either assets or liabilities measured at fair value. The Company will adopt SFAS No. 133 effective for its 2000 fiscal year end. The Company has not yet determined the impact SFAS No. 133 will have on its financial position or results of operations when such statement is adopted.

2.   Formation And Acquisition

          On March 31, 1997, Holdings acquired Millbrook for a purchase price of approximately $67 million, including transaction costs, through the sale of stock and borrowings under Millbrook's Credit Agreement. The acquisition was accounted for as a purchase and, accordingly, the purchase price was allocated to the assets and liabilities of Millbrook based upon their estimated fair values at the date of acquisition. The fair values of assets acquired (approximately $129 million) and liabilities assumed (approximately $53 million) were based upon third party appraisals and other valuation analyses. The fair value of the net assets acquired exceeded the purchase price by approximately $9 million. The resulting negative goodwill reduced the fair value assigned to Millbrook's property, plant and equipment.

3.   Accounts Receivable

          Accounts receivable consisted of the following:

                                               March 31,     March 31,
                                                 1998          1997
                                               --------      --------
                                                   (In thousands)

          Accounts receivable                  $ 30,383      $ 32,143
          Allowance for doubtful accounts        (2,441)       (2,251)
                                               --------      --------
                                               $ 27,942      $ 29,892
                                               ========      ========

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

4.   Property, Plant & Equipment

          Property, plant and equipment consisted of the following:

                                                           March 31,   March 31,
                                                             1998        1997
                                                            -------     -------
                                                               (In thousands)

          Land .........................................    $ 1,561     $ 1,561
          Buildings and improvements ...................      9,393       9,371
          Machinery and equipment ......................     12,902      10,884
          Rolling stock ................................      3,398       3,419
          Work in progress .............................        201          --
                                                            -------     -------
                                                             27,455      25,235
          Less accumulated depreciation and amortization      4,060          --
                                                            -------     -------
                                                            $23,395     $25,235
                                                            =======     =======

5.   Other Current Liabilities

          Other current liabilities consisted of the following:

                                                          March 31,    March 31,
                                                            1998         1997
                                                           -------     -------
                                                              (In thousands)

          Accrued compensation and fringe benefits....     $ 7,417     $ 4,569
          Deferred income taxes ......................         795         347
          Accrued liabilities ........................       8,019       6,526
                                                           -------     -------
                                                           $16,231     $11,442
                                                           =======     =======

6.   Long-term Debt

          Long-term debt consisted of the following:

                                             Range of      March 31,   March 31,
                                             Interest        1998        1997
                                            ----------     -------     --------
                                                              (In thousands)

          Revolving bank line of credit     7.86- 9.00%    $28,800     $52,000
          Term loan ...................     8.11- 9.25       9,310       9,800
                                                           -------     -------
                                                            38,110      61,800
          Less current maturities .....                        815         490
                                                           -------     -------
                                                           $37,295     $61,310
                                                           =======     =======

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

6.   Long-term Debt (Continued)

          On March 31, 1997, Millbrook entered into an agreement, as amended, with a group of commercial lending institutions providing for a credit facility in the aggregate amount of $100 million consisting of revolving credit loans up to $90.2 million and an amortizing term loan of $9.8 million (the "Credit Agreement"). Borrowings under this long-term facility, which principally expires March 31, 2002, are supported by specified assets in accordance with a borrowing base formula, as defined in the Credit Agreement (see Note 11). Substantially all of the Company's assets and Millbrook's stock are pledged under the terms of the Credit Agreement. Additionally, the Credit Agreement requires the maintenance of a minimum level of cash flow, as defined and imposes restrictions on investments, capital expenditures, cash dividends, management fees and advances to the parent and other indebtedness. At March 31, 1998, substantially all of the assets of the Company's subsidiary are unavailable for dividends. At March 31, 1998, Millbrook had available, under the Credit Agreement, unused borrowing capacity of approximately $24 million, net of outstanding letters of credit of approximately $885,000.

          Borrowings under the Credit Agreement bear interest at either the London interbank offered ("LIBO") rate plus a margin or the bank's alternate base rate plus a margin (up to 2.50%). The margin rate, which ranged from 2.25% to 2.50% at March 31, 1998, is based upon availability pursuant to the borrowing base calculation. At March 31, 1998, borrowings under the LIBO and alternate base rate options were $36,310,000 and $1,800,000, respectively. In addition, on May 1, 1997, Millbrook entered into a three-year interest rate protection agreement that effectively caps rates on a notional principal amount up to $50 million of borrowings at a LIBO rate of 7 5/8% as required by the Credit Agreement to manage the Company's interest rate exposure to market fluctuations. The Company (i) does not engage in derivative activity for trading or speculative purposes;
     (ii) periodically evaluates the financial position of the counterparty; and
     (iii) does not expect non-performance by the counterparty. At March 31, 1998, Millbrook's outstanding debt under the Credit Agreement and the interest rate protection agreement approximate fair value. The recognition of the fair value of the interest rate protection agreement is not required since it is accounted for as a hedge.

          Future maturities of the term loan at March 31, 1998 were as follows (in thousands):

          1999 .................................                $  815
          2000 .................................                 1,305
          2001 .................................                 1,960
          2002 .................................                 1,960
          2003 .................................                 3,270
                                                                ------
                                                                $9,310
                                                                ======

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

7.   Commitments And Contingencies

     Leases

          The Company leases certain facilities, machinery and vehicles under various non-cancelable operating lease agreements. The Company is required to pay property taxes, insurance and normal maintenance costs for certain of its facilities. Future minimum lease payments required under such leases in effect at March 31, 1998 were as follows (in thousands):

          1999 ..................................              $ 2,671
          2000 ..................................                2,310
          2001 ..................................                2,084
          2002 ..................................                1,977
          2003 ..................................                1,621
          Thereafter ............................                4,216
                                                               -------
                                                               $14,879
                                                               =======

          Total rent expense for all operating leases was $4.3 million for the fiscal year ended March 31, 1998.

     Contingencies

          The Company is subject to pending claims and legal proceedings in the normal course of its business. While it is not feasible to predict or determine the outcome of these claims and proceedings, it is the opinion of management that their outcome, to the extent not provided for through insurance or otherwise, will not have a materially adverse effect on the Company's financial position or results of future operations.

8.   Income Taxes

          The provision for income taxes for the fiscal year ended March 31, 1998 consisted of the following (in thousands):

          Currently payable:
             Federal .............................            $ 1,075
             State ...............................                153
                                                              -------
                                                                1,228
          Deferred:
             Federal .............................                (93)
             State ...............................                (13)
                                                              -------
                                                                 (106)
                                                              -------
                                                              $ 1,122
                                                              =======

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

8.   Income Taxes (Continued)

          A reconciliation of the statutory United States Federal income tax rate to the Company's effective income tax rate for the fiscal year ended March 31, 1998 follows:

          Statutory rate ...............................................  35.0%
          State income taxes, net of Federal benefit ...................   4.6
          Other, principally meals and entertainment disallowance ......   9.1
                                                                          ----
                                                                          48.7%
                                                                          ====

          The income tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities were as follows:

                                                        March 31,     March 31,
                                                          1998          1997
                                                         -------      -------
                                                             (In thousands)
  Deferred Tax Assets:
     Accounts receivable, principally due to
       allowance for doubtful accounts ...............   $   993      $ 1,086
     Deferred compensation ...........................     3,279        3,005
     Liability accruals ..............................     3,771        4,787
     Other, net ......................................       359          417

  Deferred Tax Liabilities:
     Inventories, principally due to acquisition basis
       differences and financial statement allowances     (5,612)      (6,210)
     Property, plant and equipment, principally
       due to basis differences ......................    (4,567)      (4,968)
                                                         -------      -------
  Net deferred tax liabilities .......................   $(1,777)     $(1,883)
                                                         =======      =======

9.   Employee Benefit Plans

     Retirement and Savings Plan

          The Company has a retirement and savings plan ("401(k) Plan") covering substantially all of its employees. The 401(k) Plan provides for matching contributions by the Company which amounted to approximately $1.2 million for the fiscal year ended March 31, 1998. In addition, the Company may make annual discretionary contributions to employee accounts based, in part, on the Company's financial performance. For the fiscal year ended March 31, 1998, the Company's discretionary contributions were approximately $1.1 million.

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

9.   Employee Benefit Plans (Continued)

     Deferred Compensation

          In 1984, a predecessor of Millbrook implemented a deferred compensation arrangement in the form of a non-qualified defined benefit plan and a supplemental retirement plan which permitted former officers and certain management employees, at the time, to defer portions of their compensation and to earn specified maximum benefits upon retirement. The future benefit obligations, which are fixed in accordance with the plan, have been recorded at a discount rate of 8%. These plans do not allow new participants.

          In an effort to provide for the benefits associated with these plans, the Company purchased whole-life insurance contracts on the plan participants. The value of these policies is included in other assets. At March 31, 1998, future payment obligations under the deferred compensation arrangement were $395,000, $395,000, $395,000, $390,000 and $390,000 in fiscal years ended March 31, 1999, 2000, 2001, 2002 and 2003, respectively.

10.  Related Party Transactions

          Concurrent with Millbrook's acquisition by Holdings, Millbrook entered into an arrangement with an entity owned by its majority shareholder whereby the Company agreed (i) to pay a quarterly management fee of $100,000; and (ii) to reimburse the entity for reasonable services provided and out-of-pocket and other expenses incurred on its behalf. These services include, among other things, treasury, cash management, certain financial reporting, legal, labor and lease negotiation and employee benefits administration. For the fiscal year ended March 31, 1998, Millbrook paid management fees of $400,000 to this entity and $800,000 for reasonable services provided to the Company pursuant to the aforementioned arrangement. The reasonable services provided are based upon (i) the number of hours incurred at the applicable pay rate; and (ii) out-of-pocket expenses, related to the services provided. In the opinion of management, this methodology provides a reasonable basis for such allocation. In addition, the Company believes that the terms of the arrangement with this entity were no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.

11.  Subsequent Event (Unaudited)

          Effective March 3, 1998, the Company entered into a purchase agreement with MANO Holdings I, LLC, KBMC Acquisition Company, L.P., MANO Holdings Corporation ("MANO") and the stockholders of MANO to acquire all of the outstanding membership interests of The B. Manischewitz Company, LLC ("Manischewitz"). As of and for the fiscal year ended July 31, 1997, Manischewitz had total assets, revenues and operating income of approximately $59.6 million, $54.8 million and $9.8 million,

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Concluded)

11.  Subsequent Event (Unaudited) (Continued)

     respectively. On May 1, 1998, the Company acquired all of the outstanding interests of Manischewitz for approximately $124 million less outstanding long-term debt and certain other specified deductions through the issuance of $120 million Senior Notes due 2005 bearing interest at 10 1/2% ("10 1/2% Senior Notes"). The 10 1/2% Senior Notes are jointly and severally guaranteed on an unsecured basis by Millbrook and Manischewitz.

          Additionally, on May 1, 1998 Holdings issued $48 million Senior Notes due 2008 bearing interest at 13% ("13% Senior Notes") (collectively, "Senior Notes") and contributed the net proceeds, after expenses and amounts deposited in an interest escrow account, to the Company.

          The gross proceeds of $168 million from the issuance of the Senior Notes were used to: (i) pay the purchase price for Manischewitz of $124 million, (ii) reduce outstanding borrowings by approximately $22 million under the revolving credit portion of Millbrook's Credit Agreement, (iii) fund the interest escrow account with approximately $17 million, and (iv) pay fees and expenses relating to the acquisition of Manischewitz and offering of the Senior Notes.

          Also concurrent with the acquisition, the Credit Agreement was amended to provide for, among other things, Millbrook and Manischewitz to be co-borrowers under the Credit Agreement and certain assets of Manischewitz to be included in determining the borrowing base resulting in future additional availability under the credit facility.

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (In thousands except for share and per share data)

                                                                 September 30,   March 31,
                                                                    1998           1998
                                                                  ---------      ---------
                                                                 (Unaudited)
                                        ASSETS
Current Assets
     Cash                                                         $   4,099      $   2,623
     Accounts receivable                                             34,567         27,942
     Inventories                                                     55,060         41,814
     Other current assets                                             8,845          5,810
                                                                  ---------      ---------
          Total current assets                                      102,571         78,189
Other assets                                                         12,781          7,291
Property, plant and equipment, net                                   39,659         23,395
Excess of cost over fair value of net assets acquired, net           96,278             --
                                                                  ---------      ---------

Total assets                                                      $ 251,289      $ 108,875
                                                                  =========      =========

                         LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Current maturities of long-term debt                         $   1,046      $     815
     Accounts payable                                                38,888         31,035
     Other current liabilities                                       24,126         16,231
                                                                  ---------      ---------
          Total current liabilities                                  64,060         48,081
                                                                  ---------      ---------
Noncurrent liabilities:
     Long-term debt                                                 134,832         37,295
     Deferred compensation                                            7,875          7,801
     Other liabilities                                                8,885          4,416
                                                                  ---------      ---------
          Total noncurrent liabilities                              151,592         49,512
Stockholder's equity:
     Common stock, $1.00 par value, 200 shares
        authorized and issued                                            --             --
     Additional paid-in capital                                      39,482         10,100
     Retained earnings (deficit)                                     (3,845)         1,182
                                                                  ---------      ---------
          Total stockholder's equity                                 35,637         11,282
                                                                  ---------      ---------

Total liabilities and stockholder's equity                        $ 251,289      $ 108,875
                                                                  =========      =========




              See notes to condensed consolidated financial statements.

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)

                                                          Six Months Ended
                                                    ----------------------------
                                                    September 30,  September 30,
                                                       1998            1997
                                                    -------------  -------------
                                                           (Unaudited)

Revenues                                             $ 234,455      $ 222,772


Costs and expenses:
     Cost of sales                                     179,248        170,488
     Selling                                            24,796         21,315
     Distribution and warehousing                       18,504         18,092
     General and administrative                         11,801         10,577
     Amortization of excess of cost over fair value
        of net assets acquired                           1,014             --
                                                     ---------      ---------

          Total costs and expenses                     235,363        220,472
                                                     ---------      ---------

Operating (loss) income                                   (908)         2,300


Interest expense, net                                    6,905          2,586
                                                     ---------      ---------


Loss before (benefit) provision  for income taxes       (7,813)          (286)


(Benefit) provision for income taxes                    (2,786)             1
                                                     ---------      ---------

Net loss                                             $  (5,027)     $    (287)
                                                     =========      =========



            See notes to condensed consolidated financial statements.


                                      F-38


                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                      (In thousands except for share data)
                                   (Unaudited)

                                                     Common Stock      Additional    Retained
                                                   -----------------    Paid-In      Earnings
                                                   Shares     Amount    Capital     (deficit)
                                                   ------     ------    -------     ---------
Balance at April 1, 1998                               200    $   --    $10,100      $ 1,182
Additional equity investment from parent                                 29,382
Net loss                                                                              (5,027)
                                                   -------    ------    -------      -------
Balance at September 30, 1998                          200    $   --    $39,482      $(3,845)
                                                   =======    ======    =======      =======

            See notes to condensed consolidated financial statements.

                        R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (In thousands)

                                                                      Six Months Ended
                                                               -----------------------------
                                                               September 30,   September 30,
                                                                    1998           1997
                                                               -------------   -------------
                                                                         (Unaudited)
Cash flows from operating activities:
     Net loss                                                    $  (5,027)     $    (287)
          Adjustments to reconcile net income (loss) to net
            cash provided by (used in) operating activities:
          Depreciation and amortization                              3,165          1,566
          Amortization of excess of cost over fair value
            of net assets acquired                                   1,014             --
          Deferred income taxes                                     (1,734)            --
          Changes in assets and liabilities:
             Accounts receivable                                     9,961           (730)
             Inventories                                            (6,749)        (4,418)
             Accounts payable                                        5,353         11,602
             Other assets and liabilities                              636          5,491
                                                                 ---------      ---------

Net cash provided by operating activities                            6,619         13,224
                                                                 ---------      ---------

Cash flows from investing activities:
     Purchase of The B. Manischewitz Company, LLC,
       net of cash acquired                                       (126,155)            --
Acquisitions of plant and equipment                                 (1,790)          (415)
                                                                 ---------      ---------

Net cash used in investing activities                             (127,945)          (415)
                                                                 ---------      ---------

Cash flows from financing activities:
     Proceeds from issuance of long-term debt                      120,000             --
     Payment of debt issuance costs                                 (4,348)            --
     Repayments under Credit Agreement                             (22,232)       (12,641)
     Additional equity investment from Parent                       29,382             --
                                                                 ---------      ---------

Net cash provided by (used in) financing activities                122,802        (12,641)
                                                                 ---------      ---------

Net increase in cash                                                 1,476            168

Cash, beginning of period                                            2,623          1,903
                                                                 ---------      ---------

Cash, end of period                                              $   4,099      $   2,071
                                                                 =========      =========

Supplemental disclosures of cash flow information:
     Cash paid during the period for:
        Interest                                                 $     844      $   1,315
        Income taxes                                             $     747      $     700




            See notes to condensed consolidated financial statements.

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE A - Basis of Presentation

R.A.B. Enterprises, Inc. (the "Company") is a wholly-owned subsidiary of R.A.B. Holdings, Inc. ("Holdings"). On January 26, 1998, Holdings formed the Company and on May 1, 1998 contributed to the Company its wholly-owned subsidiary Millbrook Distribution Services Inc. ("Millbrook"), which contribution has been accounted for as an "as if" pooling of interests.

These financial statements should be read in conjunction with the Company's summary of significant accounting policies included in its consolidated financial statements as of March 31, 1998 and 1997, included elsewhere herein.

Effective March 3, 1998, the Company entered into a purchase agreement with Mano Holdings I, LLC, KBMC Acquisition Company, L.P., MANO Holdings Corporation ("MANO") and the stockholders of MANO to acquire all of the outstanding membership interests of The B. Manischewitz Company, LLC ("Manischewitz"). On May 1, 1998, the Company acquired all of the outstanding interests of Manischewitz for approximately $126.2 million through the issuance of $120 million Senior Notes due 2005 bearing interest at 10 1/2% ("10 1/2% Senior Notes"). The 10 1/2% Senior Notes are fully and unconditionally guaranteed on a joint and several basis by Millbrook and Manischewitz. Concurrently, on May 1, 1998, Holdings issued $48 million Senior Notes due 2008 bearing interest at 13%, funded a $17 million interest escrow account and contributed the remaining net proceeds to the Company.

The Company is a holding company with no substantial assets or operations other than its investments in Millbrook and Manischewitz. Accordingly, separate financial statements of Millbrook and Manischewitz, which are the Company's only subsidiaries, are not presented.

The acquisition of Manischewitz was accounted for as a purchase and, accordingly, the purchase price was allocated to the assets and liabilities of Manischewitz based upon their estimated fair values at the date of acquisition, which are subject to adjustment. The fair values of assets acquired and liabilities assumed were based upon preliminary third party appraisals and other valuation analyses. The excess of cost over the fair value of net assets acquired represents goodwill which is being amortized on a straight-line basis over its estimated useful life of forty years. The statements of operations include the operating results of Manischewitz since its date of acquisition. The pro forma combined historical results, as if the Manischewitz business had been acquired at the beginning of each of the periods presented are as follows:

                                               Six Months Ended
                                    -------------------------------------
                                    September 30,           September 30,
                                        1998                    1997
                                    -------------           -------------
Revenues                             $ 236,622                $238,986

Net loss                             $  (6,264)               $ (4,036)

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE A - Basis of Presentation (continued)

All significant intercompany transactions and balances are eliminated in consolidation. The results of operations for any interim period are not necessarily indicative of the results to be expected for the full fiscal year. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position as of September 30, 1998, and the results of operations and cash flows for the periods ended September 30, 1998 and 1997.


NOTE B - Inventories

Inventories are valued at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method. Inventories at September 30, 1998 consisted of the following (in thousands):

          Raw materials                                        $ 1,860
          Finished goods                                        53,200
                                                               -------
                                                               $55,060
                                                               =======


NOTE C - Related Party Transactions

For the six month periods ended September 30, 1998 and 1997, the Company paid $600,000 in each period to an affiliated entity for management fees, reasonable services provided and expenses incurred on its behalf.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors and Shareholders of Mano Holdings Corporation and the
   Partners of KBMC Acquisition Company, L.P.:


We have audited the accompanying combined balance sheets of Mano Holdings Corporation (a Delaware Corporation) and KBMC Acquisition Company, L.P. (a Delaware limited partnership) as of July 31, 1997 and 1996, and the related combined statements of operations, changes in equity and cash flows for each of the three years in the period ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Mano Holdings Corporation and KBMC Acquisition Company, L.P. as of July 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended July 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 8 to the financial statements, effective August 1, 1995, the Company changed its method of accounting for postretirement benefits other than pensions.



ARTHUR ANDERSEN LLP

Roseland, New Jersey
September 24, 1997

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

                COMBINED BALANCE SHEETS -- JULY 31, 1997 AND 1996

                    (dollars in thousands, except share data)

                                            ASSETS                           1997          1996
                                                                           --------      --------
CURRENT ASSETS:
   Cash and cash equivalents                                               $  3,115      $  1,811
   Accounts receivable, net of allowance for doubtful accounts of $700
     and $250, respectively                                                   6,381         5,085
   Inventories                                                                9,217        10,018
   Prepaid expenses and other current assets                                    898           706
                                                                           --------      --------

                Total current assets                                         19,611        17,620

PROPERTY, PLANT AND EQUIPMENT, net                                           12,202        12,647

INTANGIBLE ASSETS, net                                                       27,611        28,926

OTHER ASSETS                                                                    139           144
                                                                           --------      --------

                Total assets                                               $ 59,563      $ 59,337
                                                                           ========      ========

                                    LIABILITIES AND EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt                                       $  3,157      $  2,700
   Accounts payable                                                           2,424         1,930
   Accrued liabilities                                                        2,002         1,639
                                                                           --------      --------

                Total current liabilities                                     7,583         6,269

LONG-TERM DEBT                                                               37,602        41,300

LONG-TERM LIABILITIES                                                         4,434         4,318
                                                                           --------      --------

                Total liabilities                                            49,619        51,887
                                                                           --------      --------

COMMITMENTS AND CONTINGENCIES

EQUITY:
   Partners' equity                                                          15,000        15,000
   Common stock, $.01 par value per share, 5,457 shares outstanding              --            --
   Accumulated deficit                                                       (5,056)       (7,550)
                                                                           --------      --------

                                                                              9,944         7,450
                                                                           --------      --------

                Total liabilities and equity                               $ 59,563      $ 59,337
                                                                           ========      ========

 The accompanying notes are an integral part of these combined balance sheets.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

                        COMBINED STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED JULY 31, 1997, 1996 AND 1995

                             (dollars in thousands)

                                                                       1997          1996          1995
                                                                     --------      --------      --------
NET REVENUES                                                         $ 54,383      $ 52,003      $ 49,194

ROYALTIES                                                                 404           396           387
                                                                     --------      --------      --------

                Total revenues                                         54,787        52,399        49,581

COST OF SALES                                                          33,558        33,068        31,199
                                                                     --------      --------      --------

                Gross profit                                           21,229        19,331        18,382

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES,
   including amortization of intangible assets of $1,434, $1,112
   and $1,175, respectively                                            11,422        11,120        11,034
                                                                     --------      --------      --------

                Operating income                                        9,807         8,211         7,348

INTEREST EXPENSE                                                       (4,486)       (3,705)       (2,946)
                                                                     --------      --------      --------

                Income before income taxes (benefit),
                  extraordinary item and cumulative effect of
                  change in accounting principle                        5,321         4,506         4,402

PROVISION (BENEFIT) FOR INCOME TAXES                                       --          (145)        2,135
                                                                     --------      --------      --------

                Income before extraordinary item and
                  cumulative effect of change in accounting
                  principle                                             5,321         4,651         2,267

EXTRAORDINARY ITEM, net of related income tax benefit of
   $1,310                                                                  --        (1,965)           --

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE, net of related income tax benefit of $502                    --          (754)           --
                                                                     --------      --------      --------
                Net income                                           $  5,321      $  1,932      $  2,267
                                                                     ========      ========      ========

PRO FORMA INFORMATION:
   Income tax provision                                              $  2,415      $  1,952
                                                                     ========      ========
   Net income (loss)                                                 $  2,906      ($   165)
                                                                     ========      ========


   The accompanying notes are an integral part of these combined statements.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

                    COMBINED STATEMENTS OF CHANGES IN EQUITY

                FOR THE YEARS ENDED JULY 31, 1997, 1996 AND 1995

                 (dollars in thousands, except share/unit data)

                                                             Retained
                                              Common Stock/  Earnings
                                   Shares/      Partners'  (Accumulated
                                    Units        Equity      Deficit)       Total
                                  --------      --------     --------      --------
BALANCE AT AUGUST 1, 1994           19,863      $ 17,000      ($  119)     $ 16,881

   Net income                           --            --        2,267         2,267
                                  --------      --------     --------      --------

BALANCE AT JULY 31, 1995            19,863        17,000        2,148        19,148

   Net income                           --            --        1,932         1,932
   Repurchase of common stock      (14,406)      (17,000)     (11,630)      (28,630)
   Capital contribution                 --        15,000           --        15,000
                                  --------      --------     --------      --------

BALANCE AT JULY 31, 1996             5,457        15,000       (7,550)        7,450

   Net income                           --            --        5,321         5,321
   Repurchase of units                  --            --          (82)          (82)
   Distributions to
     members/partners                   --            --       (2,510)       (2,510)
   Adjustment of unfunded
     pension liability                  --            --         (235)         (235)
                                  --------      --------      -------      --------

BALANCE AT JULY 31, 1997             5,457      $ 15,000      ($5,056)     $  9,944
                                  ========      ========      =======      ========



   The accompanying notes are an integral part of these combined statements.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

                        COMBINED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED JULY 31, 1997, 1996 AND 1995

                             (dollars in thousands)

                                                                                           1997             1996             1995
                                                                                         --------         --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                            $  5,321         $  1,932         $  2,267
   Adjustments to reconcile net income to net cash provided
     by (used in) operating activities-
       Extraordinary item                                                                      --            1,965               --
       Cumulative effect of change in accounting principle                                     --              754               --
       Depreciation and amortization                                                        2,664            2,236            2,097
       Benefit for deferred income taxes                                                       --           (2,420)             (63)
       Changes in assets and liabilities-
         Accounts receivable                                                               (1,746)          (1,374)             522
         Inventories                                                                          251             (859)          (1,439)
         Prepaid expenses and other                                                          (187)            (192)            (269)
         Intangible assets                                                                   (800)          (1,231)          (1,541)
         Accounts payable and accrued liabilities                                             857           (1,541)             717
         Long-term liabilities                                                                116              264             (154)
                                                                                         --------         --------         --------

                Net cash provided by (used in) operating activities                         6,476             (466)           2,137
                                                                                         --------         --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of equipment                                                                    (339)          (1,064)            (516)
   Net proceeds from Distributorship Agreement                                              1,000               --               --
                                                                                         --------         --------         --------

                Net cash provided by (used in) investing activities                           661           (1,064)            (516)
                                                                                         --------         --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Prepayment penalty on termination of debt                                             $     --         ($ 1,300)        $     --
   Deferred financing costs                                                                    --           (2,509)              --
   Distributions to members/partners                                                       (2,510)         (28,630)              --
   Capital contribution and (repurchase) of shares/units                                      (82)          15,000               --
   Proceeds from revolver borrowings                                                       10,700               --               --
   Repayments of revolver borrowings                                                      (10,700)              --               --
   Repayment of company notes                                                                  --          (29,000)              --
   Term loan (repayments) borrowings                                                       (3,241)          44,000               --
                                                                                         --------         --------         --------

                Net cash used in financing activities                                      (5,833)          (2,439)              --
                                                                                         --------         --------         --------

                Increase (decrease) in cash and cash equivalents                            1,304           (3,969)           1,621

CASH AND CASH EQUIVALENTS, beginning of year                                                1,811            5,780            4,159
                                                                                         --------         --------         --------

CASH AND CASH EQUIVALENTS, end of year                                                   $  3,115         $  1,811         $  5,780
                                                                                         ========         ========         ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for-
     Interest                                                                            $  4,131         $  2,997         $  2,624
     Taxes                                                                               $     --         $  1,534         $  2,338

   The accompanying notes are an integral part of these combined statements.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                (dollars in thousands, except share/unit amounts)


(1)  FORMATION AND BUSINESS OPERATIONS:

     Formation-

     Effective May 31, 1996, The B. Manischewitz Company, LLC (the "Company") was reorganized and recapitalized. As a result, the Company (i) commenced operations as a limited liability company, the effect of which is that income taxes, if any, are the obligation of its shareholders and partners;
     (ii) entered into a new credit agreement with financial institutions (see
     Note 7) and repaid its existing outstanding debt; (iii) received a capital contribution of $15,000, principally from its existing owners; and (iv) repurchased outstanding common stock from certain minority shareholders for $28,630. These transactions did not result in a change of control; accordingly, for financial reporting purposes, the assets and liabilities of the Company have been reflected on a historical cost basis. The Company is 99% owned by Mano Holdings I, LLC and 1% owned by Mano Holdings II, LLC (which is 100% owned by Mano Holdings I, LLC). Mano Holdings I, LLC is 62% owned by KBMC Acquisition Company, L.P. (KBMC), which was formed on April 25, 1996 as a limited partnership, and 38% owned by Mano Holdings Corporation (MANO).

     Prior to its commencement of operations as a limited liability company, the Company, which was organized as a C corporation, was wholly-owned by Mano. The combined financial statements included herein reflect the operations of the Company as a C corporation through May 31, 1996 and a limited liability company subsequent to that date.

     Business Operations-

     The Company manufactures and distributes ethnic and other foods including, among others, matzos, cakes, cookies, soups, noodles and processed fish products. The Company also licenses its name to third parties for which it receives royalties.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

     Principles of Combination-

     The accompanying combined financial statements include the accounts of KBMC and MANO and their combined wholly-owned subsidiary, the Company. Both KBMC and MANO are holding companies whose sole asset is its respective investment in the Company.

     Through May 31, 1996, the financial statements include the consolidated accounts of The B. Manischewitz Company and its subsidiaries. As of May 31, 1996, the subsidiaries of The B. Manischewitz Company were effectively merged into the Company.

     All significant intercompany accounts and transactions have been eliminated.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued):

     Concentrations of Credit Risk-

     Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash and cash equivalents and trade accounts receivable.

     The Company's products are sold to approximately 50 independent distributors, two of which represented approximately 31% and 25% of total revenues for the years ended July 31, 1997 and 1996, respectively, and one of which represented approximately 12% of total revenues for the year ended July 31, 1995.

     Inventories-

     Substantially all inventories are accounted for using the lower of the last-in, first-out (LIFO) cost method or market.

     Property, Plant and Equipment-

     Property, plant and equipment is stated at cost and is depreciated using the straight-line method for financial reporting purposes and both straight-line and accelerated methods for income tax purposes. The estimated useful lives used in computing depreciation and amortization for financial reporting purposes are: buildings 20 years, machinery and equipment 10 years, furniture and fixtures 10 years.

     Long-Lived Assets-

     The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The assessment for potential impairment is based upon the Company's ability to recover the unamortized balance of its long-lived assets from expected future cash flows on an undiscounted basis.

     Intangible Assets-

     Intangible assets are being amortized over the following periods: package design costs 4 years and other intangibles 40 years. Deferred financing costs are amortized using the interest method over the life of the applicable loans.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued):

     Revenue Recognition-

     Revenue is recognized when products are shipped to customers. Provisions are recorded for returns and allowances and bad debts.

     Royalty Income-

     The Company enters into licensing agreements under which it receives royalty payments. Royalty payments due under licensing agreements are recognized as income either based upon shipment reports from manufacturers, where available, or estimated shipments by such manufacturers.

     Income Taxes-

     MANO, a C corporation through July 31, 1996 recognized all of the tax attributes of its 100% owned investment in MANO Holdings I, LLC through May 31, 1996 and approximately 40% from June 1, 1996 to July 31, 1996. As MANO Holdings I, LLC's only investment is its ownership in the Company, the accompanying combined financial statements therefore represent the tax attributes of the Company. Effective August 1, 1996, MANO elected to be taxed as an S Corporation for Federal income tax purposes. KBMC is organized as a limited partnership. Accordingly, no provision has been made for Federal or state income taxes purposes in the accompanying combined financial statements since August 1, 1996.

     As the Company was organized as a C corporation until May 31, 1996, income taxes were provided for these periods based upon the taxes currently payable by the Company. On May 31, 1996, the Company was reorganized as a limited liability company. As a result of this reorganization, future tax effects attributable to net income as well as temporary differences between the bases of assets and liabilities for financial reporting purposes and income tax purposes will be included in the income tax returns of the Company's owners. Accordingly, no deferred income tax assets or liabilities are reflected on the July 31, 1996 and 1997 balance sheets of the Company. Deferred income tax assets or liabilities recognized through May 31, 1996 of $2,420, have been reversed through the income tax benefit as of May 31, 1996.

     Cash Equivalents-

     The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued):

     Use of Estimates-

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

(3)  INVENTORIES:

     Inventories consists of the following at July 31-

                                                   1997              1996
                                                  -------           -------

     Raw materials                                $ 2,126           $ 2,042
     Finished goods                                 7,091             7,976
                                                  -------           -------

                                                  $ 9,217           $10,018
                                                  =======           =======

     Had the first-in, first-out (FIFO) method been used, inventories would have been approximately $260 greater than that reported under the LIFO method at July 31, 1997. At July 31, 1996, inventories valued by the FIFO cost method approximated inventories valued by the LIFO method.

(4)  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following at July 31-

                                                          1997        1996
                                                         -------     -------

     Land                                                $   897     $   897
     Buildings                                             4,549       4,444
     Machinery and equipment                               5,541       4,645
     Furniture and fixtures                                  769         732
     Assets under capital lease                            6,077       6,077
     Construction in progress                                121         807
                                                         -------     -------

                                                          17,954      17,602

     Less- Accumulated depreciation and amortization       5,752       4,955
                                                         -------     -------

                                                         $12,202     $12,647
                                                         =======     =======

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(4)  PROPERTY, PLANT AND EQUIPMENT (continued):

     Certain property and equipment of the Company is leased through the Bay Street Urban Renewal Development Corporation, an affiliate of the Company. The lease expires on August 31, 2000, and requires the Company to pay real estate taxes, maintenance, insurance and incidental costs as its only obligation under this lease. The Company has the option to purchase the property at any time during the lease term for a nominal value.

(5)  INTANGIBLE ASSETS:

     Intangible assets consist of the following at July 31-

                                                                               1997        1996
                                                                             -------     -------
       Goodwill, net of accumulated amortization of $2,582 and $2,197,
         respectively                                                        $13,492     $13,877
       License and trademarks, net of accumulated amortization of
         $2,041 and $1,736, respectively                                      10,159      10,464
       Deferred financing costs, net of accumulated amortization of
         $516 and $70, respectively (see Note 7)                               1,993       2,439
       Package design costs, net of accumulated amortization of $1,697
         and $953, respectively                                                1,579       1,725
                                                                             -------     -------

                                                                             $27,223     $28,505
                                                                             =======     =======

     In addition, intangible assets on the accompanying combined balance sheets include an intangible pension asset of $388 and $421 in 1997 and 1996, respectively (see Note 8).

(6)  INCOME TAXES:

     Income taxes, applicable to income before extraordinary item, are comprised of the following at July 31, 1996 and 1995-

                                                        1996         1995
                                                      -------      -------
     Current-
       Federal                                        $ 1,481      $ 1,675
       State and local taxes                              794          523
                                                      -------      -------

                                                        2,275        2,198
                                                      -------      -------
     Deferred-
       Federal                                         (1,936)         (50)
       State and local taxes                             (484)         (13)
                                                      -------      -------

                                                       (2,420)         (63)
                                                      -------      -------

            Provision (benefit) for income taxes      ($  145)     $ 2,135
                                                      =======      =======

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(6)  INCOME TAXES (continued):

     The provision (benefit) for income taxes differs from the amount computed by applying the statutory Federal income tax rate to the income before provision (benefit) for income taxes for the following reasons for fiscal 1996 and 1995-

                                                                  1996         1995
                                                                 -------      -------
     Statutory tax provision                                     $ 2,048      $ 1,497
     Increase (decrease) in taxes resulting from-
       State income taxes, net of Federal income tax benefit         204          337
       Amortization of intangible assets                             211          299
       Reversal of deferred income taxes as a result of a
          change in the tax status of the Company                 (2,420)          --
       Other                                                        (188)           2
                                                                 -------      -------

                     Provision (benefit) for income taxes        ($  145)     $ 2,135
                                                                 =======      =======

(7)  LONG-TERM DEBT:

     On May 31, 1996, the Company (along with Mano, Mano Holdings I, LLC and Mano Holdings II, LLC) entered into a credit agreement with several financial institutions (the Credit Agreement). The Credit Agreement provides for the following: (1) $14,000 term loan A, due May 31, 2002, bearing interest at the Base Rate (defined as the higher of the Federal Funds Rate plus 1/2% or prime), plus 1 1/2% or Libor plus 2.5%; (2) $19,000 term loan B, due May 31, 2004 bearing interest at the Base Rate plus 2.0% or LIBOR plus 3.0%; (3) $11,000 term loan C, due May 31, 2002, bearing interest at the Base Rate plus 1 1/2% or Libor plus 2.5%; and (4) $15,000 revolving loan commitment based on eligible accounts receivable and inventory, as defined, including up to $3,000 of letters of credit due May 21, 2002, bearing interest at the Base Rate plus 1 1/2%, or Libor plus 2.5%. As of July 31, 1997, $5,000 is available for borrowing under this facility based upon this formula. Additionally, there is a commitment fee of 1/2% on certain unused balances of the revolving loan commitment, as defined. At July 31, 1997 and 1996, there were no outstanding balances under the revolving loan commitment.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(7)  LONG-TERM DEBT (continued):

     The Credit Agreement contains restrictions, all of which the Company was in compliance with at July 31, 1997 relating to, among others, material adverse changes in operations or affairs, capital expenditures, the payment of dividends and the maintenance of various financial requirements, including, among others, interest coverage ratio, fixed charge coverage ratio, leverage ratio and minimum EBITDA, each as defined in the Credit Agreement.

     Pursuant to entering into the Credit Agreement, the Company incurred deferred financing costs of approximately $2,500 which are included in intangible assets in the accompanying balance sheet. Additionally, approximately $1,109 of deferred financing costs were written-off in fiscal 1996 pursuant to the Agreement refinancing. Furthermore, the Company incurred a prepayment penalty upon terminating the Agreement of approximately $2,166. These amounts, net of related income tax benefits of $1,310, are reflected as an extraordinary item in the statements of operations.

     The Credit Agreement is secured by substantially all of the Company assets and guaranteed by both MANO and KBMC.

     Aggregate amounts of long-term debt maturing each of the five years subsequent to July 31, 1997, and thereafter are as follows-

     1998                                                           $ 3,157
     1999                                                             3,650
     2000                                                             4,637
     2001                                                             5,623
     2002                                                             6,116
     Thereafter                                                      17,576
                                                                    -------

                                                                    $40,759
                                                                    =======

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(8)  EMPLOYEE BENEFITS:

     Pension Plan-

     The Company maintains a defined benefit pension plan (the Plan) administered by a trust, which covers substantially all employees who meet certain eligibility requirements, and provides for pension, death and disability benefits. Contributions are made by the Company and contributing employees. The Company's funding policy is to contribute amounts to the Plan sufficient to meet the minimum funding requirements set forth by the Employee Retirement Income Security Act of 1974. In fiscal 1997, 1996 and 1995, the Company funded additional amounts to the Plan. Accordingly, contributions for the year ended July 31, 1997, 1996 and 1995 amounted to $605, $541 and $300, respectively. Benefits for salaried employees are based on the highest five consecutive years of compensation during the last fifteen years of employment preceding retirement. Benefits for hourly employees are based on various monthly amounts for each year of credited service.

     Net periodic pension expense for the years ended July 31, 1997, 1996 and 1995, and assumptions used were as follows-

                                                         1997          1996          1995
                                                        -------       -------       -------
     Service cost, benefits earned during the year      $   213       $   237       $   214
     Interest cost on projected benefit obligations         889           893           877
     Actual return on assets                             (1,159)         (502)       (1,151)
     Net amortization and deferral                          379          (250)          419
                                                        -------       -------       -------

                   Net periodic pension cost            $   322       $   378       $   359
                                                        =======       =======       =======

     Assumed discount rate                                 7.50%         8.25%         8.25%
     Assumed rate of compensation increases                4.00          5.00          5.00
     Expected long-term rate of return on assets           9.25          9.25          9.25

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(8)  EMPLOYEE BENEFITS (continued):

     Presented below is a reconciliation of the funded status of the Plan to amounts recorded on the balance sheets at July 31-

                                                                               1997          1996
                                                                             --------      --------
     Actuarial present value of benefit obligations-
        Accumulated benefit obligation, including vested benefits
          of $11,332 and $10,672 in 1997 and 1996, respectively              $ 11,660      $ 10,932
                                                                             ========      ========

     Projected benefit obligation for services rendered to date              ($12,264)     ($11,553)
     Plan assets at fair value                                                  9,969         9,160
                                                                             --------      --------

                   Projected benefit obligation in excess of plan assets       (2,295)       (2,393)

     Unrecognized net loss                                                        839           622
     Prior service cost not yet recognized in net periodic pension cost           388           421
     Adjustment required to recognize minimum liability                          (623)         (421)
                                                                             --------      --------

                   Net pension liability                                     ($ 1,691)     ($ 1,771)
                                                                             ========      ========

     At July 31, 1997 and 1996, the Company recorded an additional liability of $623 and $421, respectively, representing the minimum liability of the unfunded accumulated benefit obligation with an offsetting intangible asset at July 31, 1997 and 1996 of $388 and $421, respectively, and a reduction in equity at July 31, 1997 of $235.

     Substantially all of the Plan assets are invested in unallocated insurance contracts, U. S. Government obligations, mutual funds and marketable debt securities.

     Unit Option Plan-

     Effective May 31, 1996, MANO Holdings I, LLC adopted a Unit Option Plan (the Plan) for executives and other key employees. Under the terms of the Plan, the purchase price of shares of units subject to each option granted is based on the fair market value of the shares at the date of grant. Vesting of options occurs on an annual basis and is dependent upon the achievement of predetermined targets or the discretion of the MANO Holdings I, LLC Board of Managers. Ultimately, all options will vest on the seventh or ninth anniversary of the date of grant and must be exercised no later than seven to ten years from the date of grant.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(8)  EMPLOYEE BENEFITS (continued):

     At July 31, 1997 and 1996, 4,666 shares of units were authorized for issuance and 3,217 and 2,977 shares of units, respectively, were outstanding at amounts ranging from $800 to $1,800 per share. At July 31, 1997 and 1996, 2,627 and 2,114 of such shares of units, respectively, were vested and are exercisable.

     Effective August 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." As permitted by the statement, the Company has elected to continue to account for stock-based compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25. Accordingly, no compensation expense has been recognized for stock-based compensation, since the options granted were at prices that equaled or exceeded their estimated fair market value at the date of grant. If compensation expense for the Company's unit options issued in 1996 had been determined based on the fair value method of accounting, the Company's net income for the year ended July 31, 1996 would have been reduced to the pro forma amount indicated below-

     Net income-
     As reported                                                     $1,932
                                                                     ======
     Pro forma                                                       $1,812
                                                                     ======

     The fair value of issued unit options is estimated on the date of grant using the minimum value method incorporating the following assumptions for options granted in 1996: no dividend yield or volatility factor; risk free interest rate of 7.0% and an expected life of the options of seven years. The Company did not issue options during 1997.

     Postretirement Benefits
     Other Than Pensions-

     The Company provides certain postretirement benefits covering non-union salaried employees hired prior to February 1, 1991. These benefits include health care and life insurance for eligible retirees. The Company's obligation is funded on a pay as you go basis.

     Effective August 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions." The cumulative effect as of August 1, 1995 of adopting SFAS No. 106 was a one-time charge of $754, after the related income tax benefit of $502.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(8)  EMPLOYEE BENEFITS (continued):

     The following table reconciles the Plan's funded status to the accrued postretirement health care cost liability as of July 31-

                                                           1997       1996
                                                          ------     ------

     Accumulated postretirement benefit obligation-
        Retiree and beneficiaries                         $  622     $  397
        Eligible actives                                     192        445
        Ineligible actives                                   835        479
                                                          ------     ------

                   Total                                   1,649      1,321

     Unrecognized net loss                                   228         --
     Plan assets at fair value                                --         --
                                                          ------     ------

     Net postretirement benefit liability                 $1,421     $1,321
                                                          ======     ======

     Net periodic postretirement benefit cost for the years 1997 and 1996 included the following components-

                                                            1997       1996
                                                            ----       ----

     Service cost                                           $ 71       $ 35
     Interest cost                                           113         98
                                                            ----       ----

                Net postretirement benefit cost             $184       $133
                                                            ====       ====

     For purposes of calculating the accumulated postretirement benefit obligation, the following assumptions were made. The retiree medical trend rates range from a maximum of 8.5% decreasing gradually to 5% by the year 2010. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.5%.

     The health care cost trend rate assumption has an effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of July 31, 1997 and 1996 by $219 and $170, respectively, and the aggregate of the service and interest cost components of the net periodic postretirement benefit cost for the years 1997 and 1996 by $27 and $20, respectively.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (concluded)

                (dollars in thousands, except share/unit amounts)


(9)  COMMITMENTS AND CONTINGENCIES:

     Operating Leases-

     The Company has noncancellable operating leases expiring from February 1998 through September 2002. Rental expense for the years ended July 31, 1997, 1996 and 1995, was approximately $195, $363 and $595, respectively. The future minimum annual rental commitment under all operating leases is not material.

     Purchase Commitments-

     The Company enters into purchase contracts with certain vendors. At July 31, 1996 and 1997, purchase commitments related to these contracts were approximately $2,100 and $850, respectively.

(10) ACCRUED LIABILITIES:

     Included in accrued liabilities at July 31, 1997 and 1996 is approximately $448 and $355, respectively, principally related to a severance agreement covering a former owner of the Company.

(11) DISTRIBUTORSHIP AGREEMENT:

     In May 1997, the Company entered into a Distributorship Agreement whereby it received cash, net of expenses, of $1,000 in exchange for providing exclusive territory rights to a third-party distributor. The transaction had no effect on the statement of operations. Concurrently, the Company and the distributor entered into an Inventory Purchase Agreement which provides for the purchase of goods by the distributor at "replacement cost," as defined, and a royalty arrangement, as defined.

(12) RELATED PARTY TRANSACTION:

     The Company paid a management fee of approximately $410, $104 and $0 in 1997, 1996 and 1995, respectively, to a related party.

                            MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                        CONDENSED COMBINED BALANCE SHEETS
                    (dollars in thousands, except share data)

                                                                     April 30,     July 31,
                                                                       1998          1997
                                                                     --------      --------
                                                                    (unaudited)
                                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                       $  1,995      $  3,115
     Accounts receivable, net of allowance for doubtful accounts
       of $324 and $700, respectively                                  17,361         6,381
     Inventories                                                        6,593         9,217
     Prepaid expenses and other current assets                            261           898
                                                                     --------      --------
          Total current assets                                         26,210        19,611
PROPERTY, PLANT AND EQUIPMENT, net                                     11,823        12,202
INTANGIBLE ASSETS, net                                                 26,594        27,611
OTHER ASSETS                                                              139           139
                                                                     --------      --------
          Total assets                                               $ 64,766      $ 59,563
                                                                     ========      ========

                         LIABILITIES AND EQUITY
CURRENT LIABILITIES:
     Current portion of long-term debt                               $  3,382      $  3,157
     Revolving line of credit                                           2,250            --
     Accounts payable                                                   2,500         2,424
     Accrued liabilities                                                4,779         2,002
                                                                     --------      --------
          Total current liabilities                                    12,911         7,583
LONG-TERM DEBT                                                         34,782        37,602
LONG-TERM LIABILITIES                                                   4,380         4,434
                                                                     --------      --------
          Total liabilities                                            52,073        49,619
                                                                     --------      --------
COMMITMENTS AND CONTINGENCIES
EQUITY:
     Partners' equity                                                  15,000        15,000
     Common stock, $.01 par value per share, 5,457 shares
        outstanding                                                        --            --
     Accumulated deficit                                               (2,307)       (5,056)
                                                                     --------      --------
                                                                       12,693         9,944
                                                                     --------      --------
          Total liabilities and equity                               $ 64,766      $ 59,563
                                                                     ========      ========



The accompanying notes are an integral part of these condensed combined statements.

                            MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                   CONDENSED COMBINED STATEMENTS OF OPERATIONS

            FOR THE NINE MONTH PERIODS ENDED APRIL 30, 1998 AND 1997
                             (dollars in thousands)
                                   (unaudited)


                                                           1998          1997
                                                         --------      --------

NET REVENUES                                             $ 43,816      $ 46,068
ROYALTIES                                                     665           319
                                                         --------      --------

     Total revenues                                        44,481        46,387
COST OF SALES                                              27,442        28,450
                                                         --------      --------

     Gross profit                                          17,039        17,937

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES,
     including amortization of intangible assets
     of $1,094 in 1998 and $1,087 in 1997, respectively     7,658         8,492
                                                         --------      --------

     Operating income                                       9,381         9,445

INTEREST EXPENSE                                           (3,090)       (3,388)
                                                         --------      --------

     Net income                                          $  6,291      $  6,057
                                                         ========      ========



PRO FORMA INFORMATION:

     Income tax provision                                $  2,735      $  2,749
                                                         ========      ========
     Net income                                          $  3,556      $  3,308
                                                         ========      ========



The accompanying notes are an integral part of these condensed combined statements.

                            MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                CONDENSED COMBINED STATEMENT OF CHANGES IN EQUITY

                 FOR THE NINE MONTH PERIOD ENDED APRIL 30, 1998
                    (dollars in thousands, except share data)
                                   (unaudited)

                                                   Partners'   Accumulated
                                       Shares       Equity       Deficit        Total
                                      --------     --------     --------      --------
BALANCE AT AUGUST 1, 1997                5,457     $ 15,000     $ (5,056)     $  9,944
Net income                                  --           --        6,291         6,291
Distributions to members/partners           --           --       (3,542)       (3,542)
                                      --------     --------     --------      --------
BALANCE AT APRIL 30, 1998                5,457     $ 15,000     $ (2,307)     $ 12,693
                                      ========     ========     ========      ========





The accompanying notes are an integral part of these condensed combined statements.

                            MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS

            FOR THE NINE MONTH PERIODS ENDED APRIL 30, 1998 AND 1997
                             (dollars in thousands)
                                   (unaudited)

                                                                         1998          1997
                                                                       --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                        $  6,291      $  6,057
     Adjustments to reconcile net income to net cash used
       in operating activities-
          Depreciation and amortization                                   1,941         1,999
          Gain on sale of equipment                                        (150)           --
     Changes in assets and liabilities-
          Accounts receivable                                           (10,980)      (14,964)
          Inventories                                                     2,624           332
          Prepaid expenses and other current assets                         637           267
          Intangible assets                                                (396)         (551)
          Accounts payable and accrued liabilities                        2,853         1,240
          Long-term liabilities                                             (54)          755
                                                                       --------      --------
               Net cash provided by (used in) operating activities        2,766        (4,865)
                                                                       --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of equipment                                                (297)         (189)
     Proceeds on sale of equipment                                          298            --
                                                                       --------      --------
               Net cash provided by (used in) investing activities            1          (189)
                                                                       --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Distributions to members/partners                                   (3,542)       (2,268)
     Proceeds from revolving line of credit                               2,250         9,800
     Term loan repayments                                                (2,595)       (2,025)
                                                                       --------      --------
               Net cash (used in) provided by financing activities       (3,887)        5,507
                                                                       --------      --------
               (Decrease) increase in cash and cash equivalents          (1,120)          453
CASH AND CASH EQUIVALENTS, beginning of period                            3,115         1,811
                                                                       --------      --------
CASH AND CASH EQUIVALENTS, end of period                               $  1,995      $  2,264
                                                                       ========      ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the period for-
          Interest                                                     $  3,161      $  3,156



The accompanying notes are an integral part of these condensed combined statements.

                            MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                             (dollars in thousands)
                                   (unaudited)


1.       Basis of Presentation

     The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles. The condensed combined financial statements include the accounts of MANO Holdings Corporation ("MANO") and KBMC Acquisition company, L.P. ("KBMC") and their combined wholly-owned subsidiary, The B. Manischewitz Company, LLC (the "Company"). Both MANO and KBMC are holding companies whose sole asset is its respective investment in the Company.

     In June 1997, the Company sold its Chicago distribution subsidiary. The statement of operations for the nine months ended April 30, 1997 includes revenues of $4.1 million and operating income of $300,000 from this subsidiary.

     For a summary of the Company's accounting principles and other footnote information, reference is made to the Company's July 31, 1997 combined financial statements. All adjustments, consisting of a normal and recurring nature, necessary for the fair presentation of the results of operations for the interim periods covered by this report have been included. The results of operations for the nine month period ended April 30, 1998 is not necessarily indicative of the operating results for the full year.

2.   Inventories

     Inventories consisted of the following at April 30, 1998-
                Raw materials                                        $2,175
                Finished goods                                        4,418
                                                                     ------
                                                                     $6,593
                                                                     ======

     Substantially all inventories are accounted for using the lower of the last-in, first-out ("LIFO") cost method or market. Had the first-in, first-out
(FIFO) method been used, inventories would have been approximately $241 greater than that reported under the LIFO method at April 30, 1998.

3.   Income Taxes

     MANO has elected to be taxed as an S Corporation for Federal income tax purposes. KBMC is organized as a limited liability partnership. Accordingly, no provision has been made for Federal or state income tax purposes on the accompanying condensed combined financial statements.

                            MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (CONCLUDED)

4.   Related Party Transactions

     The Company paid a management fee of $344 and $360 through the nine months ended April 30, 1998 and 1997, respectively, to a related party.

5.   Subsequent Event

     Effective March 3, 1998, R.A.B. Enterprises, Inc., a wholly-owned subsidiary of R.A.B. Holdings, Inc., entered into a purchase agreement with MANO Holdings I, LLC, KBMC, MANO and the stockholders of MANO to acquire all of the outstanding membership interests of the Company. On May 1, 1998, R.A.B. Enterprises, Inc. acquired all of the outstanding interests of the Company for approximately $124.7 million less outstanding long-term debt and certain other specified deductions.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of R.A.B. Holdings, Inc.
New York, New York

We have audited the accompanying statements of operations of Millbrook Distribution Services Inc., (a then wholly-owned subsidiary of McKesson Corporation), for the fiscal years ended March 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of operations present fairly, in all material respects, the results of operations of Millbrook Distribution Services Inc. for the fiscal years ended March 31, 1997 and 1996 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

April 30, 1998
New York, New York

                         MILLBROOK DISTRIBUTION SERVICES INC.

                               STATEMENTS OF OPERATIONS
                          YEARS ENDED MARCH 31, 1997 AND 1996
                                    (In thousands)


                                                        1997            1996
                                                      ---------       ---------


Revenues                                              $ 476,175       $ 563,099


Costs and expenses
       Cost of sales                                    364,762         430,398
       Selling                                           45,280          54,961
       Distribution and warehousing                      38,170          42,281
       General and administrative                        20,588          21,848
                                                      ---------       ---------

                   Total costs and expenses             468,800         549,488
                                                      ---------       ---------


Operating income                                          7,375          13,611


Interest expense, net                                     3,843           4,708
Non-operating income, other                                 (69)         (1,600)
                                                      ---------       ---------


Income before provision for income taxes                  3,601          10,503


Provision for income taxes                                1,660           4,334
                                                      ---------       ---------


Net income                                            $   1,941       $   6,169
                                                      =========       =========


                     See notes to statements of operations.

                      MILLBROOK DISTRIBUTION SERVICES INC.

                        NOTES TO STATEMENTS OF OPERATIONS


1.   Summary Of Significant Accounting Policies

          Basis of Presentation - On March 31, 1997, R.A.B. Holdings, Inc. acquired Millbrook Distribution Services Inc. (the "Company") from McKesson Corporation (the "Former Parent"). The statements of operations of the Company are based on historical results and, accordingly, do not reflect purchase accounting adjustments or interest associated with debt incurred to finance the acquisition. Additionally, the Company's Former Parent managed cash and financing requirements centrally; as such the interest expense and related intercompany borrowings were based on the then existing capital structure. Additionally, the Former Parent provided certain corporate and general and administrative services, including, among other things, treasury, certain financial reporting, data processing and legal services. Accordingly, the operations of the Company include an allocation of expenses for such services. The allocation of expenses is comprised of
     (i) the number of hours incurred at the applicable pay rate; (ii) data processing time utilized at the applicable rate; and (iii) out-of-pocket expenses, related to the services provided. In the opinion of management, this methodology provides a reasonable basis for such allocation. The results of operations of the Company may differ from results that may have been achieved had the Company operated as an independent entity.

          Use of Estimates - The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          Fiscal Year - The Company's fiscal year ends on March 31.

          Inventories - Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method. At March 31, 1997 and 1996, the replacement cost of inventories valued using the LIFO method exceeded the net carrying amount of such inventories by approximately $8.0 million and $8.5 million, respectively.

          Property, Plant and Equipment - Property, plant and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the following estimated useful lives:

             Buildings and improvements.....................   7-35   years
             Machinery and equipment........................   2-15   years
             Rolling stock..................................   3- 8   years

                      MILLBROOK DISTRIBUTION SERVICES INC.
                  NOTES TO STATEMENTS OF OPERATIONS (CONTINUED)


1.   Summary Of Significant Accounting Policies (Continued)

          Expenditures which significantly increase value or extend useful lives are capitalized, while ordinary maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets replaced, retired or disposed of are removed from the accounts and any related gains or losses are reflected in operations. Total depreciation expense was $ 3.0 million and $ 3.1 million for the fiscal years ended March 31, 1997 and 1996, respectively.

          Long-Lived Assets - The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Such changes in circumstances may include, among other factors, a significant change in technology that may render an asset obsolete or noncompetitive or a significant change in the extent or manner in which an asset is used. The assessment for potential impairment is based upon the Company's ability to recover the unamortized balance of its long-lived assets from expected future cash flows on an undiscounted basis (without interest charges). If such expected future cash flows are less than the carrying amount of the asset, an impairment loss would be recorded.

          Revenue Recognition - Revenue is recognized when products are shipped or services are provided to customers. Provisions are recorded for returns and allowances and bad debts.

          Income Taxes - The results of operations of the Company were included in the consolidated Federal income tax return of its Former Parent. The provision for income taxes was determined as though the Company filed a separate Federal income tax return without regard to any tax attributes of other taxable years.

          Business - The Company is one of the nation's largest independent value-added distributors of health and beauty care, general merchandise and specialty and natural food products.

2.   Leases

          The Company leases certain facilities, machinery and vehicles under various non-cancelable operating lease agreements. The Company is required to pay property taxes, insurance and normal maintenance costs for certain of its facilities. Total rent expense for all operating leases was $5.3 million and $6.4 million for the fiscal years ended March 31, 1997 and 1996, respectively.

3.   Non-Operating Income, Other

          During the fiscal year ended March 31, 1997, the Company sold a distribution center facility in Lincoln, Nebraska resulting in a gain of approximately $1.5 million.

                      MILLBROOK DISTRIBUTION SERVICES INC.
                  NOTES TO STATEMENTS OF OPERATIONS (CONCLUDED)


4.   Income Taxes

          The provision for income taxes for the fiscal years ended March 31, 1997 and 1996 is based on income recognized for financial statement purposes. A reconciliation of the statutory United States Federal income tax rate to the Company's effective income tax rate for the fiscal years ended March 31, 1997 and 1996 follows:

                                                                1997      1996
                                                               ------     -----

     Statutory rate ........................................    35.0%     35.0%
     State income taxes, net of Federal benefit ............     4.6       4.6
     Other, principally meals and entertainment disallowance     6.5       1.7
                                                                ----      ----
                                                                46.1%     41.3%
                                                                ====      ====

5.   Employee Benefit Plans

          Retirement and Savings Plan - The Company's Former Parent had a retirement and savings plan ("401(k) Plan") covering substantially all of its employees. The 401(k) Plan provided for matching contributions by the Company which amounted to approximately $1.4 million for each of the fiscal years ended March 31, 1997 and 1996.

          Deferred Compensation - In 1984, a predecessor of Millbrook implemented a deferred compensation plan in the form of a non-qualified defined benefit plan and a supplemental retirement plan which permitted former officers and certain management employees, at the time, to defer portions of their compensation and to earn specified maximum benefits upon retirement. These plans do not allow new participants.

6.   Related Party Transactions

          As described in Note 1, the Company's Former Parent provided certain corporate and general and administrative services to the Company which totaled approximately $2.5 million and $2.3 million for the fiscal years ended March 31, 1997 and 1996, respectively.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

================================================================================


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information............................................3
Prospectus Summary.............................................................4
Summary Financial Data........................................................18
Risk Factors..................................................................21
The Transactions..............................................................28
Use of Proceeds...............................................................28
Capitalization................................................................29
Unaudited Pro Forma Condensed Consolidated
   Statements of Operations...................................................30
Selected Historical Financial Data............................................36
Management's Discussion and Analysis of
   Financial Condition and Results of Operations..............................41
Business......................................................................51
Management....................................................................62
Certain Transactions..........................................................66
Securities Ownership of Certain
   Beneficial Owners..........................................................68
The Exchange Offers...........................................................69
Description of the New Notes of Enterprises...................................77
Description of the New Notes of Holdings.....................................112
Description of Credit Agreement..............................................144
Book - Entry; Delivery and Form..............................................145
Plan of Distribution.........................................................146
Federal Income Tax Consequences..............................................147
Legal Matters................................................................147
Experts......................................................................148
Index to Financial Statements................................................F-1

We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or to buy any of the securities in any jurisdiction where it is unlawful. The information is this prospectus is current as of _______, 1999.




                                 EXCHANGE OFFERS

                                       For

                              R.A.B. Holdings, Inc.

                                   $48,000,000
                            13% Senior Notes Due 2008


                                       And


                            R.A.B. Enterprises, Inc.

                                  $120,000,000
                          10-1/2% Senior Notes Due 2005




                                   Prospectus



                                __________, 1998








================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.   Indemnification of Directors and Officers.

     Delaware law authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The certificate of incorporation, as amended, of each corporate Co-Registrant limits the liability of each corporate Co-Registrant's directors to each corporate Co-Registrant or its stockholders to the fullest extent permitted by the Delaware law as in effect from time to time. Specifically, directors of each corporate Co-Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to each corporate Co-Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The certificate of incorporation, as amended, of each corporate Co-Registrant provides that each corporate Co-Registrant shall indemnify its officers and directors and former officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DECL."). Pursuant to the provisions of section 145 of the DECL., each corporate Co-Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of each Issuer) by reason of the fact that he is or was a director, officer, employee, or agent of each corporate Co-Registrant, against any and all expenses, judgments, fines, and amounts paid in actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest or not opposed to the best interest, of each corporate Co-Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of each corporate Co-Registrant as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The DECL. further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Co-Registrant The B. Manischewitz Company, LLC (the "LLC"), through its Operating Agreement, is empowered by the Delaware Limited Liability Company Act (the "Act"), to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Article II of the Operating Agreement provides as follows:

          2.8 Limitation of Liability. Except as otherwise provided in the Act, no Member of the LLC shall be obligated personally for any debt, obligation or liability of the LLC or of any other Member solely by reason of being a Member of the LLC. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the LLC. No member shall have any responsibility to restore any negative balance in his capital account or to contribute to or in respect of the liabilities or obligations of the LLC except as required by the Act or other applicable law.

Article IV of the Operating Agreement provides as follows:

          4.1 Right to Indemnification. Except as limited by law and subject to the provisions of this Article, each Member, Officer and Manager (an "Indemnitee") shall be entitled to be indemnified and held harmless against any and all losses, liabilities and expenses, including attorneys' fees, arising from proceedings in which the Indemnitee may be involved, as a party or otherwise, by reason of its being a Member or Manager of the LLC, or by reason of its involvement in the management of the affairs of the LLC, whether or not it continues to be such at the time any such loss, liability or expense is paid or incurred. The rights of indemnification provided in this Article will be in addition to any rights to which the Indemnitee may otherwise be entitled by contract or as a matter of law and shall extend to its successors and assigns. In particular, and without limitation of the foregoing, the Indemnitee shall be entitled to indemnification by the LLC against reasonable expenses (as incurred), including attorneys' fees, incurred by the Indemnitee in connection with the defense of any action to which the Indemnitee may be made a party to the fullest extent permitted under the provisions of the Act or any other applicable statute.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling each co-registrant pursuant to the foregoing provisions, each co-registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 21.   Exhibits and Financial Statement Schedules.

     (a) Exhibits:

Exhibit
  No.                Description of Document
  ---                -----------------------

2.1 Purchase Agreement dated as of March 3, 1998 among R.A.B. Food Holdings, Inc., MANO Holdings I, LLC, KBMC Acquisition Company, L.P., MANO Holdings Corporation and the stockholders of MANO Holdings Corporation.*

3.1    Certificate of Incorporation of R.A.B. Holdings, Inc.*

3.2    Certificate of Amendment of Incorporation of R.A.B. Holdings, Inc.*

3.3    Bylaws of R.A.B. Holdings, Inc.*

3.4    Certificate of Incorporation of R.A.B. Enterprises, Inc.*

3.5    Amendment of Certificate of Incorporation of R.A.B. Enterprises, Inc.*

3.6    Bylaws of R.A.B. Enterprises, Inc.*

3.7    Certificate of Incorporation of Millbrook Distribution Services Inc.*

3.8    Bylaws of Millbrook Distribution Services Inc.*

3.9    Certificate of Formation of The B. Manischewitz Company, LLC.*

3.10   Operating Agreement of The B. Manischewitz Company, LLC.*

4.1 Indenture, dated as of May 1, 1998, among R.A.B. Holdings, Inc. and PNC Bank, National Association, as Trustee, relating to the Holdings Notes.*

4.2    Form of Old Holdings Note (included as Exhibit A to Exhibit 4.1 hereto).

4.3    Form of New Holdings Note (included as Exhibit B to Exhibit 4.1 hereto).

4.4 Indenture, dated as of May 1, 1998, among R.A.B. Enterprises, Inc. and PNC Bank, National Association, as Trustee, relating to the Old Enterprises Notes.*

4.5 Form of Old Enterprises Note (included as Exhibit A to Exhibit 4.4 hereto).

4.6 Form of New Enterprises Note (included as Exhibit B to Exhibit 4.4 hereto).

4.7 Exchange and Registration Rights Agreement, dated as of May 1, 1998 between Holdings and Chase Securities Inc. relating to the Old Holdings Notes.*

4.8 Exchange and Registration Rights Agreement, dated as of May 1, 1998 among Enterprises, the Guarantors named therein and Chase Securities Inc. relating to the Old Enterprises Notes.*

4.9 Purchase Agreement, dated April 28, 1998 among Holdings, Enterprises, Millbrook and Chase Securities, Inc. *

5.1 Opinion of Parker Chapin Flattau & Klimpl, LP as to the securities issued hereby.+

9.1    Form of Voting Agreement.**

10.1 Credit Agreement, dated as of May 1, 1998 among Millbrook, Manischewitz, the Lenders party thereto, The Chase Manhattan Bank, as administrative and collateral agent for the Lenders, and NationsBank, N.A., as Co-Agent and Documentation Agent.*

10.2 Stock Purchase Agreement dated as of February 21, 1997 between R.A.B. Holdings, Inc. and McKesson Corporation.**

12.1 Statement regarding Computation of Ratio of Earnings and Pro Forma Ratio of Earnings to Fixed Charges.**

21.1   List of subsidiaries of the Co-Registrants.*

23.1 Consent of Parker Chapin Flattau & Klimpl, LLP (to be included as part of the Parker Chapin Flattau & Klimpl, LLP opinion, filed as Exhibit 5.1 to the Registration Statement).+

23.2   Consent of Deloitte & Touche LLP.**

23.3   Consent of Deloitte & Touche LLP.**

23.4   Consent of Arthur Andersen LLP.**

24.1 Powers of Attorney for R.A.B. Holdings, Inc. (included on its signature page to the Registration Statement).*

24.2 Powers of Attorney for R.A.B. Enterprises, Inc. (included on its signature page to the Registration Statement).*

24.3 Powers of Attorney for Millbrook Distribution Services Inc. (included on its signature page to the Registration Statement).*

24.4 Powers of Attorney for The B. Manischewitz Company, LLC (included on its signature page to the Registration Statement).*

25.1 Statement on Form T-1 of eligibility of trustee for new notes of Holdings.*

25.2 Statement on Form T-1 of eligibility of trustee for new notes of Enterprises.*

27.1   Financial Data Schedule of R.A.B. Holdings, Inc.**

27.2   Financial Data Schedule of R.A.B. Enterprises, Inc.**

99.1   Form of Letter of Transmittal for new notes of Enterprises.**

99.2   Form of Notice of Guaranteed Delivery for new notes of Enterprises.**

99.3   Form of Letter of Transmittal for new notes of Holdings.**

99.4   Form of Notice of Guaranteed Delivery for new notes of Holdings.**

----------
*    Previously filed.

**   Filed herewith.

+    To be filed by amendment.

     (b) Financial Statement Schedules:

     The following Financial Statement Schedules are included in this Registration Statement.

R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.

          Independent Auditors' Report                           S-1
          I - Condensed Financial Information of Registrants     S-2 to S-9
          II - Valuation and Qualifying Accounts                 S-10

MANO Holdings Corporation
and KBMC Acquisition Company, LP

          Report of Independent Public Accountants               S-11
          II - Valuation and Qualifying Accounts                 S-12

     All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are not applicable, and therefore have been omitted.


Item 22.  Undertakings

     (a) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (l) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on the 29th day of December, 1998.

                                     R.A.B. HOLDINGS, INC.


                                     /s/ Richard A. Bernstein
                                     ------------------------------------
                                     Richard A. Bernstein, President
                                     and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

/s/ Richard A. Bernstein          Chairman, President, Chief Executive Officer and        December 29, 1998
----------------------------      Director
Richard A. Bernstein                    (principal executive officer)

/s/ Steven M. Grossman            Executive Vice President, Chief Financial Officer,      December 29, 1998
----------------------------      Treasurer and Director
Steven M. Grossman                       (principal financial and accounting officer)


/s/ Lewis J. Korman*              Vice Chairman and Director                              December 29, 1998
----------------------------
Lewis J. Korman

/s/ Richard H. Hochman*           Director                                                December 29, 1998
----------------------------
Richard H. Hochman

/s/ Michael A. Pietrangelo*       Director                                                December 29, 1998
----------------------------
Michael A. Pietrangelo

/s/ Jenny Morgenthau*             Director                                                December 29, 1998
----------------------------
Jenny Morgenthau

*By: /s/ Steven M. Grossman
     -----------------------------
       Name:    Steven M. Grossman
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on the 29th day of December, 1998.

                                    R.A.B. ENTERPRISES, INC.



                                    /s/ Richard A. Bernstein
                                    --------------------------------------
                                    Richard A. Bernstein, President
                                    and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

/s/ Richard A. Bernstein          Chairman, President, Chief Executive Officer and        December 29, 1998
--------------------------        Director
Richard A. Bernstein                    (principal executive officer)


/s/ Steven M. Grossman            Executive Vice President, Chief Financial Officer,      December 29, 1998
--------------------------        Treasurer and Director
Steven M. Grossman                      (principal financial and accounting officer)

/s/ Lewis J. Korman*              Vice Chairman and Director                              December 29, 1998
--------------------------
Lewis J. Korman

/s/ James A. Cohen                Senior Vice President - Legal Affairs, Secretary        December 29, 1998
--------------------------        and Director
James A. Cohen

*By: /s/ Steven M. Grossman
     ------------------------------
        Name:  Steven M. Grossman
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on the 29th day of December, 1998.

                                    MILLBROOK DISTRIBUTION SERVICES INC.



                                    /s/ Robert A. Sigel*
                                    --------------------------------------
                                    Robert A. Sigel, President
                                    and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:


/s/ Richard A. Bernstein          Chairman and Director                                  December 29, 1998
-------------------------            (principal executive officer)
Richard A. Bernstein

/s/ Robert A. Sigel*              President, Chief Executive Officer  and                December 29, 1998
-------------------------         Director
Robert A. Sigel

/s/ Steven M. Grossman            Executive Vice President - Finance and                 December 29, 1998
-------------------------         Administration, Treasurer and Director
Steven M. Grossman                   (principal financial officer)

/s/ James A. Cohen                Senior Vice President - Legal Affairs, Secretary       December 29, 1998
-------------------------         and Director
James A. Cohen

*By: /s/ Steven M. Grossman
     ------------------------------
       Name:    Steven M. Grossman
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on the 29th day of December, 1998.

                                      THE B. MANISCHEWITZ COMPANY, LLC



                                      /s/ Richard A. Bernstein
                                      --------------------------------------
                                      Richard A. Bernstein, Managing Member


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:



/s/ Richard A. Bernstein          Chairman, President, Chief Executive Officer           December 29, 1998
----------------------------      and Manager
Richard A. Bernstein                  (principal executive officer)

/s/ Steven M. Grossman            Executive Vice President, Chief Financial              December 29, 1998
----------------------------      Officer, Treasurer and Manager
Steven M. Grossman                    (principal financial officer)

/s/ James A. Cohen                Senior Vice President - Legal Affairs, Secretary       December 29, 1998
----------------------------      and Manager
James A. Cohen

INDEPENDENT AUDITORS' REPORT

To The Board of Directors and Stockholders of
R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.
New York, New York

We have audited the (i) consolidated balance sheets of R.A.B. Holdings, Inc. and subsidiaries as of March 31, 1998 and March 31, 1997, and the related consolidated statements of operations and cash flows for the fiscal year ended March 31, 1998 and the consolidated statements of stockholders' equity for the period from May 6, 1996 (date of inception) to March 31, 1997 and for the fiscal year ended March 31, 1998, and (ii) consolidated balance sheets of R.A.B. Enterprises, Inc. (a wholly owned subsidiary of R.A.B. Holdings, Inc.) and subsidiary as of March 31, 1998 and March 31, 1997, and the related consolidated statements of operations, stockholder's equity and cash flows for the fiscal year ended March 31, 1998, and have issued our reports thereon dated July 10, 1998. Such reports are included elsewhere in this Registration Statement. Our audits also included the financial statement schedules listed in Item 21(b). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



Deloitte & Touche LLP
July 10, 1998
New York, New York

                                                                     SCHEDULE I
                      R.A.B. HOLDINGS, INC.-PARENT ONLY

                                BALANCE SHEETS
                           MARCH 31, 1998 AND 1997
                                (In thousands)

                                                          1998           1997
                  ASSETS
Current Assets:
   Cash                                                 $       -     $     734
   Other current assets                                         4           231
                                                        ---------     ---------
      Total current assets                                      4           965
Investment in subsidiaries                                 11,282        10,100
                                                        ---------     ---------
                                                        $  11,286     $  11,065
                                                        =========     =========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                     $     109     $   1,061
Stockholders' equity:
   Preferred stock, $500 par value, 100,000 shares
      authorized, 20,000 shares of Series A issued
      and outstanding                                       9,906         9,906
   Common stock, $.01 par value, 100,000 shares
      authorized, 100,000 and 99,000 shares issued              1             1
   Additional paid-in capital                                  98            97
   Retained earnings                                        1,174             -
                                                        ---------     ---------
                                                           11,179        10,004

   Less cost of common stock in treasury-1,600 shares           2             -
                                                        ---------     ---------
      Total stockholders' equity                           11,177        10,004
                                                        ---------     ---------
                                                        $  11,286     $  11,065
                                                        =========     =========

                See notes to parent only financial statements.

                                                                     SCHEDULE I
                      R.A.B. HOLDINGS, INC.-PARENT ONLY

                           STATEMENT OF OPERATIONS
                   For the Fiscal Year Ended March 31, 1998
                                (In thousands)


General and administrative expenses                                   $      (8)
Net income from subsidiary operations                                     1,182
                                                                      ---------
Net income                                                            $   1,174
                                                                      =========


                See notes to parent only financial statements.

                                                                 SCHEDULE I

                     R.A.B. HOLDINGS, INC. - PARENT ONLY

                           STATEMENT OF CASH FLOWS
                   For the Fiscal Year Ended March 31, 1998
                                (In thousands)



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                               $    1,174
  Adjustments to reconcile net income to net cash
    used in operating activities:                              (1,182)
     Equity in net income of subsidiary
     Changes in assets and liabilities:
        Other assets and liabilties                              (725)
                                                           ----------
                                                                 (733)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                            1
  Purchase of treasury stock                                       (2)
                                                           ----------
      Net cash used in financing activities                        (1)


Net decrease in cash and cash equivalents                        (734)
Cash, beginning of period                                         734
                                                           ----------
Cash, end of period                                        $       -
                                                           ==========



                See notes to parent only financial statements.

                                                                    SCHEDULE I


                      R.A.B HOLDINGS, INC. - PARENT ONLY

                  NOTES TO PARENT ONLY FINANCIAL STATEMENTS


Basis of Presentation

      The accompanying financial statements are presented on the basis of recording investments in subsidiaries on the equity method of accounting.

                                                                     SCHEDULE I

                    R.A.B. ENTERPRISES, INC. - PARENT ONLY

                                BALANCE SHEETS
                           MARCH 31, 1998 AND 1997
                                (In thousands)



                                                        1998            1997
                                                        ----            ----
                ASSETS
Investments in subsidiary                           $  11,282       $  10,100
                                                    ---------       ---------
                                                    $  11,282       $  10,100
                                                    =========       =========

   LIABILITIES AND STOCKHOLDHER'S EQUITY
Stockholder's equity:

  Common stock, $1.00 par value, 200 shares
    authorized and issued                           $    -          $    -
  Additional paid-in capital                           10,100          10,100
  Retained earnings                                     1,182            -
                                                    ----------      ----------
                                                    $  11,282       $  10,100
                                                    ==========      ==========



                See notes to parent only financial statements.

                                                                   SCHEDULE I

                    R.A.B. ENTERPRISES, INC. - PARENT ONLY

                           STATEMENT OF OPERATIONS
                   For the Fiscal Year Ended March 31, 1998
                                (In thousands)



Net income from subsidiary operation                      $  1,182
                                                          ---------
Net income                                                $  1,182
                                                          =========


                See notes to parent only financial statements.

                                                                     SCHEDULE I

                      R.A.B. HOLDINGS, INC.-PARENT ONLY

                           STATEMENT OF CASH FLOWS
                   For the Fiscal Year Ended March 31, 1998
                                (In thousands)

Cash flows from operating activities:
   Net income                                                         $   1,182
   Adjustments to reconcile net income to net cash
      used in operating activities:
         Equity in net income of subsidiary                              (1,182)
                                                                      ---------
            Net cash from operating activities                                -

Net decrease in cash                                                          -
Cash, beginning of period                                                     -
                                                                      ---------
Cash, end of period                                                           -
                                                                      =========



                See notes to parent only financial statements.

                                                                     SCHEDULE I

                     R.A.B. ENTERPRISES, INC.-PARENT ONLY

                  NOTES TO PARENT ONLY FINANCIAL STATEMENTS


Basis of Presentation

        R.A.B. Enterprises, Inc. (the "Company") is a wholly owned-subsidiary of R.A.B. Holdings, Inc. ("Holdings"). On January 26, 1998, Holdings formed the Company and on May 1, 1998 contributed to the Company its wholly-owned subsidiary Millbrook Distribution Services Inc., which contribution has been accounted for as an "as if" pooling of interests.

        The accompanying financial statements are presented on the basis of recording an investment in subsidiary on the equity method of accounting.

R.A.B. HOLDINGS, INC.
R.A.B. ENTERPRISES, INC.

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FISCAL YEAR ENDED MARCH 31, 1998 (IN THOUSANDS)

                                                                Additions
                                                     ------------------------------
                                      Balance at      Charged to         Charged to                      Balance at
                                      beginning       costs and            other                            end
             Description              of period        expenses          Accounts      Deductions(1)      of period
--------------------------           ----------       ----------         ----------    -------------      ---------
Allowance for doubtful accounts      $ 2,251             415                30              (255)          $2,441


(1) Amounts written off.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MANO Holdings Corporation and
KBMC Acquisition Company, L.P.:

We have audited in accordance with generally accepted auditing standards, the combined financial statements of MANO Holdings Corporation and KBMC Acquisition Company, L.P. included in this Registration Statement and have issued our report thereon dated September 24, 1997. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 21 (b) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Roseland, New Jersey
September 24, 1997

MANO HOLDINGS CORPORATION AND KBMC ACQUISITION COMPANY, L.P.

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FISCAL YEARS ENDED JULY 31, 1995, 1996 AND 1997 (IN THOUSANDS)


                                                          Additions
                                                    ------------------------
                                      Balance at    Charged to    Charged to                  Balance at
                                      beginning     costs and       other                         end
Description                           of period     expenses       accounts     Deductions     of period
-------------------------------       ----------    ----------    ----------    ----------    ----------
Fiscal year ended July 31, 1995
  Allowance for doubtful accounts      $   325             6            -              -       $   331

Fiscal year ended July 31, 1996
  Allowance for doubtful accounts      $   331          (116)          35              -       $   250

Fiscal year ended July 31, 1997
  Allowance for doubtful accounts      $   250           450            -              -       $   700